   As filed with the Securities and Exchange Commission on January 29, 1998
                                                    Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -----------------------
                            NEWPARK RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                         1389                   72-1123385
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                        3850 NORTH CAUSEWAY, SUITE 1770
                           METAIRIE, LOUISIANA 70002
                                 (504) 838-8222
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            -----------------------

                            JAMES D. COLE, PRESIDENT
                            NEWPARK RESOURCES, INC.
                        3850 NORTH CAUSEWAY, SUITE 1770
                           METAIRIE, LOUISIANA 70002
                                 (504) 838-8222
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                    Copy to:
                             HOWARD Z. BERMAN, ESQ.
                           ERVIN, COHEN & JESSUP LLP
                       9401 WILSHIRE BOULEVARD, 9TH FLOOR
                        BEVERLY HILLS, CALIFORNIA  90212
                                 (310) 273-6333
                            -----------------------

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________


                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
  TITLE OF EACH CLASS OF                          PROPOSED       PROPOSED MAXIMUM           AMOUNT OF
     SECURITIES TO BE         AMOUNT TO BE    MAXIMUM OFFERING   AGGREGATE OFFERING       REGISTRATION
        REGISTERED            REGISTERED(1)    PRICE PER UNIT          PRICE                  FEE(2)
---------------------------------------------------------------------------------------------------------

8 5/8% Senior Subordinated
 Notes due 2007, Series B..  $125,000,000           100%              $ 125,000,000          $36,875
---------------------------------------------------------------------------------------------------------
Guarantees of 8 5/8% Senior
 Subordinated Notes due
 2007, Series B............  $125,000,000            (3)                    (3)               None(3)
 =========================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act.
(2) Each Registrant other than Newpark Resources, Inc. is a subsidiary of Newpark Resources, Inc. and is guaranteeing the payment of the Notes being registered hereby. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to these guarantees.
(3) No separate consideration will be received for the guarantees of the 8 5/8% Senior Subordinated Notes due 2007, Series B, by the subsidiaries of Newpark Resources, Inc.

                         -----------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS


                                 STATE OR OTHER         PRIMARY STANDARD
                                JURISDICTION OF             INDUSTRIAL
EXACT NAME OF REGISTRANT AS     INCORPORATION OR       CLASSIFICATION CODE        I.R.S. EMPLOYER
SPECIFIED IN ITS CHARTER          ORGANIZATION                NUMBER             IDENTIFICATION NO.
----------------------------------------------------------------------------------------------------

SOLOCO, L.L.C.                    Louisiana                          1389           72-1286785

SOLOCO Texas, L.P.                Texas                              1389           72-1284720

Batson-Mill, L.P.                 Texas                              2421           72-1284721

Newpark Texas, L.L.C.             Louisiana                          6719           72-1286789

Newpark Holdings, Inc.            Louisiana                          6719           72-1286594

Newpark Environmental             Louisiana                          1389           72-0770718
 Management Company L.L.C.

Newpark Environmental             Texas                              1389           72-1312748
 Services of Texas L.P.

Newpark Drilling Fluids, Inc.     Texas                              2899           76-0294800

Supreme Contractors, Inc.         Louisiana                          1389           72-1089713

Excalibar Minerals, Inc.          Texas                              3295           93-1055876

Excalibar Minerals of LA,         Louisiana                          3295           72-1363543
 L.L.C.

Chemical Technologies, Inc.       Texas                              2899           76-0476109

Newpark Texas Drilling Fluids,    Texas                              2899           76-0514960
 L.P.

NES Permian Basin, L.P.           Texas                              1389           72-1397586

Newpark Environmental             Delaware                           1389           72-1335837
 Services, Inc.

NID, L.P.                         Texas                              1389           72-1347084

Bockmon Construction              Texas                              1389           74-1536217
 Company, Inc.

Newpark Environmental             Mississippi                        1389           72-1373214
 Services Mississippi, L.P.

Newpark Shipholding Texas,        Texas                              6719           72-1286763
 L.P.
Mallard & Mallard of LA, Inc.     Louisiana                          6719           74-2062791


(1) The address, including zip code, and telephone number, including area code, of each of the additional Registrant's executive offices is 3850 North Causeway, Suite 1770, Metairie, Louisiana 70002, (504) 838-8222, and the name, address, including zip code, and telephone number, including area code, of agent for service, is James D. Cole, c/o Newpark Resources, Inc., 3850 North Causeway, Suite 1770, Metairie, Louisiana 70002, (504) 838-8222.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+A registration statement relating to these securities has been filed with the +
+Securities and Exchange Commission but has not yet become effective.          +
+Information contained herein is subject to completion or amendment. These + +securities may not be sold nor may offers to buy be accepted prior to the time+ +the registration statement becomes effective. This prospectus shall not + +constitute an offer to sell or the solicitation of an offer to buy nor shall +
+there be any sale of these securities in any State in which such offer,       +
+solicitation or sale would be unlawful prior to registration or qualification +
+under the securities laws of any such State.                                  +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION DATED JANUARY 29, 1998

PROSPECTUS
----------


                            NEWPARK RESOURCES, INC.

                               OFFER TO EXCHANGE

  UP TO $125,000,000 OF  8 5/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                       FOR ANY AND ALL OF THE OUTSTANDING
              8 5/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A
               -------------------------------------------------
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON        , 1998, UNLESS EXTENDED.
                ------------------------------------------------
     Newpark Resources, Inc., a Delaware corporation ("Newpark" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), to exchange an aggregate of up to $125,000,000 principal amount of 8 5/8% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an identical face amount of the issued and outstanding 8 5/8% Senior Subordinated Notes due 2007, Series A (the "144A Notes" and, together with the Exchange Notes, the "Notes") of the Company with the Holders (as defined herein) thereof in integral multiples of $1,000. As of the date of this Prospectus, there is $125,000,000 in aggregate principal amount of the 144A Notes outstanding. The terms of the Exchange Notes are identical in all material respects to the 144A Notes, except that the Exchange Notes have been registered under the Securities Act, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate payable on the 144A Notes under certain circumstances relating to the Registration Rights Agreement (as defined herein), which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer. The Exchange Notes will be obligations of the Company evidencing the same indebtedness as the 144A Notes and will be entitled to the benefits of the same Indenture (as defined herein). The Indenture provides for both the issuance of the 144A Notes and the Exchange Notes. See "The Exchange Offer."

     Interest on the Exchange Notes will accrue from the date of issuance thereof and will be payable semi-annually on June 15 and December 15 of each year, commencing June 15, 1998. The Exchange Notes will mature on December 15, 2007. The Exchange Notes are redeemable, in whole or in part, for cash at any time on or after December 15, 2002, at the option of the Company, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the redemption date. In addition, at the option of the Company, up to 35% of the original aggregate principal amount of the Exchange Notes may be redeemed on or prior to December 1, 2000 at the redemption price set forth herein together with accrued and unpaid interest, if any, to the redemption date with the net proceeds of one or more Public Equity Offerings (as defined herein) of the Company, provided that at least $81.25 million of the aggregate principal amount of the Notes remains outstanding following such redemption. Upon the occurrence of a Change of Control (as defined herein), the Company will be required to make an offer to repurchase all or any part of each holder's Exchange Notes at a cash purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. There can be no assurance that the Company will have sufficient funds necessary to repurchase the Exchange Notes upon the occurrence of a Change in Control. The Exchange Notes will not be subject to any sinking fund. The provisions of the Indenture allow the Company to incur additional indebtedness, including Senior Indebtedness (as defined herein), subject to certain limitations. See "Description of the Exchange Notes."

                                             (cover page continued on next page)
                         ------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE.

                         ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------
                 The date of this Prospectus is         , 1998

     The Exchange Notes will be unsecured senior subordinated obligations of the Company and, as such, will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company. The Exchange Notes will rank pari passu in right of payment with all other existing and future senior subordinated indebtedness, if any, of the Company (including any 144A Notes that remain outstanding after the consummation of the Exchange Offer), and senior in right of payment to all existing and future subordinated indebtedness, if any, of the Company. The Exchange Notes will be guaranteed, jointly and severally, on a senior subordinated basis (the "Guarantees") by substantially all of the Company's subsidiaries (the "Guarantors" and, together with the Company, the "Issuers"). The Guarantees will be unsecured senior subordinated obligations of the Guarantors and will be subordinated to all existing and future Guarantor Senior Indebtedness (as defined herein), which includes all indebtedness under the Credit Facility (as defined herein). As of September 30, 1997, on an as adjusted basis after giving effect to the 144A Notes Offering (as defined herein) and the application of the net proceeds therefrom, the Issuers would have had approximately $129.4 million in aggregate principal amount of indebtedness outstanding, of which approximately $4.4 million would have ranked senior in right of payment to the Exchange Notes and the Guarantees, and the Company would have had an aggregate of $88.0 million of available borrowings under the Credit Facility. See "Description of the Notes-- Subordination."

     As of the date of this Prospectus, approximately 94% of the consolidated assets of the Company were held by the Guarantors and substantially all the Company's cash flow and net income was generated by the Guarantors. Therefore, the Company's ability to make interest and principal payments when due to holders of the Notes is dependent, in part, upon the receipt of sufficient funds from its subsidiaries.

     The Company intends to apply for listing on the New York Stock Exchange (the "NYSE") of the Exchange Notes. The Company's common stock is listed on the NYSE under the symbol "NR."

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of 144A Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions that may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. The 144A Notes may be tendered only in denominations of $1,000 and integral multiples thereof. The date of acceptance and exchange of the 144A Notes (the "Exchange Date") will be when, as and if the Company has given oral or written notice thereof to the Exchange Agent. 144A Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined herein). The Company will not receive any proceeds from the Exchange Offer. The Company and the Guarantors will pay certain expenses incident to the Exchange Offer. The
Exchange Offer will expire on       , 1998 (the "Expiration Date"), and the
Company does not currently intend to extend the Expiration Date.

     The 144A Notes were offered and sold on December 17, 1997, at a price of $1,000 per $1,000 principal amount of 144A Notes, in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof (the "144A Notes Offering"). In general, the 144A Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. The Exchange Notes are being offered hereby in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement. Following the Exchange Offer, any Holders of 144A Notes will continue to be subject to the existing restrictions on transfer and, as a general matter, the Company will not have any further obligation to such Holders to provide for registration under the Securities Act of transfers of the 144A Notes held by them.

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for 144A Notes may be offered for resale, resold or otherwise transferred by any Holder thereof (other than any such Holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and such Holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Holders of 144A Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

     In some cases, certain broker-dealers may be required to deliver a prospectus in connection with the resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Exchange Notes received in exchange for such 144A Notes where such 144A Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities (other than 144A Notes acquired directly from the Company). The Company has agreed that, for a period of 180 days after the Exchange Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The 144A Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. To the extent that 144A Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered and tendered but unaccepted 144A Notes could be adversely affected.

     Prior to this Exchange Offer, there has been no public market for the 144A Notes or the Exchange Notes. If a market for the Exchange Notes should develop, the Exchange Notes could trade at a discount from their principal amount. Although the Company intends to list the Exchange Notes on the NYSE, there can be no assurance that the application will be approved. The Initial Purchasers (as defined herein) have indicated to the Company that they intend to make a market in the Exchange Notes, but are not obligated to do so, and such market-making activities may be discontinued at any time. As a result, no assurance can be given that an active trading market for the Exchange Notes will develop.

     Except as described below, the Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of a single permanent Global Exchange Note (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Exchange Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by the DTC and its participants. Notwithstanding the foregoing, 144A Notes held in certificated form will be exchanged solely for Certificated Notes (as defined herein). After the initial issuance of the Global Exchange Note, Certificated Notes will be issued in exchange for beneficial interests in the Global Exchange Note only on the terms set forth in the Indenture. See "Description of the Exchange Notes--Book-Entry, Delivery and Form."

                             AVAILABLE INFORMATION

     Newpark has filed with the Commission a registration statement (the "Registration Statement") under the Securities Act on Form S-4 with respect to the Exchange Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. The Registration Statement and any amendments thereto, including exhibits filed or incorporated by reference as a part thereof, are available for inspection and copying at the Commission's offices and are available through the Commission's World Wide Web Site, in each case as described below.

     Newpark is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a World Wide Web site containing such reports, proxy statements and other information, at "http://www.sec.gov". Quotations relating to Newpark's Common Stock appear on the NYSE, and such reports, proxy statements and other information concerning Newpark can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.


     Newpark has agreed that, if at any time while the 144A Notes are restricted securities within the meaning of the Securities Act or Newpark is not subject to the informational requirements of the Exchange Act, Newpark will furnish to Holders of the 144A Notes and to prospective purchasers designated by such Holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the 144A Notes.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Newpark with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:
(i) Newpark's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended; (ii) Newpark's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, as amended, and September 30, 1997; and
(iii) Newpark's Current Reports on Form 8-K dated May 14, 1997, November 20, 1997 and December 18, 1997.

     All documents filed by Newpark pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Exchange Notes shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     NEWPARK WILL PROVIDE A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN (EXCLUSIVE OF EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN), WITHOUT CHARGE, TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO THE SECRETARY, NEWPARK RESOURCES, INC., 3850 NORTH CAUSEWAY, SUITE 1770, METAIRIE, LOUISIANA 70002, OR BY TELEPHONE AT (504) 838-8222. IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY REQUEST SHOULD BE MADE BY          , 1998 (FIVE BUSINESS DAYS
PRIOR TO THE DATE ON WHICH THE FINAL INVESTMENT DECISION MUST BE MADE).

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the timing and costs of the Company's plans for geographic expansion and service and product extensions; (ii) its relative competitive position as a result of its patented and proprietary technologies;
(iii) the extent of enforcement or the pace of adoption of environmental regulations; (iv) its ability to expand the use of recycling of oilfield waste in the make-up of drilling fluids; (v) the Company's financing plans; (vi) trends affecting the Company's financial condition or results of operations; and
(vii) the Company's other business and growth strategies. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among others, factors that could adversely affect actual results and performance include decreases in oil and gas prices and other factors affecting the level of oil and gas exploration and production, the status of state regulations regarding NOW and NORM disposal, and the enforcement of such regulations, future technological change and innovation, which could result in a reduction in the amount of waste being generated or alternative methods of disposal being developed, local and regional economic conditions in the areas served by the Company, increased competition in the Company's product lines, realization of cost savings, and the Company's success in integrating potential future acquisitions. The accompanying information contained and incorporated by reference in this Prospectus, including, without limitation, the information set forth under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," identifies important additional factors that could adversely affect actual results and performance. Participants in the Exchange Offer are urged to carefully consider such factors.

     All forward-looking statements attributable to the Company are expressly qualified in their entirety by the foregoing cautionary statement.

                                 PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information contained in this Prospectus and the Consolidated Financial Statements and the notes thereto included and incorporated herein by reference. References herein to "Newpark" or the "Company" refer to Newpark Resources, Inc. and its consolidated subsidiaries, and references herein to the "Notes" refer to both the Notes and the related Guarantees, unless the context otherwise requires. The Consolidated Financial Statements of Newpark give effect to the merger of a wholly-owned subsidiary of Newpark and Sampey, Bilbo, Meschi Drilling Fluids Management, Inc. ("SBM") on February 28, 1997, which was accounted for as a pooling-of-interests.

                                  THE COMPANY

     Newpark is a leading provider of integrated environmental and oilfield services to the oil and gas exploration and production industry in the U.S. Gulf Coast area, principally in Louisiana and Texas. Services provided, either individually or as part of a comprehensive package, include: (i) oilfield waste services utilizing patented and proprietary technology, including processing and disposing of nonhazardous oilfield waste ("NOW") and oilfield waste that is contaminated with naturally occurring radioactive material ("NORM"); (ii) drilling fluids products and services and related engineering and technical services; (iii) mat rentals and sales in which patented prefabricated wooden mats are used as temporary access roads and worksites in oilfield and other construction applications; and (iv) other integrated environmental and oilfield services, including construction, design and engineering services. In order to take advantage of many customers' increasing focus on outsourcing and vendor consolidation, Newpark has integrated its drilling fluids products and services with its waste disposal and mat services to provide a "one-stop shop" approach to solving customers' problems. For the twelve months ended September 30, 1997, Newpark had total revenues of $194.1 million, and EBITDA (as defined herein) of $81.0 million.

     Newpark collects, processes and disposes of oilfield waste, primarily NOW and NORM. Newpark processes NOW received at its facilities primarily for injection into environmentally secure geologic formations deep underground and, to a lesser extent, for disposal at certain landfarming facilities. NOW that is not injected or landfarmed is processed by Newpark into a product which is used as intermediate daily cover material or cell liner and construction material at municipal waste landfills. In 1994, Newpark began processing and disposing of NORM waste. Since June 1996, Newpark has operated under a license authorizing the direct injection of NORM into disposal wells at Newpark's Big Hill, Texas facility, the only offsite facility in the U.S. Gulf Coast licensed for the direct injection of NORM.

     Newpark is a full-service provider of drilling fluids and associated engineering and technical services to the onshore and offshore oil and gas exploration industry in the Gulf Coast areas of Louisiana and Texas. Newpark focuses on providing unique solutions to highly technical drilling projects involving complex conditions, as these projects require critical engineering support of the fluids system during the drilling process to ensure optimal performance at the lowest total well cost. Newpark has established its own barite grinding capacity to provide a source of critical raw materials for its drilling fluids operations. Additionally, Newpark has initiated a process to recycle a portion of the drilling fluids received as waste in its NOW disposal business to (i) recover barite and other key chemical components for reuse in the production of drilling fluids, (ii) reduce the cost of materials in producing drilling fluids and (iii) expand Newpark's supply of drilling fluids.

     In its mat business, Newpark uses patented interlocking wooden mat systems to provide temporary access roads and worksites in unstable soil conditions, primarily in support of oil and gas exploration operations along the U.S. Gulf Coast. In response to increasing environmental regulations, in 1994, Newpark began marketing its mat services for use in the construction of pipelines, electrical distribution systems and highways in and through wetlands environments. As a result, this new market for Newpark's mat business has broadened the geographic area served by Newpark to include the coastal areas of the Southeastern U.S., particularly Florida and Georgia. Newpark also markets its mat services to the oil and gas exploration industries in Venezuela and Algeria.

     Newpark also provides a comprehensive range of other environmental and oilfield services for its customers' oil and gas exploration and production activities, including site assessment, waste pit design, construction and installation, regulatory compliance assistance, site remediation and site closure, construction services, hook-up and connection of wells and installation of production equipment.

     Demand for Newpark's environmental and oilfield services is being driven by three significant trends: (i) increasing oil and gas exploration and production expenditures and activity; (ii) more complex drilling techniques, which tend to generate more waste; and (iii) increasing environmental regulation of NOW and NORM. According to the Baker-Hughes Rotary Rig Count, the number of drilling wells working in the U.S. Gulf Coast recently reached its highest level since 1990, and the average rig count in the region for the nine months ended September 30, 1997 was the highest average since 1985. Newpark believes that technological advances, including the use of three dimensional seismic data and computer-enhanced interpretation of this data, have reduced the risk and cost of finding oil and gas, while improved drilling tools and fluids have reduced the overall cost and length of time to drill a well. The oilfield market for environmental services also has experienced growth due to increased regulatory activity. Louisiana, Texas and other states have enacted comprehensive laws and regulations governing the proper handling of NOW and NORM, and regulations have been proposed in several other states. As a result, generators of waste and landowners have become increasingly aware of the need for proper treatment and disposal of such waste in both the drilling of new wells and the remediation of production facilities.

     Newpark's principal executive offices are located at 3850 North Causeway Boulevard, Suite 1770, Metairie, Louisiana 70002-1752, and its telephone number is (504) 838-8222.

BUSINESS STRENGTHS

     Proprietary Products and Services. Over the past 15 years, Newpark has acquired and developed, and continues to improve, patented or proprietary technology and know-how which have enabled the Company to provide innovative and unique solutions to oilfield construction and waste disposal customers. Newpark believes that increased customer acceptance of its proprietary products and services has enabled it to take advantage of the recent upturn in drilling and production activity.

     Injection of Waste. Since 1992, Newpark has developed and used proprietary technology to dispose of NOW by low-pressure injection into unique geologic structures deep underground. In December 1996, Newpark was issued process patents covering its NOW and NORM waste processing and injection operations. Newpark believes that its proprietary injection technology is currently the most cost-effective method for the offsite disposal of oilfield wastes.
Additionally, Newpark believes that its proprietary injection technology is suitable for the disposal of other types of waste, and Newpark recently has filed an application to expand into the nonhazardous industrial waste market.

     Patented Mats. Newpark owns or licenses several patents that cover its wooden mats and subsequent improvements. To facilitate entry into new markets and reduce the Company's dependence on the supply of hardwoods, Newpark obtained the exclusive license for a new patented synthetic mat designed from recycled plastics and other synthetic materials and has begun the development of a manufacturing facility to produce such synthetic mats.

     Low Cost Infrastructure.   Newpark has assembled an infrastructure covering
the entire U.S. Gulf Coast region, including injection disposal sites, transfer stations, barges, mat inventories, mat service centers, hardwood supplies for the construction of mats, and barite supplies for the make-up of drilling fluids. Newpark believes that it owns, leases or has options to acquire a majority of the available injection disposal sites in the U.S. Gulf Coast suitable for its proprietary injection methods. Newpark also owns or leases under long-term charter 43 of the 53 barges currently licensed to transport NOW and NORM. Newpark built a substantial portion of its infrastructure during the depressed market conditions that prevailed prior to 1996 and believes that, under current market conditions, its infrastructure could be duplicated only at significantly higher cost.

     Integration of Services. Newpark believes it is one of the few companies in the U.S. Gulf Coast able to provide a package of integrated services and offer a "one-stop shop" approach to solving customers' problems. Newpark's mats provide the access roads and worksites for a majority of the land drilling in the Gulf Coast market, and on-site and off-site waste management services are frequently sold in combination with mat services. Newpark's entry into the drilling fluids business has created the opportunity for it to recycle used drilling fluids and to market drilling fluids with other drilling services, including construction services, related technical and engineering services, disposal of used fluids and other waste material, site cleanup and site closure. Consequently, Newpark believes that it is uniquely positioned to take advantage of the industry trend towards outsourcing and vendor consolidation.

     Experience in Regulatory Environment.   Newpark believes that its operating
history provides it with a competitive advantage in the highly regulated oilfield waste disposal business. As a result of working closely with regulatory officials and citizens' groups, Newpark has gained acceptance for its proprietary injection technology and has received a series of permits for the Company's disposal facilities, including a permit allowing the direct injection of NORM at Newpark's Big Hill, Texas facility. These permits enable Newpark to expand its business and operate cost-effectively. Newpark believes that its proprietary injection method is superior to alternative methods of disposal of oilfield wastes, including landfarming, because injection provides greater assurance that the waste is permanently disposed of and will not contaminate the surrounding property and groundwater. Newpark further believes that increasing environmental regulation and activism will inhibit the widespread acceptance of other disposal methods and the permitting of additional disposal facilities.

     Experienced Management Team. Newpark's executive and operating management team has built and augmented Newpark's capabilities over the past ten years, allowing it to develop a base of knowledge and a unique understanding of the oilfield construction and waste disposal markets. Newpark's executive and operating management team has an average of 22 years of industry experience, and an average of eight years with Newpark, including several who have been with Newpark for 20 years or more. Newpark also has strengthened its management team by attracting additional experienced personnel and by retaining key management personnel of the companies it has acquired.

BUSINESS STRATEGY

     Service and Product Extensions. Newpark believes that it can apply the waste processing and injection technology it has pioneered and developed in the oil and gas exploration industry to other industrial waste markets. Initially, Newpark intends to focus on wastes generated in the petrochemical processing and refining industries, as many potential customers in these industries are located in the markets already served by Newpark, and certain wastes generated by these industries have many of the same characteristics as the NOW waste currently handled by Newpark. In addition, Newpark will continue to evaluate the applicability of its injection disposal methods to other industrial waste streams. Newpark is pursuing the development of a synthetic mat system to enhance its current mat fleet and expand into new markets. Newpark believes that synthetic mats may have certain military and emergency response applications.

     Implement Newpark's Total Fluids Management Concept. Newpark's strategy is to integrate its operations to provide a "one-stop shop" approach to solving customers' problems. By integrating its drilling fluids and waste disposal services with other on-site fluids management and solids control services, Newpark intends to provide a comprehensive solution to the management of the total fluids stream. Newpark calls this concept "Total Fluids Management" and believes that its ability to provide a comprehensive package of products and services reduces the total cost to the customer and increases operating efficiency.

     Geographic Expansion. Newpark believes that significant expansion opportunities exist in each of its product lines, both in domestic markets and in selected foreign markets. Newpark intends to expand its oilfield waste disposal operations domestically into West Texas and the Permian Basin, with initial international expansions planned for Mexico and Venezuela. As part of this strategy, Newpark seeks to continue to add disposal capacity, including new injection wells, throughout the U.S. Gulf Coast region, in order to more efficiently serve its customers. Newpark intends to expand its drilling fluids business through acquisitions and internal growth to the offshore Gulf of Mexico, the mid-continent and Permian Basin regions of the United States, and, internationally, to Mexico, Venezuela and Canada. In its domestic mat business, Newpark will continue to capitalize on environmental regulations affecting the construction of pipelines, electrical distribution systems and highways in and through wetlands and other environmentally sensitive locations.
Internationally, Newpark intends to expand its mat operations in Venezuela and Algeria and review expansion opportunities in other parts of Africa, South America, Europe and Asia.

          Cost Reductions. Newpark will continue to pursue a strategy of reducing costs in its existing operations to increase margins. Newpark intends to expand the use of washwater recycling facilities and the recycling of oilfield waste from its NOW disposal business for use in its drilling fluids business, as these methods will allow Newpark to reduce the volume of waste transported and disposed of in its injection wells. Newpark also believes that recycling of oilfield waste from its NOW disposal business will provide it with a low-cost source of raw materials for the production of its drilling fluids. Newpark intends to continue to consolidate supply and purchasing functions in its drilling fluids business to eliminate duplicate costs, better utilize its existing asset base and take advantage of manufacturer direct pricing, volume discounts and direct rail transportation.

                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

     The Exchange Offer relates to the exchange of up to $125,000,000 aggregate principal amount of Exchange Notes for up to an equal aggregate principal amount of 144A Notes. The Exchange Notes will be obligations of the Company entitled to the benefits of the Indenture.

Registration Rights Agreement    The 144A Notes were sold by Newpark in the 144A
                                 Notes Offering on December 17, 1997, and were subsequently resold to Qualified Institutional
                                 Buyers (as defined herein) pursuant to Rule
                                 144A under the Securities Act in a manner exempt from registration under the Securities
                                 Act. In connection with the 144A Notes
                                 Offering, Newpark entered into the Registration
                                 Rights Agreement, which grants Holders of the 144A Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights, which generally terminate upon the consummation of the Exchange Offer. See "The Exchange
                                 Offer--Purpose and Effect of the Exchange
                                 Offer."

Securities Offered               $125,000,000 in aggregate principal amount of
                                 8 5/8% Senior Subordinated Notes due 2007,
                                 Series B.

The Exchange Offer               $1,000 principal amount of the Exchange Notes
                                 will be issued in exchange for each $1,000 principal amount of 144A Notes validly tendered and accepted pursuant to the Exchange Offer. As of the date hereof, $125,000,000 in aggregate principal amount of 144A Notes are outstanding.
                                 Newpark will issue the Exchange Notes to Holders on or promptly after the Expiration
                                 Date. The terms of the Exchange Notes are substantially identical in all material respects (including principal amount, interest rate and maturity) to the terms of the 144A
                                 Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange
                                 Notes are freely transferable by holders thereof (other than as provided herein), and are not subject to any covenant regarding registration under the Securities Act. See "The
                                 Exchange Offer." Other than compliance with applicable federal and state securities laws, including the requirement that the Registration
                                 Statement be declared effective by the
                                 Commission, there are no material federal or state regulatory requirements to be complied with in connection with the Exchange Offer.

Resale of the Exchange Notes     Based on existing interpretations of the
                                 Securities Act by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that Exchange Notes issued pursuant to the Exchange
                                 Offer in exchange for 144A Notes may be offered for resale, resold and otherwise transferred by a Holder thereof (other than (i) a broker-dealer who purchased such 144A Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or
                                 (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. However, any purchaser of Notes who is an affiliate of the Company or who intends to participate in the Exchange
                                 Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the 144A Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
                                 (i) will not be able to rely on the
                                 interpretations by the staff of the Commission set forth in the above-mentioned no-action letters, (ii) will not be able to tender its 144A Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes unless such sale or transfer is made pursuant to an exemption from such requirements. The Company does not intend to seek its own no-action letter, and there is no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties. Each broker-dealer that receives Exchange Notes for its own account in exchange for 144A Notes, where such 144A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for 144A Notes where such 144A Notes were so acquired by such broker-dealer. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "The Exchange Offer--Resale of the Exchange Notes" and "Plan of Distribution."

Interest Payments                The Exchange Notes will bear interest at the
                                 rate of 8 5/8% per annum from December 17, 1997, the date of issuance of the 144A Notes, or the most recent interest payment date to which interest on such 144A Notes has been paid, whichever is later. Accordingly, Holders of 144A Notes that are accepted for exchange will not receive interest on such 144A Notes that is accrued but unpaid at the time of tender, but such interest will be payable on the first interest payment date after the Expiration
                                 Date. See "The Exchange Offer--Interest on the
                                 Exchange Notes."

Expiration Date                  5:00 p.m., New York City time, on    , 1998,
                                 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange
                                 Offer is extended. See "The Exchange Offer--
                                 Expiration Date; Extensions; Amendments."

Exchange Date                    The date of acceptance for exchange of the 144A
                                 Notes will be when, as and if Newpark has given oral or written notice thereof to the Exchange
                                 Agent.

Withdrawal Rights                Tenders of 144A Notes may be withdrawn at any
                                 time prior to 5:00 p.m., New York City time, on the Expiration Date by furnishing a written or facsimile notice of withdrawal to the Exchange
                                 Agent (as defined herein) containing the information set forth in "The Exchange Offer--
                                 Withdrawal of Tenders."

Acceptance of 144A Notes and
 Delivery of Exchange Notes      Subject to the conditions referred to below,
                                 Newpark will accept for exchange any and all 144A Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York
                                 City time, on the Expiration Date. The Exchange
                                 Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Conditions to the Exchange Offer The Exchange Offer is not conditioned upon any minimum aggregate principal amount of 144A
                                 Notes being tendered for exchange. The Exchange Offer is subject to certain customary conditions concerning, among other things, changes to existing law and governmental approvals, which may be waived by Newpark. See "The Exchange Offer--Conditions."

Procedures for Tendering
 144A Notes                      To tender pursuant to the Exchange Offer, a
                                 Holder must complete, sign and date the
                                 accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, have the signatures therein guaranteed if required by Instruction 5 of the Letter of Transmittal, and deliver such Letter of Transmittal, or such facsimile, together with the 144A Notes and any other required documentation to the Exchange
                                 Agent at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer--
                                 Procedures for Tendering." By executing the Letter of Transmittal, each Holder will represent to Newpark that, among other things,
                                 (i) the Holder or the person receiving such Exchange Notes, whether or not such person is the Holder, is acquiring the Exchange Notes in the ordinary course of business, (ii) neither the Holder nor any such other person intends to participate, or has any arrangement or understanding with any person to participate, in the distribution of such Exchange Notes and
                                 (iii) neither the Holder nor any such other person is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company.
                                 In lieu of physical delivery of the
                                 certificates representing 144A Notes, tendering
                                 Holders may transfer 144A Notes pursuant to the procedures for book-entry transfer as set forth under "The Exchange Offer--Procedures for
                                 Tendering."

Special Procedures for
 Beneficial Owners               Any beneficial owner whose 144A Notes are
                                 registered in the name of a broker, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering the 144A Notes, either make appropriate arrangements to register ownership of the 144A
                                 Notes in such beneficial owner's name or obtain a properly completed assignment from the registered holder. The transfer of registered ownership may take considerable time, and completion of such transfer prior to the Expiration Date may not be possible. See "The
                                 Exchange Offer--Procedures for Tendering."

Guaranteed Delivery Procedures   Holders of 144A Notes who wish to tender their
                                 144A Notes and whose 144A Notes are not
                                 immediately available or who cannot deliver their 144A Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the requirements for book-entry transfer) prior to the Expiration Date may tender their 144A Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--
                                 Guaranteed Delivery Procedures."

Federal Income Tax Consequences  The issuance of the Exchange Notes to Holders pursuant to the terms set forth in this
                                 Prospectus should not constitute an exchange for federal income tax purposes. Consequently, no gain or loss for federal income tax purposes should be recognized by Holders upon receipt of the Exchange Notes. See "Certain Federal Income Tax Consequences of the Exchange Offer."

Use of Proceeds                  There will be no cash proceeds to Newpark from
                                 the exchange of 144A Notes pursuant to the Exchange Offer. See "Use of Proceeds" for information regarding the Company's use of proceeds from the 144A Notes Offering.

Exchange Agent                   State Street Bank and Trust Company is serving
                                 as Exchange Agent in connection with the Exchange Offer. The address and telephone number of the Exchange Agent is set forth in "The Exchange Offer--Exchange Agent." State
                                 Street Bank and Trust Company also serves as Trustee under the Indenture.

Effect on the Holders of
 144A Notes                      As a result of the making of, and upon
                                 acceptance for exchange of all validly tendered
                                 144A Notes pursuant to the terms of, the Exchange Offer, Newpark and the Guarantors will have fulfilled the covenant contained in the Registration Rights Agreement (the
                                 "Registration Rights Agreement") dated December
                                 10, 1997 among the Issuers, Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated, Deutsche
                                 Morgan Grenfell Inc. and Salomon Brothers Inc
                                 (the "Initial Purchasers"), and, accordingly, there will be no increase in the interest rate on the 144A Notes pursuant to the terms of the Registration Rights Agreement, and the Holders of the 144A Notes will have no further registration or other rights under the Registration Rights Agreement. Holders of the
                                 144A Notes who do not tender their 144A Notes in the Exchange Offer will continue to hold such 144A Notes and will be entitled to all the rights and will be subject to all the limitations applicable thereto under the
                                 Indenture dated December 17, 1997 among
                                 Newpark, as issuer, the Guarantors, as
                                 guarantors, and State Street Bank and Trust
                                 Company, as Trustee, relating to the 144A Notes and the Exchange Notes (the "Indenture"), except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of, and the acceptance for exchange of all validly tendered 144A Notes pursuant to, the Exchange
                                 Offer. All untendered 144A Notes will continue to be subject to the restrictions on transfer provided for in the 144A Notes and the Indenture. In general, the 144A Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities
                                 Act. To the extent that the 144A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered 144A Notes could be adversely affected.

Absence of Dissenters' Rights
 of Appraisal                    Holders of the 144A Notes do not have any
                                 dissenters' right of appraisal in connection with the Exchange Offer.

                       SUMMARY OF TERMS OF EXCHANGE NOTES

     The form and terms of the Exchange Notes are the same as the form and terms of the 144A Notes (which they replace), except that the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. In addition, the holders of Exchange Notes generally will not be entitled to further registration rights under the Registration Rights Agreement, and the Exchange Notes will not contain provisions (which currently are included in the 144A Notes) providing for an increase in the interest rate payable on the 144A Notes under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate as to all of the Notes on the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the 144A Notes and will be entitled to the benefits of the Indenture. See "Description of the Exchange Notes."

Securities Offered          $125,000,000 aggregate principal amount of 8 5/8%
                            Senior Subordinated Notes due 2007, Series B.

Maturity Date               December 15, 2007.

Interest Payment Dates      June 15 and December 15 of each year, commencing
                            June 15, 1998.

Optional Redemption         The Exchange Notes are redeemable, in whole or in
                            part, for cash at any time on or after December 15, 2002 at the option of Newpark, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the redemption date. In addition, at the option of Newpark, up to 35% of the original aggregate principal amount of the Exchange
                            Notes may be redeemed on or prior to December 1, 2000 at a redemption price equal to 108 5/8% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date with the net proceeds of one or more Public Equity
                            Offerings of Newpark, provided that at least $81.25 million aggregate principal amount of the Exchange
                            Notes remains outstanding following such redemption.
                            See "Description of the Exchange Notes--Optional
                            Redemption."

Guarantees                  The Exchange Notes will be guaranteed, jointly and
                            severally, on a senior subordinated basis, by substantially all of Newpark's subsidiaries. See
                            "Risk Factors-- Holding Company Structure; Possible
                            Invalidity of Guarantees; Potential Release of
                            Guarantees" and "Description of the Exchange Notes--
                            Guarantees."

Subordination               The Exchange Notes will be unsecured senior
                            subordinated obligations of Newpark and, as such, will be subordinated in right of payment to all existing and future Senior Indebtedness of Newpark, which includes indebtedness under the Credit

                            Facility. The Exchange Notes will rank pari passu in right of payment with all other existing and future senior subordinated indebtedness, if any, of Newpark (including any 144A Notes that remain outstanding after the consummation of the Exchange Offer), and senior in right of payment to all existing and future Subordinated Indebtedness, if any, of Newpark. The Guarantees will be unsecured senior subordinated obligations of the Guarantors and will be subordinated to all existing and future Guarantor Senior Indebtedness, which includes indebtedness under the Credit Facility. As of September 30, 1997, on an as adjusted basis after giving effect to the 144A Notes Offering and the application of the net proceeds therefrom, Newpark and the Guarantors would have had approximately $129.4 million in aggregate principal amount of Indebtedness outstanding (excluding up to $17.6 million of third party indebtedness guaranteed by Newpark), of which approximately $4.4 million would have ranked senior in right of payment to the Exchange Notes and the Guarantees, and Newpark would have had an aggregate of $88.0 million of available borrowings under the Credit Facility. See "Risk Factors - Subordination of the Notes and the Guarantees" and "Description of the Exchange Notes--Subordination."

Change of Control           Upon the occurrence of a Change of Control, Newpark
                            will be required to make an offer to repurchase all or any part of each holder's Exchange Notes at a cash purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See
                            "Description of the Exchange Notes--Certain
                            Covenants--Change of Control."

Certain Covenants           The Indenture relating to the Notes contains certain
                            restrictive covenants, including, but not limited to, covenants with respect to the following matters:
                            (i) limitation on additional indebtedness; (ii) limitation on restricted payments; (iii) limitation on liens; (iv) disposition of proceeds of asset sales; (v) limitation on sale, issuance and ownership of capital stock of subsidiaries; (vi) limitation on transactions with affiliates; (vii) limitation on dividends and other payment restrictions affecting restricted subsidiaries;
                            (viii) limitation on certain other senior subordinated obligations; (ix) limitation on designation of unrestricted subsidiaries; (x) limitation on non-guarantor restricted subsidiaries;
                            and (xi) restrictions on mergers, consolidations and the transfer of all or substantially all of the assets of Newpark. See "Description of the Exchange
                            Notes--Certain Covenants."

Absence of Public Market
 for the Exchange Notes     There is no public trading market for the Exchange
                            Notes. Although Newpark intends to apply for listing of the Exchange Notes on the NYSE, there can be no assurance that Newpark's application will be approved or that an active trading market for the Exchange Notes will develop or continue after the Exchange Offer. Newpark has been advised by the Initial Purchasers that they currently intend to make a market in the Exchange
                            Notes, although they are under no obligation to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Exchange Notes or that an active public market for the Exchange Notes will develop. If an active trading market for the Exchange Notes does not develop, the market price and liquidity of the Exchange Notes may be adversely affected. If the Exchange Notes are traded, they may trade at a discount from the initial offering price of the 144A
                            Notes for which they were exchanged, depending on prevailing interest rates, the market for similar securities, the performance of Newpark and certain other factors. See "Risk Factors--Absence of Public
                            Market for the Exchange Notes."

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that should be considered by Holders of the 144A Notes before deciding to tender 144A Notes in the Exchange Offer.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following information should be read in conjunction with "Selected Consolidated Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Newpark's Consolidated Financial Statements and the notes thereto included and incorporated by reference herein.

                                                                                             NINE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                     ------------------------------------------------------- -------------------
                                       1992       1993       1994       1995       1996       1996       1997
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:                                         (DOLLARS IN THOUSANDS)
 Revenues:
     NOW and NORM disposal.........   $ 9,984    $11,354   $ 20,738   $ 31,126   $ 44,905   $ 28,946   $ 45,328
     Fluids sales & engineering....        --      1,255      6,993      7,738     14,432      9,139     34,641
     Mat services..................    17,387     21,042     23,048     30,775     32,757     20,613     37,588
     Integrated services...........    20,988     23,001     34,246     34,481     42,520     30,578     31,225
      Other........................     1,098        933      1,600      1,600      1,360      1,360         --
                                      -------    -------   --------   --------   --------   --------   --------
       Total revenues..............    49,457     57,585     86,625    105,720    135,974     90,636    148,782
 Cost of services provided.........    36,860     43,389     60,901     70,360     87,081     58,039     89,769
 Operating costs...................     5,519      9,120      9,124     10,693     10,784      7,707     13,763
 General and administrative
   expenses........................     1,963      2,129      3,231      2,658      2,920      2,168      2,465
 Operating income..................     4,961      2,276     12,109     21,546     32,018     20,284     42,785
 Interest expense..................       847      1,306      2,724      3,833      3,900      2,854      2,703
 Interest income...................        18          5         80        222        223         86        154
 Income before income taxes........     4,132        975      9,465     17,499     28,341     17,516     40,236
 Net income........................     5,286        446      9,717     12,541     18,503     11,306     25,513

BALANCE SHEET DATA (AT PERIOD
 END):
 Cash and cash equivalents.........   $   553    $ 1,171   $  1,662   $  1,500   $  1,945   $  1,810   $  6,179
 Property and equipment, net.......    42,463     51,767     67,677     85,519    114,670    107,960    164,351
 Total assets......................    75,375     91,329    112,572    154,132    289,884    271,576    376,728
 Total debt........................    23,246     30,541     39,462     55,237     47,301     39,544     78,042
 Stockholders' equity..............    44,915     50,467     63,631     77,755    203,441    194,858    257,452

OTHER FINANCIAL DATA:
 EBITDA(a).........................   $10,791    $ 8,903   $ 20,842   $ 32,231   $ 52,668   $ 33,165   $ 61,453
 EBITDA margin.....................      21.8%      15.5%      24.1%      30.5%      38.7%      36.6%      41.3%
 Capital expenditures..............   $13,033    $ 7,224   $ 23,160   $ 24,024   $ 44,521   $ 37,947   $ 58,413
 Ratio of EBITDA to interest
  expense..........................     12.7x       6.8x       7.7x       8.4x      13.5x      11.6x      22.7x
 Ratio of total debt to EBITDA.....      2.2x       3.4x       1.9x       1.7x       0.9x         --         --
 Ratio of EBITDA to pro forma
  interest expense(b)..............        --         --         --         --       5.1x         --       8.6x
 Ratio of pro forma total debt to
  EBITDA(b)........................        --         --         --         --       2.5x         --         --

________________
(a) EBITDA is defined as earnings before interest expense, taxes, depreciation, amortization, non-recurring charges, provision for uncollectible accounts and notes receivable and income or loss from discontinued operations. While EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to Newpark's ability to meet future debt service, capital expenditure and working capital requirements.

(b) Assumes the Exchange Notes were issued at the beginning of the periods indicated.

                                  RISK FACTORS

     In addition to the other information contained in or incorporated by reference into this Prospectus, Holders of 144A Notes should carefully consider the following factors before deciding to tender 144A Notes in the Exchange Offer. The risk factors set forth below are generally applicable to the 144A Notes as well as the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE 144A NOTES

     Holders of 144A Notes who do not exchange their 144A Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such 144A Notes as set forth in the legend thereon and in the Indenture as a consequence of the issuance of the 144A Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the 144A Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the 144A Notes under the Securities Act. In addition, upon consummation of the Exchange Offer, Holders of the 144A Notes that remain outstanding will not be entitled to any rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. Although the 144A Notes have been designated for trading in the PORTAL market, to the extent that 144A Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted 144A Notes could be adversely affected.

DEPENDENCE ON OIL AND GAS INDUSTRY

     Demand for Newpark's environmental and oilfield services depends in large part upon the level of exploration and production of oil and gas and the industry's willingness to spend capital on environmental and oilfield services, which in turn depends on oil and gas prices, expectations about future prices, the cost of exploring for, producing and delivering oil and gas, the discovery rate of new oil and gas reserves and the ability of oil and gas companies to raise capital. Domestic and international political, military, regulatory and economic conditions also affect the industry. Prices for oil and gas historically have been volatile and have reacted to changes in the supply of and the demand for oil and natural gas, domestic and worldwide economic conditions and political instability in oil producing countries. No assurance can be given that current levels of oil and gas activities will be maintained or that demand for Newpark's services will reflect the level of such activities. Prices for oil and natural gas are expected to continue to be volatile and affect the demand for Newpark's services. Shortages of critical equipment and trained personnel to operate such equipment also may limit the level of drilling activity in the oil and gas industry. A material decline in oil or natural gas prices or activities could materially affect the demand for Newpark's services and, therefore, Newpark's consolidated financial statements.

LEVERAGE

     As of September 30, 1997, on an as adjusted basis after giving effect to the 144A Notes Offering and the application of the net proceeds therefrom, Newpark would have had approximately $129.4 million of long-term debt (excluding up to $17.6 million of third party indebtedness guaranteed by Newpark), which would have represented approximately 33.4% of its total capitalization. See "Capitalization." In addition, the Indenture and Newpark's other debt instruments will allow Newpark to incur additional indebtedness, including Senior Indebtedness or secured indebtedness in the future. As of September 30, 1997, on an as adjusted basis after giving effect to the 144A Notes Offering and the application of the net proceeds therefrom, Newpark would have had an aggregate of $88.0 million of available borrowings under the Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." Newpark's ability to make payments with respect to the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond Newpark's control. Upon the issuance of the 144A Notes, Newpark's interest expense increased compared to prior years. Newpark believes, based on current circumstances, that Newpark's cash flow, together with available borrowings under the Credit Facility, will be sufficient to service its debt requirements as they become due for the foreseeable future.

     The degree to which Newpark is leveraged could have important consequences to holders of the Notes, including: (i) Newpark's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a portion of Newpark's cash flows from operations may be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to Newpark for its operations; (iii) certain of Newpark's indebtedness contains financial and other restrictive covenants, including those relating to the incurrence of additional indebtedness, the creation of liens, the sale of assets, tangible net worth, ratio of current assets to current liabilities, ratio of total debt to total capitalization and ratio of debt service coverage; (iv) certain of Newpark's borrowings are and will continue to be at variable rates of interest which exposes Newpark to the risk of greater interest rates; and (v) Newpark may be more leveraged than certain of its competitors, which may place Newpark at a relative competitive disadvantage and make Newpark more vulnerable to changing economic conditions. As a result of Newpark's current level of indebtedness, its financial capacity to respond to market conditions, capital needs and other factors may be limited.

SUBORDINATION OF THE NOTES AND THE GUARANTEES

     The payment of principal of, premium, if any, and interest on the Notes will be subordinated to the prior payment in full of all existing and future Senior Indebtedness of Newpark, which includes indebtedness under the Credit Facility. Therefore, in the event of a liquidation, dissolution, reorganization or any similar proceeding regarding Newpark, the assets of Newpark will be available to pay obligations on the Notes only after Senior Indebtedness has been paid in full, and there may not be sufficient assets to pay amounts due on all or any of the Notes. In addition, Newpark may not pay principal of, premium, if any, interest on or any other amounts owing in respect of the Notes, make any deposit pursuant to defeasance provisions or purchase, redeem or otherwise retire the Notes, if any Senior Indebtedness is not paid when due (whether upon scheduled repayment, acceleration or otherwise), unless, in either case, such default has been cured or waived, any such acceleration has been rescinded or such indebtedness has been repaid in full. Moreover, under certain circumstances, if any non-payment default exists with respect to Designated Senior Indebtedness (as defined herein), Newpark may not make any payments on the Notes for a specified time, unless such default is cured or waived, any acceleration of such indebtedness has been rescinded or such indebtedness has been repaid in full. See "Description of the Exchange Notes--Subordination."
As of September 30, 1997, on an as adjusted basis after giving effect to the 144A Notes Offering and the application of the net proceeds therefrom, Newpark would have had approximately $4.4 million in aggregate principal amount of Senior Indebtedness outstanding (excluding up to $17.6 million in third party indebtedness guaranteed by Newpark), and Newpark would have had an aggregate of $88.0 million of available borrowings under the Credit Facility. Under the terms of the Indenture governing the Notes, and Newpark's other debt instruments, Newpark may incur additional indebtedness, including future Senior Indebtedness or secured indebtedness. See "Description of the Exchange Notes-- Certain Covenants."

     The Guarantees will be unsecured senior subordinated obligations of the Guarantors and will be subordinated to all existing and future Guarantor Senior Indebtedness, which includes indebtedness of the Guarantors under the Credit Facility. As of September 30, 1997, on an as adjusted basis after giving effect to the 144A Notes Offering and the application of the net proceeds therefrom, the Guarantors would have had outstanding approximately $4.4 million in aggregate principal amount of Guarantor Senior Indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources," "Description of Certain Other Indebtedness" and "Description of the Exchange Notes."

HOLDING COMPANY STRUCTURE; POSSIBLE INVALIDITY OF GUARANTEES; POTENTIAL RELEASE OF GUARANTEES

     The Notes are the obligations of Newpark. As of the date of this Prospectus, approximately 94% of the consolidated assets of Newpark were held by the Guarantors and substantially all of Newpark's cash flow and net income was generated by the Guarantors. Therefore, Newpark's ability to make interest and principal payments when due to holders of the Notes is dependent, in part, upon the receipt of sufficient funds from its subsidiaries.

     Newpark's obligations under the Notes have been guaranteed, jointly and severally, on a senior subordinated basis by each of the Guarantors, which consist of substantially all of Newpark's subsidiaries. To the extent that a court were to find, pursuant to federal or state fraudulent transfer laws or otherwise, that at the time a Guarantor entered into a Guarantee either (a) the Guarantee was incurred by a Guarantor with the intent to hinder, delay or defraud any present or future creditor or the Guarantor contemplated insolvency with a design to favor one or more creditors to the exclusion in whole or in part of others; or (b) the Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and, at the time it issued the Guarantee, such Guarantor (i) was insolvent or rendered insolvent by reason of the issuance of such Guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Guarantee in favor of the Guarantor's other debts or liabilities. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor as a result of the issuance by Newpark of the Notes. To the extent any Guarantee is avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of Newpark and any Guarantor whose Guarantee was not avoided or held unenforceable.

     Based upon financial and other information currently available to it, Newpark believes that the Notes and the Guarantees have been and are being incurred for proper purposes and in good faith and that Newpark and each Guarantor is solvent and will continue to be solvent after issuing the Notes or its Guarantee, as the case may be, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain Other Indebtedness" and "Description of the Exchange Notes."

IMPACT OF GOVERNMENT REGULATIONS

     Newpark believes that the demand for its principal environmental services is directly related to regulation of NOW and NORM. Rescission or relaxation of such regulations, or a failure of governmental authorities to enforce such regulations, could result in decreased demand for Newpark's services and, therefore, could materially affect Newpark's consolidated financial statements. Newpark's business may also be adversely affected by new regulations or changes in other applicable regulations.

     NOW is currently exempt from the principal Federal statute governing the handling of hazardous waste. In recent years, proposals have been made to rescind this exemption. The repeal or modification of the exemption covering NOW or modification of applicable regulations or their interpretation regarding the treatment and/or disposal of NOW or NORM waste could require Newpark to alter significantly its method of doing business. Such repeal or modification could have a material adverse effect on Newpark's consolidated financial statements.

LOSS OF TECHNOLOGY RIGHTS

     Newpark has been granted U.S. patents on certain aspects of its system for processing and disposing of NOW and NORM. There is no assurance that such patents will give Newpark a meaningful competitive advantage. In addition, the environmental services business in the oilfield industry could be impacted by future technological change and innovation, which could result in a reduction in the amount of waste being generated or alternative methods of disposal being developed.

COMPETITION

     The processing of NOW and NORM waste is a relatively new industry. Competition in this market can be expected to increase as the industry develops. In the meantime, Newpark expects to encounter significant competition from third party competitors in connection with any proposed expansion into additional geographic areas and services. Barriers to entry by competitors in the environmental and oilfield services industries are low. Therefore, competitive products and services have been and may be successfully developed and marketed by others. Newpark also faces competition from oil and gas producing customers who are continually seeking to enhance and develop their own methods of disposal instead of utilizing the services of third party NOW and NORM disposal companies such as Newpark. The desire to use such internal disposal methods could be increased by future technological change and innovation and could limit the ability of Newpark to increase prices. The increased use by Newpark's oil and gas producing customers of their own disposal methods and other competitive factors could have a material adverse effect on Newpark's consolidated financial statements. Newpark also faces competition in the drilling fluids market, where there are several larger companies that may have both lower capital costs and greater geographic coverage than Newpark, as well as numerous smaller companies that may have a lower total cost structure.

FAILURE TO COMPLY WITH GOVERNMENTAL REGULATIONS

     Newpark's business is subject to numerous Federal, state and local laws, regulations and policies that govern environmental protection, zoning and other matters. These laws and regulations have changed frequently in the past and it is reasonable to expect additional changes in the future. If existing regulatory requirements change, Newpark may be required to make significant unanticipated capital and operating expenditures. Although Newpark believes that it is presently in material compliance with applicable laws and regulations, there is no assurance that its operations will continue to comply with future laws and regulations. Governmental authorities may seek to impose fines and penalties on Newpark or to revoke or deny the issuance or renewal of operating permits for failure to comply with applicable laws and regulations. Under such circumstances, Newpark might be required to curtail or cease operations or conduct site remediation or other corrective action, which could have a material adverse effect on Newpark's consolidated financial statements.

POTENTIAL ENVIRONMENTAL LIABILITY; INSUFFICIENCY OF INSURANCE

     Newpark's business exposes it to the risk of harmful substances escaping into the environment, resulting in personal injury or loss of life, severe damage to or destruction of property, environmental damage and suspension of operations. The current and past activities of Newpark and the activities of its former divisions and subsidiaries could result in the imposition of substantial environmental, regulatory and other liabilities on Newpark, including the costs of cleanup of contaminated sites and site closure obligations. Such liabilities could also be imposed on the basis of negligence, strict liability, breach of contract with customers or, in many instances, as a result of contractual indemnification by Newpark of its customers in the normal course of its business. Injection wells have been used for many years for disposal of oilfield waste; however, certain aspects of Newpark's technology have not been used previously by others and the future performance of such technology is uncertain.

     While Newpark maintains liability insurance, the insurance is subject to coverage limits and certain policies exclude coverage for damages resulting from environmental contamination. Although there are currently numerous sources from which such coverage may be obtained, there can be no assurance that insurance will continue to be available to Newpark on commercially reasonable terms, that the possible types of liabilities that may be incurred by Newpark will be covered by its insurance, that Newpark's insurance carriers will be able to meet their obligations under the policies or that the dollar amount of such liabilities will not exceed Newpark's policy limits. Even a partially uninsured claim, if successful and of significant magnitude, could have a material adverse effect on Newpark's consolidated financial statements.

RELIANCE ON KEY PERSONNEL

     Newpark is dependent upon the efforts and talents of its executive officers and certain key personnel. Loss of the services of one or more of these persons could adversely affect the operations of Newpark. None of Newpark's executive officers is covered by a long-term employment contract.

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Indenture governing the terms of the Notes contains certain covenants limiting, subject to certain exceptions, the incurrence of additional indebtedness, the payment of dividends, the redemption of capital stock, the making of certain investments, the issuance of capital stock of subsidiaries, the creation of liens and other restrictions affecting Newpark's subsidiaries, the issuance of guarantees, transactions with affiliates, asset sales and certain mergers and consolidations. A breach of any of these covenants could result in an event of default under the Indenture. In addition, the Credit Facility contains other restrictive covenants and requires Newpark to satisfy certain financial tests. Newpark's ability to comply with such covenants and to satisfy such financial tests may be affected by events beyond its control. A breach of any of these covenants could result in an event of default under the Credit Facility and the Indenture. In the event of a default under the Credit Facility, the lenders thereunder could elect to declare all amounts borrowed, together with accrued interest, to be immediately due and payable, and the lenders under the Credit Facility could terminate all commitments thereunder and, if such borrowed amounts are not paid, enforce their rights pursuant to any security interests on, or commence litigation that could ultimately result in a sale of, certain assets of Newpark. In addition, a default under the Credit Facility could constitute a cross-default under the Indenture, and a default under the Indenture could constitute a cross-default under the Credit Facility. See "Description of Certain Other Indebtedness" and "Description of the Exchange Notes."

POTENTIAL FAILURE TO MAKE PAYMENT UNDER A CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, Newpark will be obligated to offer to purchase all or a portion of the Notes at 101% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of purchase. If Newpark does not have sufficient funds to repay all of such indebtedness or is unable to obtain the necessary consents from the holders of Senior Indebtedness, Newpark may be unable to offer to purchase the Notes, which will constitute an event of default under the Indenture. There can be no assurance that Newpark will have sufficient funds available at the time of any Change of Control to make any debt payment (including purchases of Notes) as described above or that Newpark will be able to refinance its outstanding indebtedness in order to permit it to repurchase the Notes or, if such refinancing were to occur, that such financing will be on terms favorable to Newpark. See "Description of the Exchange Notes--Certain Covenants--Change of Control."

     The events that constitute a Change of Control under the Indenture may also be events of default under the Credit Facility or other Senior Indebtedness of Newpark. Such events may permit the holders under such debt instruments to reduce the borrowings thereunder or accelerate the debt and, if the debt is not paid, to enforce their rights pursuant to security interests on, or commence litigation that could ultimately result in a sale of, certain assets of Newpark, thereby limiting Newpark's ability to purchase the Notes.

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

     The Exchange Notes are being offered to the Holders of the 144A Notes. The 144A Notes were offered and sold in December 1997 to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act) and certain other qualified buyers and are eligible for trading in the PORTAL market.

     The Exchange Notes will be new securities for which there currently is no established trading market. Although Newpark intends to apply for listing of the Exchange Notes on the NYSE, there can be no assurance that Newpark's application will be approved or that an active trading market for the Exchange Notes will develop or continue after the Exchange Offer. Although the Initial Purchasers have informed Newpark that they currently intend to make a market in the Exchange Notes, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. The liquidity of any market for the Exchange Notes will depend upon the number of holders of the Exchange Notes, the interest of securities dealers in making a market in the Exchange Notes and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. If an active trading market for the Exchange Notes does not develop, the market price and liquidity of the Exchange Notes may be adversely affected. If the Exchange Notes are traded, they may trade at a discount from the initial offering price of the 144A Notes for which they were exchanged, depending upon prevailing interest rates, the market for similar securities, the performance of Newpark and certain other factors. The liquidity of, and trading markets for, the Exchange Notes may also be adversely affected by general declines in the market for non-investment grade debt. Such declines may adversely affect the liquidity of, and trading markets for, the Exchange Notes independent of the financial performance of or prospects for Newpark.

     Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. There can be no assurance that the market, if any, for the Exchange Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on the holders of the Exchange Notes.

     Notwithstanding the registration of the Exchange Notes in the Exchange Offer, Holders who are "affiliates" (as defined under Rule 405 of the Securities
Act) of the Company may publicly offer for sale or resell the Exchange Notes only in compliance with the provisions of Rule 144 under the Securities Act. In addition, Holders who participate in the Exchange Offer should be aware that if they accept the Exchange Offer for the purpose of engaging in a distribution, the Exchange Notes received by them may not be publicly reoffered or resold without complying with the registration and prospectus delivery requirements of the Securities Act. As a result, each Holder accepting the Exchange Offer will be required to represent, in connection with its acceptance of the Exchange Offer, that it acquired the Exchange Notes in the ordinary course of business and that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

EXCHANGE OFFER PROCEDURES

     Issuance of the Exchange Notes for 144A Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such 144A Notes, a properly completed, duly executed Letter of Transmittal (or compliance with the procedures for book-entry transfer if delivery of 144A Notes is to be made by book-entry transfer to an account maintained by the Exchange Agent at the DTC) and all other required documents. Therefore, Holders desiring to tender their 144A Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Newpark is under no duty to give notification of defects or irregularities with respect to tenders of 144A Notes for exchange. Any 144A Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement generally will terminate. In addition, any Holder who tenders pursuant to the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale. Each broker-dealer that receives Exchange Notes for its own account in exchange for 144A Notes, where such 144A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "The Exchange Offer."

                               THE EXCHANGE OFFER

     The following discussion sets forth or summarizes what Newpark believes are the material terms of the Exchange Offer, including those set forth in the Letter of Transmittal distributed with this Prospectus. This summary is qualified in its entirety by reference to the full text of the documents underlying the Exchange Offer, including the Letter of Transmittal and the Registration Rights Agreement, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part, and are incorporated by reference herein.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of 144A Notes pursuant to the Purchase Agreement, dated December 10, 1997 (the "Purchase Agreement"), between Newpark and the Initial Purchasers, the Initial Purchasers became entitled to the benefits of the Registration Rights Agreement.

     Under the Registration Rights Agreement, Newpark must use its best efforts to (i) file a registration statement in connection with a registered exchange offer of Exchange Notes for 144A Notes within 45 days after December 17, 1997, the date the 144A Notes were issued (the "Issue Date"), (ii) cause such registration statement to become effective under the Securities Act within 105 days of the Issue Date, (iii) keep such registration statement effective until the closing of such registered exchange offer and (iv) cause such registered exchange offer to be consummated within 135 days after the Issue Date. The registered exchange offer to be made pursuant to the Registration Rights Agreement is intended to provide each Holder of 144A Notes with the opportunity to exchange any and all of its 144A Notes for a like principal amount of Exchange Notes , which will be issued without a restrictive legend and may be reoffered and resold by the Holder without restrictions or limitations under the Securities Act, subject to certain limitations. See "--Resale of the Exchange Notes." Subject to limited exceptions, the Exchange Offer being made hereby, if commenced and consummated within such applicable time periods, will satisfy the foregoing requirements under the Registration Rights Agreement. The term "Holder" with respect to the Exchange Offer means any person in whose name the 144A Notes are registered on the books of Newpark or any other person who has obtained a properly completed assignment from the registered holder or any participant in the DTC system whose name appears on a security position listing as the holder of such 144A Notes and who desires to deliver such 144A Notes by book-entry transfer through the facilities of the DTC.

     Upon satisfaction of the foregoing requirements under the Registration Rights Agreement, Newpark will not be required to pay an increased rate of interest on the 144A Notes. Following the consummation of the Exchange Offer, Holders who did not tender their 144A Notes generally will not have any further registration rights under the Registration Rights Agreement, and such 144A Notes will continue to remain subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such 144A Notes could be adversely affected. Holders of 144A Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act. Although the 144A Notes have been designated as eligible for trading in the PORTAL market, because it is expected that all or substantially all of the Holders of the 144A Notes will elect to exchange such 144A Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes under the Securities Act, Newpark anticipates that the liquidity of the market for any 144A Notes remaining after the consummation of the Exchange Offer may be substantially limited.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, Newpark will accept for exchange all 144A Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Newpark will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding 144A Notes accepted in the Exchange Offer. Holders may tender some or all of their 144A Notes pursuant to the Exchange Offer in denominations of $1,000 and integral multiples thereof.

     The form and terms of the Exchange Notes are the same as the form and terms of the 144A Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof, (ii) the holders of Exchange Notes generally will not be entitled to certain rights under the Registration Rights Agreement, which rights generally will terminate as to all of the Notes upon consummation of the Exchange Offer, and (iii) certain provisions relating to an increase in the stated interest rate on the 144A Notes provided for under certain circumstances will be eliminated. The Exchange Notes will evidence the same debt as the 144A Notes and will be issued under and entitled to the benefits of the Indenture.

     As of the date of this Prospectus, $125,000,000 aggregate principal amount of the 144A Notes are outstanding. In connection with the issuance of the 144A Notes, Newpark arranged for the 144A Notes to be issued and transferable in book-entry form through the facilities of the DTC, acting as depositary. The Exchange Notes will also be issuable and transferable in book-entry form through the DTC.

     This Prospectus, together with the accompanying Letter of Transmittal, is initially being sent to all registered Holders of the 144A Notes as of the close
of business on                  , 1998.  The Exchange Offer is not conditioned
upon any minimum aggregate principal amount of 144A Notes being tendered, and Holders of the 144A Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer.

     Newpark shall be deemed to have accepted validly tendered 144A Notes when, as and if Newpark has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of 144A Notes for the purposes of receiving the Exchange Notes from Newpark and delivering Exchange Notes to such Holders. Newpark's obligation to accept 144A Notes for exchange pursuant to the Exchange Offer is subject to certain customary conditions as set forth under "--Conditions."

     If any tendered 144A Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted 144A Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders of 144A Notes who tender pursuant to the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of 144A Notes pursuant to the Exchange Offer. Newpark will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Solicitation of Tenders; Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF NEWPARK NOR NEWPARK MAKES ANY RECOMMENDATION TO HOLDERS OF 144A NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR 144A NOTES PURSUANT TO THE EXCHANGE OFFER. MOREOVER, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF 144A NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF 144A NOTES TO TENDER, AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Exchange Offer will remain open for acceptance for a period of not less than 30 days after notice is mailed to Holders. The Expiration Date will
be 5:00 p.m., New York City time, on          , 1998, unless Newpark, in its
sole discretion, extends the Exchange Offer, in which case the Expiration Date will be the latest business day to which the Exchange Offer is extended. In order to extend the Expiration Date, Newpark will notify the Exchange Agent of any extension by oral or written notice and will mail to the record Holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all 144A Notes previously tendered and not withdrawn as herein provided will remain subject to the Exchange Offer and may be accepted for exchange by Newpark.

     Newpark reserves the right (i) to delay accepting any 144A Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not accept 144A Notes not previously accepted if any of the conditions set forth under "--Conditions" shall have occurred and shall not have been waived by Newpark, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or
(ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by Newpark to constitute a material change, Newpark will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of such amendment, and Newpark will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which Newpark may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, Newpark shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

     Interest on the Notes is payable semi-annually on June 15 and December 15 of each year at the rate of 8 5/8% per annum. The Exchange Notes will bear interest from the Issue Date or the most recent interest payment date to which interest on the 144A Notes has been paid, whichever is later. Accordingly, Holders of 144A Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the 144A Notes at the time of tender, but such interest will be payable in respect of the Exchange Notes delivered in exchange for such 144A Notes on the first interest payment date after the Expiration Date. Each 144A Note accepted for exchange will cease to bear interest from and after the date of consummation of the Exchange Offer.

PROCEDURES FOR TENDERING

     Only a Holder of 144A Notes may tender such 144A Notes pursuant to the Exchange Offer. To tender pursuant to the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, have the signatures thereon guaranteed if required by Instruction 5 of the Letter of Transmittal, and deliver such Letter of Transmittal or such facsimile, together with the 144A Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date (or comply with the procedures for book-entry transfer described below if delivery of 144A Notes is to be made by book-entry transfer to an account maintained by the Exchange Agent at the DTC). Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     The tender by a Holder of 144A Notes and the acceptance thereof by Newpark will constitute an agreement between such Holder and Newpark in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. If less than all of the 144A Notes delivered to the Exchange Agent are tendered, a tendering Holder should fill in the amount of 144A Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of 144A Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

THE METHOD OF DELIVERY OF 144A NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION

AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR 144A NOTES SHOULD BE SENT TO NEWPARK. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT SUCH TENDER FOR SUCH HOLDERS.

     Any beneficial Holder whose 144A Notes are registered in the name of such Holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on its behalf. If such beneficial Holder wishes to tender on such beneficial Holder's own behalf, such beneficial Holder must, prior to completing and executing the Letter of Transmittal and delivering its 144A Notes, either make appropriate arrangements to register ownership of the 144A Notes in such Holder's name or obtain a properly completed assignment from the registered Holder. The transfer of record ownership may take considerable time, and completion of such transfer prior to the Expiration Date may not be possible.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (an "Eligible Institution") unless the 144A Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered Holder of any 144A Notes listed therein, such 144A Notes must be endorsed or accompanied by appropriate assignments which authorizes such person to tender the 144A Notes on behalf of the registered Holder, in each case signed as the name of the registered Holder or Holders appears on the 144A Notes with the signature thereon guaranteed by an Eligible Institution. If the Letter of Transmittal or any 144A Notes or assignments are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by Newpark, evidence satisfactory to Newpark of their authority to so act must be submitted with the Letter of Transmittal.

     Newpark understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish an account with respect to the 144A Notes at the DTC for the purpose of facilitating the Exchange Offer unless the Exchange Agent already has established an account with the DTC suitable for the Exchange Offer, and, subject to the establishment thereof, any financial institution that is a participant in the DTC may make book-entry delivery of the 144A Notes by causing the DTC to transfer such 144A Notes into the Exchange Agent's account with respect to the 144A Notes in accordance with the DTC's procedures for such transfer. Although delivery of 144A Notes may be effected through book-entry transfer into the Exchange Agent's account at the DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at its address set forth herein under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered 144A Notes and withdrawal of tendered 144A Notes will be determined by Newpark in its sole discretion, which determination will be final and binding. Newpark reserves the absolute right to reject any and all 144A Notes not properly tendered or any 144A Notes Newpark's acceptance of which would, in the opinion of counsel for Newpark, be unlawful. Newpark also reserves the right to waive any irregularities or conditions of tender as to particular 144A Notes. Newpark's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of 144A Notes must be cured within such time as Newpark shall determine. Neither Newpark, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of 144A Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of 144A Notes will not be deemed to have been made until such irregularities have been cured or waived. Any 144A Notes received by the Exchange Agent that are not properly tendered or the tender of which is otherwise rejected by the Company and as to which the defects or irregularities have not been cured or waived will be returned without cost to such Holder by the Exchange Agent to the tendering Holder thereof (or, in the case of 144A Notes tendered by book-entry transfer into the Exchange Agent's account at the DTC pursuant to the book-entry procedures described above, such non-exchanged 144A Notes will be credited to an account maintained with the
DTC), unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     The Letter of Transmittal will include representations to Newpark with respect to certain securities law matters. See "--Resale of the Exchange Notes."

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their 144A Notes and (i) whose 144A Notes are not immediately available, or (ii) who cannot deliver their 144A Notes, the Letter of Transmittal or any other required documents to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date, may effect a tender if:

     (a)  the tender is made through an Eligible Institution;

     (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the 144A Notes, the certificate or registration number or numbers of such 144A Notes and the principal amount of 144A Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three NYSE trading days after the execution of the Notice of Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the 144A Notes to be tendered in proper form for transfer (or a confirmation of book-entry transfer of such 144A Notes into the Exchange Agent's account at the DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

     (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered 144A Notes in proper form for transfer (or a confirmation of book-entry transfer of such 144A Notes into the Exchange Agent's account at the DTC) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the execution of the Notice of Guaranteed Delivery.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their 144A Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of 144A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of 144A Notes pursuant to the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the 144A Notes to be withdrawn (the "Depositor"), (ii) identify the 144A Notes to be withdrawn (including the certificate or registration number(s) and principal amount of such 144A Notes, or, in the case of notes tendered by book-entry transfer, the name and number of the account at the DTC to be credited), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such 144A Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the 144A Notes register the transfer of such 144A Notes into the name of the person withdrawing the tender, (iv) specify the name in which any such 144A Notes are to be registered, if different from that of the Depositor and (v) include a statement that such Holder is withdrawing such Holder's election to have such 144A Notes exchanged. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by Newpark, whose determination will be final and binding on all parties. Any 144A Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the 144A Notes so withdrawn are validly retendered. Any 144A Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn 144A Notes may be retendered by following one of the procedures described under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, Newpark shall not be required to accept for exchange, or to exchange Exchange Notes for, any 144A Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such 144A Notes, if:

     (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Exchange Offer which, in the sole judgment of Newpark, might impair the ability of Newpark to proceed with the Exchange Offer; or

     (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of Newpark, might materially impair the ability of Newpark to proceed with the Exchange Offer; or

     (c) any governmental approval has not been obtained, which approval Newpark, in its sole discretion, deems necessary for the consummation of the Exchange Offer; or

     (d) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law, statute, rule or regulation) which, in the sole judgment of Newpark, might materially impair the ability of Newpark to proceed with the Exchange Offer.

     If Newpark determines in its reasonable judgment that any of the conditions set forth above are not satisfied, Newpark may (i) terminate the Exchange Offer and refuse to accept any 144A Notes and return all tendered 144A Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all 144A Notes tendered prior to the expiration of the Exchange Offer subject, however, to the rights of Holders to withdraw such 144A Notes (see "--Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered 144A Notes which have not been withdrawn. Moreover, regardless of whether any of such conditions has occurred, Newpark may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to Holders of the 144A Notes.

     The foregoing conditions are for the sole benefit of Newpark and may be asserted by Newpark regardless of the circumstances giving rise to any such condition or may be waived by Newpark in whole or in part at any time and from time to time in its sole discretion. The failure by Newpark at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If a waiver constitutes a material change in the Exchange Offer, Newpark will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered Holder, and Newpark will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such period. Any determination by Newpark concerning the events described above will be final and binding upon all parties.

     In addition, Newpark will not accept for exchange any 144A Notes tendered, and no Exchange Notes will be issued in exchange for any such 144A Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus is a part or the Indenture is not qualified under the Trust Indenture Act of 1939, as amended. Newpark is required to use every reasonable effort to obtain the withdrawal of any such stop order at the earliest possible time.

     The Exchange Offer is not conditioned upon any minimum principal amount of 144A Notes being tendered for exchange.

EXCHANGE AGENT

     State Street Bank and Trust Company, the Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. In such capacity, the Exchange Agent has no fiduciary duties and will be acting solely on the basis of directions of Newpark. All executed Letters of Transmittal must be directed to the Exchange Agent at the applicable address set forth below. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

 By Mail:                                   By Facsimile Transmission:         By Overnight or Hand
(registered or certified recommended)    (for Eligible Institutions only)           Delivery:
State Street Bank and Trust Company                (617) 664-5232             State Street Bank and
Corporate Trust Department                Attention:  Sandra Szczsponik           Trust Company
P.O. Box 778                                  Confirm by Telephone:          Corporate Trust Department
Boston, MA  02102-0078                             (617) 664-5314             Two International Place
Attention: Sandra Szczsponik                                                        Fourth Floor
                                                                               Boston, MA  02102-0078
                                                                            Attention: Sandra Szczsponik

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by Newpark. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, facsimile, telephone or in person by officers and regular employees of Newpark and its affiliates.

     Newpark has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. Newpark will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees, accounting and legal fees and printing and distribution expenses. Newpark may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the 144A Notes and in handling or forwarding tenders for exchange.

     Newpark will pay all transfer taxes, if any, applicable to the exchange of 144A Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or 144A Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the 144A Notes tendered, or if tendered 144A Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of 144A Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the 144A Notes for which they are exchanged, which is the aggregate principal amount of the 144A Notes, as reflected in Newpark's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The cost of the Exchange Offer will be deferred and amortized over the term of the Exchange Notes.

RESALE OF THE EXCHANGE NOTES

     Newpark is making the Exchange Offer in reliance on interpretations of the staff of the Commission as set forth in certain no-action letters addressed to third parties in other transactions. However, Newpark has not sought its own no-action letter, and there can be no assurance that the staff of the Commission would take a similar position with respect to the Exchange Offer. Based on these interpretations by the staff of the Commission, Newpark believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for 144A Notes may be offered for resale, resold and otherwise transferred by a Holder thereof (other than any such Holder which is an "affiliate" of Newpark within the meaning of Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Holder is acquiring the Exchange Notes in the ordinary course of its business, and such Holder does not intend to participate, and has no arrangement or understanding to participate, in the distribution of such Exchange Notes.
Any Holder that is an affiliate of Newpark or that tenders pursuant to the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission set forth in the above-referenced no-action letters, but instead must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for 144A Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities may be a statutory underwriter and must acknowledge, in the Letter of Transmittal, that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for 144A Notes where such 144A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Newpark has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to broker-dealers for use in connection with any such resales. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by certain provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

     The Letter of Transmittal includes representations to Newpark that, among other things, (i) the Exchange Notes to be acquired pursuant to the Exchange Offer are being acquired in the ordinary course business of the person receiving such Exchange Notes (whether or not such person is the Holder), (ii) neither the Holder nor any such other person is engaged in, intends to engage in or has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) neither the Holder nor any such other person is an "affiliate" (as defined in Rule 405 of the Securities Act) of Newpark and (iv) if the tendering Holder is a broker or dealer (as defined in the Exchange Act)
(a) it acquired the 144A Notes for its own account as a result of market-making activities or other trading activities and (b) it has not entered into any arrangement or understanding with the Company or any "affiliate" thereof (within the meaning of Rule 405 of the Securities Act) to distribute the Exchange Notes to be received in the Exchange Offer. A breach of any of the foregoing representations could result in the Holder incurring liability under the Securities Act for which it is not indemnified by Newpark.

     Newpark has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any Holder of the Exchange Notes reasonably requests in writing. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Exchange Notes. Unless a Holder so requests, Newpark does not currently intend to register or qualify the sale of the Exchange Notes in any such jurisdictions.

     If any changes in law or the applicable interpretations of the staff of the Commission do not permit the Issuers to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 135 days of the date of original issuance of the 144A Notes, or if a Holder of the 144A Notes is not permitted by applicable law to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive fully tradeable Exchange Notes pursuant to the Exchange Offer, the Issuers will, in lieu of effecting the registration of the Exchange Notes as contemplated herein and at the Issuers' cost, (i) as promptly as practicable, file with the Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the 144A Notes, (ii) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 135th day after the date of original issuance of the 144A Notes and (iii) use their best efforts to keep the Shelf Registration Statement effective for a period of two years after its effective date (or for such shorter period that will terminate when all of the 144A Notes covered by the Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding).

     Information set forth above concerning certain interpretations of and positions taken by the staff of the Commission is not intended to constitute legal advice and prospective investors should consult their own legal advisors with respect to such matters.

CONSEQUENCES OF FAILURE TO EXCHANGE

     As a result of the making of, and upon acceptance for exchange of all validly tendered 144A Notes pursuant to the terms of, the Exchange Offer, Newpark will have fulfilled one of its obligations under the Registration Rights Agreement, and Holders of 144A Notes who do not tender their 144A Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder that does not exchange such Holder's 144A Notes for Exchange Notes will continue to hold the untendered 144A Notes and will be entitled to all the rights and will be subject to all the limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

     The 144A Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities and will continue to be subject to the restrictions on transfer set forth in the legend thereon and in the Indenture. Accordingly, such 144A Notes may be offered, resold or otherwise transferred only (i) to Newpark (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the 144A Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), or (vi) to an accredited investor as such term is defined under Rule 501 of the Securities Act in a transaction exempt from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction. See "Risk Factors--Restrictions on Transfer."

     To the extent that 144A Notes are tendered and accepted in the Exchange Offer, the liquidity of the trading market for untendered 144A Notes could be adversely affected.

OTHER

     Participation in the Exchange Offer is voluntary, and Holders should carefully consider whether to accept. Holders are urged to consult their financial and tax advisors in making their decision on what action to take.

     Newpark may in the future seek to acquire untendered 144A Notes, to the extent permitted by applicable law, in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. Newpark has no present plans to acquire any 144A Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered 144A Notes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Department regulations and existing administrative interpretations and court decisions. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. Certain Holders of the 144A Notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH HOLDER OF A 144A NOTE SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SUCH HOLDER'S 144A NOTES FOR EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

     The issuance of the Exchange Notes to Holders of the 144A Notes pursuant to the terms set forth in this Prospectus should not constitute an exchange for United States federal income tax purposes because such exchange does not represent a significant modification of the debt instruments. Consequently, no gain or loss should be recognized by Holders of the 144A Notes upon receipt of the Exchange Notes, and ownership of the Exchange Notes should be considered a continuation of ownership of the 144A Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the Exchange Notes, a Holder's basis in the Exchange Notes should be the same as such Holder's basis in the 144A Notes exchanged therefor. A Holder's holding period for the Exchange Notes should include the Holder's holding period for the 144A Notes exchanged therefor.

     See also "Description of Certain Federal Income Tax Consequences of an Investment in the Exchange Notes."

                                USE OF PROCEEDS

     Newpark will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated by this Prospectus, Newpark will receive in exchange a like principal amount of 144A Notes, the terms of which are identical in all material respects to the Exchange Notes. The 144A Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued.
Accordingly, issuance of the Exchange Notes will not result in any change in the capitalization of Newpark.

     The net proceeds to Newpark from the 144A Notes Offering were approximately $121.5 million. Newpark used the net proceeds from the 144A Notes Offering as follows: (i) approximately $90.5 million was used to repay all the borrowings then outstanding under the Credit Facility, (ii) approximately $17 million has been or will be used to fund capital expenditures and (iii) the balance, consisting of approximately $14 million, will be used for general corporate purposes, including working capital. Pending such use, Newpark invested the balance of the net proceeds in short-term investments. See "Description of Certain Other Indebtedness" for further information regarding the Credit Facility.

     Although Newpark fully repaid its outstanding borrowings under the Credit Facility, it may borrow amounts thereunder from time to time in the future for general corporate purposes. As of September 30, 1997, on an as adjusted basis after giving effect to the 144A Notes Offering and the application of the net proceeds therefrom, Newpark would have had an aggregate of $88.0 million of available borrowings under the Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of Newpark as of September 30, 1997, and on an as adjusted basis to give effect to the 144A Notes Offering and the application of the net proceeds therefrom. The following table should be read in conjunction with the Consolidated Financial Statements of Newpark and the notes thereto included and incorporated by reference herein.


                                  AS OF SEPTEMBER 30, 1997
                                  ------------------------
                                    ACTUAL  AS ADJUSTED
                                  ------------------------
                                       (IN THOUSANDS)

Long-term debt(a):
  Credit Facility(b)............      $ 73,659  $       --
  144A Notes....................            --     125,000
  Other debt....................         4,383       4,383
                                      --------    --------
          Total long-term debt..        78,042     129,383
Stockholders' equity............       257,452     257,452
                                      --------    --------
          Total capitalization..      $335,494    $386,835
                                      ========    ========
___________________
(a) Includes approximately $1.7 million in current maturities of long-term debt. Excludes a $10.0 million special advance note issued on November 7, 1997, which Newpark repaid with the net proceeds from the 144A Notes Offering. Also excludes up to $17.6 million in third party indebtedness guaranteed by Newpark. For information regarding Newpark's long-term liabilities, see Notes to Consolidated Financial Statements.
(b) As of September 30, 1997, after giving effect to the 144A Notes Offering and the application of the net proceeds therefrom, Newpark would have had $88.0 million in available borrowings under the Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Certain Other Indebtedness."

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

     The selected consolidated historical financial data presented below for the five years ended December 31, 1996 are derived from the consolidated financial statements of Newpark. The selected historical financial information at and for the nine months ended September 30, 1996 and 1997 is derived from the unaudited consolidated financial statements of Newpark, and, in the opinion of Newpark, includes all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the operating results for such interim periods. The results of operations at and for the nine months ended September 30, 1997 are not necessarily indicative of results for the full year. The following data should be read in conjunction with the Consolidated Financial Statements of Newpark and the notes thereto included elsewhere and incorporated by reference herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                    NINE MONTHS ENDED
                                                                    YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                         --------------------------------------------------------- -------------------
                                           1992       1993       1994        1995        1996       1996        1997
                                         ---------  ---------  ---------  ----------  ----------  ---------  ----------
INCOME STATEMENT DATA:                                               (DOLLARS IN THOUSANDS)
Revenues...............................   $49,457    $57,585   $ 86,625    $105,720    $135,974   $ 90,636    $148,782
Cost of services provided..............    36,860     43,389     60,901      70,360      87,081     58,039      89,769
Operating costs........................     5,519      9,120      9,124      10,693      10,784      7,707      13,763
General and administrative expenses....     1,963      2,129      3,231       2,658       2,920      2,168       2,465
Restructure expense....................        --         --         --          --       2,432      2,432          --
Provision for uncollectible
  accounts and notes receivable........       154        671      1,260         463         739          6          --
                                          -------    -------   --------    --------    --------   --------    --------
Operating income from continuing
  operations...........................     4,961      2,276     12,109      21,546      32,018     20,284      42,785
Interest income........................       (18)        (5)       (80)       (222)       (223)       (86)       (154)
Interest expense.......................       847      1,306      2,724       3,833       3,900      2,854       2,703
Non-recurring expense..................        --         --         --         436          --         --          --
                                          -------    -------   --------    --------    --------   --------    --------
Income from continuing operations
  before provision for income taxes....     4,132        975      9,465      17,499      28,341     17,516      40,236
Provision (benefit) for income taxes...        51     (1,837)      (252)      4,958       9,838      6,210      14,723
                                          -------    -------   --------    --------    --------   --------    --------
Income from continuing operations......     4,081      2,812      9,717      12,541      18,503     11,306      25,513
Income (loss) from discontinued
     operations........................     1,205     (2,366)        --          --          --         --          --
                                          -------    -------   --------    --------    --------   --------    --------
 Net income............................   $ 5,286    $   446   $  9,717    $ 12,541    $ 18,503   $ 11,306    $ 25,513
                                          =======    =======   ========    ========    ========   ========    ========
BALANCE SHEET DATA (AT PERIOD END):

Cash and cash equivalents..............   $   553    $ 1,171   $  1,662    $  1,500    $  1,945   $  1,810    $  6,179
Property and equipment, net............    42,463     51,767     67,677      85,519     114,670    107,960     164,351
Total assets...........................    75,375     91,329    112,572     154,132     289,884    271,576     376,728
Total debt.............................    23,246     30,541     39,462      55,237      47,301     39,544      78,042
Stockholders' equity...................    44,915     50,467     63,631      77,755     203,441    194,858     257,452
OTHER FINANCIAL DATA:
EBITDA(a)..............................   $10,791    $ 8,903   $ 20,842    $ 32,231    $ 52,668   $ 33,165    $ 61,453
EBITDA margin..........................      21.8%      15.5%      24.1%       30.5%       38.7%      36.6%       41.3%
Capital expenditures...................   $13,033    $ 7,224   $ 23,160    $ 24,024    $ 44,521   $ 37,947    $ 58,413
Ratio of EBITDA to interest expense....     12.7x       6.8x       7.7x        8.4x       13.5x      11.6x       22.7x
Ratio of total debt to EBITDA..........      2.2x       3.4x       1.9x        1.7x        0.9x         --          --
Ratio of earnings to fixed charges(b)..      4.0x       1.4x       3.7x        4.4x        6.3x       5.5x        9.9x
Ratio of EBITDA to pro forma
     interest expense(c)...............        --         --         --          --        5.1x         --        8.6x
Ratio of pro forma total debt
    to EBITDA(c).......................        --         --         --          --        2.5x         --          --

______________________
(a) EBITDA is defined as earnings before interest expense, taxes, depreciation, amortization, non-recurring charges, provision for uncollectible accounts and notes receivable and income or loss from discontinued operations. While EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to Newpark's ability to meet future debt service, capital expenditure and working capital requirements.
(b) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before taxes plus fixed charges. Fixed charges consist of interest expense and the portion of rent expense which is deemed representative of interest.
(c)    Assumes the Notes were issued at the beginning of the periods indicated.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of Newpark's financial condition, results of operations, liquidity and capital resources should be read in conjunction with the Consolidated Financial Statements and the notes thereto included and incorporated by reference herein.

OVERVIEW

     The Baker Hughes Rotary Rig Count has historically been viewed as the most significant single indicator of oil and gas drilling activity in the domestic market. In 1993, the United States rig count averaged 754 rigs in operation, and increased to 774 in 1994. In 1995, the rig count averaged 723, the second lowest on record since the advent of the indicator in the 1940's, and in 1996, the rig count increased slightly to an average of 779. For the nine months ended September 30, 1997, the rig count continued to increase to an average of 925.

     Newpark's primary market area includes the following rig count measurement areas: (i) South Louisiana Land; (ii) Texas Railroad Commission Districts 2 and 3; (iii) Louisiana and Texas Inland Waters; and (iv) the Offshore Gulf of Mexico. The rig count trend in Newpark's primary markets have tracked these national trends as set forth in the table below:

                             1994   1995   1996   3Q96   4Q96    1Q97   2Q97   3Q97
                             -----  -----  -----  -----  -----  ------  -----  -----
U.S. rig count.............   774    723    779    803    845     853    933    989
Newpark's market...........   201    194    208    217    219     229    251    258
Newpark's market to total..  26.0%  26.8%  26.7%  27.0%  25.9%    26.8 %26.9%  26.1%

_______________
Source: Baker Hughes Incorporated.

     Newpark believes the decline in the rig count within Newpark's market during 1995, which continued in the first quarter of 1996, was primarily the result of low natural gas prices during most of 1995. The decline in the rig count created downward price pressure on Newpark's site preparation and mat rerental businesses. Prices were also negatively impacted by a significant shift in land drilling activity towards the Austin Chalk area, which is further inland and less frequently requires the use of Newpark's mat systems at the drilling locations. During the fourth quarter of 1996, the downward price pressure began to alleviate, as shortages of equipment and supporting services in the land market began to appear as a result of increased drilling activity. In addition, Newpark was able to modify a portion of its mat rental fleet, which allowed Newpark to compete with native rock foundations typically used in inland areas such as the Austin Chalk. As of the week ended January 16, 1998 the U.S. rig count was 989, with 259 rigs within Newpark's market.

RECENT ACQUISITIONS

     In February 1997, Newpark acquired SBM, a full-service drilling fluids company, which serves customers in the Louisiana and Texas Gulf Coast, in exchange for an aggregate of 2,328,000 shares of Newpark common stock. The acquisition was accounted for as a pooling-of-interests, with direct acquisition costs of $316,000 charged to current operations. SBM has since changed its name to Newpark Drilling Fluids, Inc. Since the SBM acquisition, Newpark has completed six additional acquisitions in the drilling fluids industry, in exchange for an aggregate of 1,371,112 shares of Newpark common stock. The acquisitions involved four drilling fluids distribution companies, one specialty chemical company and one specialty milling company. To expand its presence and service capabilities in the site preparation business,

Newpark has recently acquired two oilfield site contractors in exchange for an aggregate of 990,888 shares of Newpark common stock. Newpark also has recently acquired additional properties and facilities to expand its disposal capacity, including two active injection wells on 37 acres of land adjacent to Newpark's Big Hill facility, four facilities in the Permian Basin at which brine is extracted and sold and NOW is disposed in the salt domes or caverns created by the extraction process, and 120 acres of land adjacent to its Big Hill facility, which Newpark plans to develop into an industrial waste disposal facility.

RESULTS OF OPERATIONS

                                                             YEAR ENDED DECEMBER 31,
                                              ------------------------------------------------------
                                                    1994              1995               1996
                                              ----------------  -----------------  -----------------
Revenues by product line:                                     (DOLLARS IN THOUSANDS)
  Fluids management services:
    NOW and NORM disposal...................   $20,738   23.9%   $ 31,126   29.5%   $ 44,905   33.0%
    Fluids sales & engineering..............     6,993    8.1       7,738    7.3      14,432   10.6
                                               -------  -----    --------  -----    --------  -----
          Total fluids management services..    27,731   32.0      38,864   36.8      59,337   43.6
  Mat services..............................    23,048   26.6      30,775   29.1      32,757   24.1
  Integrated services.......................    34,246   39.5      34,481   32.6      42,520   31.3
  Other.....................................     1,600    1.9       1,600    1.6       1,360    1.0
                                               -------  -----    --------  -----    --------  -----
          Total revenues....................   $86,625  100.0%   $105,720  100.0%   $135,974  100.0%
                                               =======  =====    ========  =====    ========  =====

                                                 NINE MONTHS ENDED SEPTEMBER 30,
                                              --------------------------------------
                                                     1996                1997
                                              -------------------  -----------------
Revenues by product line:                             (DOLLARS IN THOUSANDS)
  Fluids management services :
    NOW and NORM disposal...................   $28,946      31.9%   $ 45,328   30.5%
    Fluids sales & engineering..............     9,139      10.1      34,641   23.3
                                               -------  --------    --------  -----
          Total fluids management services..    38,085    42.0        79,969   53.8
  Mat services..............................    20,613    22.7        37,588   25.3
  Integrated services.......................    30,578    33.7        31,225   20.9
  Other.....................................     1,360     1.5             -      -
                                               -------   -----      --------  -----
          Total revenues....................   $90,636   100.0%     $148,782  100.0%
                                               =======   =====      ========  =====

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

Revenues

     Total revenues increased to $148.8 million in the 1997 period, from $90.6 million in the 1996 period, an increase of $58.2 million, or 64.1%. The increase consisted primarily of a $42.9 million increase in fluids management services revenue and a $17.0 million increase in mat rental revenue. Principal components of the increase in fluids management services revenue were drilling fluids sales and service revenue, which increased $25.5 million, and waste disposal revenue, which increased $16.4 million. Drilling fluids sales increased as a result of a series of acquisitions made during 1997 in the drilling fluids market, the expansion of the businesses acquired through increased inventories and facilities to service new and expanded markets and an increase in drilling activity. The increase in waste disposal revenues can be primarily ascribed to the acquisition of a competitor's marine-related collection operations in August 1996 and increases in the domestic market rig count. NOW revenues for 1997 increased to $42.2 million, compared to $22.1 million in 1996. The volume of NOW received increased to 4.1 million barrels, from 2.4 million barrels. NORM revenue was $3.1 million in 1997, compared to $6.9 million in 1996, due to decreased site remediation activity. The increase in mat rental revenue reflects two acquisitions, improvements in the domestic market rig count and increased pricing for Newpark's mat inventory.

Restructure Expense

     During the nine months ended September 30, 1996, Newpark recorded a non-recurring restructure charge in the amount of $2.4 million. A total of approximately $1.8 million was related to the restructuring of certain of Newpark's NOW processing operations and staffing changes to facilitate the integration of its operations with those acquired from a competitor. Newpark recognized an additional $600,000 of non-recurring costs associated with the termination of processing operations at its original NORM facility at Port Arthur, Texas and the partial closure of the site.

Operating Income

     Operating income of $42.8 million in the 1997 period increased $22.5 million, or 110.9%, compared to $20.3 million in the 1996 period. Factors contributing to the increase included increased profitability from disposal operations, increased utilization and higher pricing for Newpark's mat inventory and increased profitability from drilling fluids sales.

Provision for Income Taxes

     For the 1997 and 1996 periods, Newpark recorded income tax provisions of $14.7 million and $6.2 million, equal to 36.6% and 35.5% of pre-tax income, respectively.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

Revenues

     Total revenues increased to $136.0 million in 1996, from $105.7 million in 1995, an increase of $30.3 million or 28.7%. In the fluid management services area, revenues increased $20.5 million, as NOW revenue increased $11.1 million, NORM revenue increased $2.7 million and product sales and engineering revenue increased $6.7 million. The volume of NOW waste processed increased by 1.1 million barrels, or 36%, to 4.0 million barrels, from 2.9 million in 1995. In addition to increased volume, Newpark benefitted from increased NOW prices. The volume of NORM waste processed grew to 143,500 barrels, from 70,000 barrels in 1995, while pricing declined due to increased volume of lower priced remediation projects made possible by the new direct injection license. In the mat service area, revenue grew by $2.0 million, or 6.4%, due primarily to sales of mats for nonoilfield applications. Revenues in the integrated services area increased $8.0 million due to increased onsite environmental management and other services incidental to site preparation activities, coupled with increased wood product sales.

Operating Income

     Operating income increased by $10.5 million, or 48.6%, to $32.0 million in 1996, compared to $21.5 million in 1995. Operating margin improved to 23.5% in 1996, as compared to 20.4% in 1995. The increase resulted primarily from increased profitability from NOW and NORM disposal operations.

     General and administrative expenses decreased as a proportion of revenue to 2.1% in 1996, from 2.5% in 1995, and increased in absolute amount by $262,000.

     During 1996, Newpark recorded a restructure charge in the amount of $2.4 million. Approximately $1.8 million of this amount was related to the restructuring of certain of Newpark's NOW processing operations and staffing changes to facilitate the integration of its operations with those recently acquired from a competitor. Newpark recognized an additional $600,000 of non-recurring costs associated with the termination of processing operations at its original NORM facility at Port Arthur, Texas, and the partial closure of the site.

Interest Expense

     Interest expense was substantially unchanged at $3.9 million in 1996, compared to $3.8 million in 1995.

Provision for Income Taxes

     For 1996 and 1995, Newpark recorded income tax provisions of $9.8 million and $5.0 million, for effective tax rates of 34.7% and 28.3%, respectively. The 1995 provision reflects the benefit realized from federal tax carryforwards which were fully recognized in 1995.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

Revenues

     Total revenues increased to $105.7 million in 1995, from $86.6 million in 1994, an increase of $19.1 million or 22.0%. The components of the increase by product line are as follows: (i) fluids management services revenues increased $11.1 million, as NOW revenue increased $5.5 million (due almost exclusively to additional volume), NORM processing revenue increased to $6.0 million on approximately 70,000 barrels in the full year 1995, from $1.2 million in revenue and 15,000 barrels in the two months of operations during 1994, and product sales and engineering revenue increased $800,000; (ii) mat revenue increased $7.7 million, or 34%, due to (a) increased volume installed at similar pricing compared to the prior year and (b) an increase in revenues from extended rerentals of $3.6 million resulting from the longer use of sites, as the size of the average location installed in 1995 grew 17% from the prior year, primarily the result of the trend toward deeper drilling in more remote locations, requiring larger sites to accommodate increased equipment and supplies on the site; and (iii) integrated service revenue increased $200,000, or 7.9%, primarily as a result of the increased level of site preparation work incident to the rental of mats.

Operating Income from Continuing Operations

     Operating income from continuing operations increased by $9.4 million, or 77.9%, to total $21.5 million in the 1995 period, compared to $12.1 million in the prior year. This represents an improvement in operating margin to 20.4% in 1995, compared to 14.0% in 1994.

     Primary components of the increase included: (i) approximately $2.9 million related to the effect of volume increases in both NOW and NORM processing; (ii) $3.6 million from increased mat rerentals; (iii) $1.3 million resulting from the increase in the volume of mats rented, to approximately 200 million board feet, compared to 157 million board feet in 1994, at similar margins; and (iv) an approximate $200,000 increase in operating profit on a better gross margin mix from wood product sales.

     The decline of $573,000 in general and administrative expenses primarily reflects the impact of approximately $600,000 of prior year charges for legal costs incurred in an appeal of an expropriation matter.

Additionally, the provision for uncollectible accounts was $797,000 less in the 1995 period as compared to the 1994 period.

Interest Expense

     Interest expense increased to $3.8 million in 1995, from $2.7 million in 1994. The increase is a result of an increase in borrowings, proceeds of which were used to fund continued additions to productive capacity, including Newpark's waste processing facilities, its prefabricated mats and additions to inventory, primarily at the sawmill facility.

Non-Recurring Expense

     Results for 1995 include $436,000 of non-recurring costs associated with a proposed merger which was not completed.

Provision for Income Taxes

     During 1995, Newpark recorded an income tax provision of $5.0 million, or 28.3% of pre-tax income. While Newpark's net operating loss carryforwards remain to be used for income tax return purposes, for financial reporting purposes, substantially all of the remaining net operating loss and tax credit carryforwards applicable to federal taxes were recognized in the first half of the year, which reduced the effective tax rate for that portion of the year. During 1994, Newpark recorded a tax benefit of $252,000 as a result of the availability of net operating loss carryforwards.

LIQUIDITY AND CAPITAL RESOURCES

     Newpark's working capital position remained relatively constant during the year ended December 31, 1996, and increased by $27.9 million during the nine months ended September 30, 1997. Key working capital data is provided below:

                                                                   AS OF
                                           AS OF DECEMBER 31,  SEPTEMBER 30,
                                           ------------------  --------------
                                             1995      1996         1997
                                           --------  --------  --------------

         Working capital (in thousands)..   $32,563   $29,881         $57,823
         Current ratio...................      2.30      1.77            2.90


     For the nine months ended September 30, 1997, Newpark's working capital needs were met primarily from operating cash flow and borrowings under the Credit Facility. Total cash generated from operations of $28.1 million was supplemented by $32.2 million from financing activities, to provide for a total of $56.3 million used in investing activities, including for the purchase of drilling fluids assets, the purchase of mats and the expansion of waste disposal facilities.

     On August 12, 1996, Newpark completed the sale of 13.8 million shares of its common stock, generating net proceeds of $98.1 million. A total of $70.5 million was used to complete the acquisition of the marine-related nonhazardous oilfield waste NOW collection operations of Campbell Wells Ltd. ("Campbell Wells"). The remaining proceeds were used to repay $19.0 million of borrowings under the Credit Facility and provide working capital of $8.6 million.

     During 1996, Newpark's operating activities generated $24.9 million of cash flow. Net proceeds of the equity offering in excess of the Campbell Wells acquisition price, coupled with the $24.9 million generated by operations and net new borrowings (following the offering) of $11.8 million, were used to fund investing activities. Exclusive of the Campbell Wells acquisition, the majority of the funds used in investing activities were utilized for the purchase of mats and the expansion of waste disposal facilities, which is reflected in the increase in property, plant and equipment. In addition, Newpark purchased its joint venture partners' interest in Venezuelan mat operations and purchased additional patent rights in Newpark's proprietary business, which is reflected in the increase in other assets.

     During 1996, Newpark sold the facility and certain equipment of its former marine service business to the operator of that business. These assets were being leased by the operator and were subject to debt obligations, which were assumed by the purchaser at closing. In addition to the extinguishment of these debt obligations, Newpark received $1.2 million in cash in the transaction. Newpark also has guaranteed certain of the debt obligations of the operator, which is limited to a maximum of $10.0 million and reduces proportionately with debt repayments made by the operator.

     On June 30, 1997, Newpark entered into the Credit Facility, which provides for a $90.0 million revolving credit facility maturing on June 30, 2000, including up to $5.0 million in standby letters of credit. At September 30, 1997, $2.0 million in letters of credit were issued and outstanding under the Credit Facility, and an additional $73.7 million was outstanding under the revolving facility. Amounts outstanding under the Credit Facility bear interest at either (i) a specified prime rate or (ii) the LIBOR rate plus a spread which is determined quarterly based upon the ratio of Newpark's funded debt to EBITDA (as defined in the Credit Facility). The Credit Facility requires that Newpark maintain certain specified financial ratios and comply with other usual and customary requirements. Newpark was in compliance with all of the covenants in the Credit Facility at September 30, 1997. On November 7, 1997, the Credit Facility was amended to provide for a $10.0 million special advance note, which was treated as an additional advance under the Credit Facility. The proceeds of the special advance note were used to acquire certain assets of Anchor Drilling Fluids USA, Inc. ("Anchor Drilling"). The Credit Facility was further amended, effective upon the closing of this 144A Notes Offering, to provide for the release of the security interests in certain of Newpark's assets previously granted to the lenders under the Credit Facility and to permit the sale of the 144A Notes. Newpark used the net proceeds from the 144A Notes Offering to repay all borrowings outstanding under the Credit Facility, including the special advance note. See "Use of Proceeds" and "Description of Certain Other Indebtedness."

     Newpark anticipates capital expenditures of approximately $17 million during the fourth quarter of 1997, including: (i) $10 million for the acquisition of certain assets of Anchor Drilling; (ii) $3 million to expand barite milling capacity; (iii) $3 million for the upgrade and purchase of equipment; and (iv) $1 million for the purchase of additional hardwood mats.
For 1998, Newpark anticipates capital expenditures of approximately $70 million, including: (i) $10 million to acquire and develop additional injection well sites, (ii) $15 million for expansion of drilling fluids operations, including the purchase of equipment associated with fluids processing and recycling and infrastructure expansions; (iii) $8 million to expand barite milling capacity;
(iv) $15 million for the purchase of additional hardwood mats; (v) $4 million for the development of Newpark's synthetic mat system; (vi) $10 million for the upgrade and purchase of equipment; and (vii) $8 million for expansion into industrial waste disposal markets. After taking into account the application of the proceeds from the 144A Notes Offering as described in "Use of Proceeds", Newpark anticipates that all of such capital expenditures will be satisfied with the remaining proceeds from the 144A Notes Offering, borrowings under the Credit Facility and cash flow from operations.

     Newpark presently has no commitments beyond the Credit Facility by which it could obtain additional funds for current operations; however, it regularly evaluates potential borrowing arrangements which may be utilized to fund future expansion plans. Newpark believes that available borrowings under the Credit Facility and internally generated funds will be sufficient to support its working capital, capital expenditure and debt service requirements for at least the next 12 months. Except as described in the preceding paragraph, Newpark is not aware of any material capital expenditures, significant balloon payments or other payments on long-term obligations or any other demands or commitments, including off-balance sheet items, to be incurred beyond the next 12 months.

     Inflation has not materially impacted Newpark's revenues or income.

Deferred Tax Asset

     Newpark accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". This standard requires, among other things, recognition of future tax benefits measured by enacted tax rates attributable to deductible temporary differences between the financial statement and income tax basis of assets and liabilities and to tax net operating loss and credit carryforwards to the extent that realization of such benefits is more likely than not. Newpark believes that the recorded deferred tax assets ($3.1 million at September 30, 1997) are realizable through reversals of existing taxable temporary differences.

                                    BUSINESS

GENERAL

     Newpark is a leading provider of integrated environmental and oilfield services to the oil and gas exploration and production industry in the U.S. Gulf Coast area, principally in Louisiana and Texas. Services provided, either individually or as part of a comprehensive package, include: (i) oilfield waste services utilizing patented and proprietary technology, including processing and disposing of nonhazardous oilfield waste ("NOW") and oilfield waste that is contaminated with naturally occurring radioactive material ("NORM"); (ii) drilling fluids products and services and related engineering and technical services; (iii) mat rentals and sales in which patented prefabricated wooden mats are used as temporary access roads and worksites in oilfield and other construction applications; and (iv) other environmental and integrated oilfield services, including construction, design and engineering services. In order to take advantage of many customers' increasing focus on outsourcing and vendor consolidation, Newpark has integrated its drilling fluids products and services with its waste disposal and mat services to provide a "one-stop shop" approach to solving customers' problems. For the twelve months ended September 30, 1997, Newpark had total revenues of $194.1 million, and EBITDA of $81.0 million.

     Newpark collects, processes and disposes of oilfield waste, primarily NOW and NORM. Newpark processes NOW received at its facilities primarily for injection into environmentally secure geologic formations deep underground and, to a lesser extent, for disposal at certain landfarming facilities. NOW that is not injected or landfarmed is processed by Newpark into a product which is used as intermediate daily cover material or cell liner and construction material at municipal waste landfills. In 1994, Newpark began processing and disposing of NORM waste. Since June 1996, Newpark has operated under a license authorizing the direct injection of NORM into disposal wells at Newpark's Big Hill, Texas facility, the only offsite facility in the U.S. Gulf Coast licensed for the direct injection of NORM.

     Newpark is a full-service provider of drilling fluids and associated engineering and technical services to the onshore and offshore oil and gas exploration industry in the Gulf Coast areas of Louisiana and Texas. Newpark focuses on providing unique solutions to highly technical drilling projects involving complex conditions, as these projects require critical engineering support of the fluids system during the drilling process to ensure optimal performance at the lowest total well cost. Newpark has established its own barite grinding capacity to provide a source of critical raw materials for its drilling fluids operations. Additionally, Newpark has initiated a process to recycle a portion of the drilling fluids received as waste in its NOW disposal business to (i) recover barite and other key chemical components for reuse in the production of drilling fluids, (ii) reduce the cost of materials in producing drilling fluids and (iii) expand Newpark's supply of drilling fluids.

     In its mat business, Newpark uses patented interlocking wooden mat systems to provide temporary access roads and worksites in unstable soil conditions, primarily in support of oil and gas exploration operations along the U.S. Gulf Coast. In response to increasing environmental regulations, in 1994, Newpark began marketing its mat services for use in the construction of pipelines, electrical distribution systems and highways in and through wetlands environments. As a result, this new market for Newpark's mat business has broadened the geographic area served by Newpark to include the coastal areas of the Southeastern U.S., particularly Florida and Georgia. Newpark also markets its mat services to the oil and gas exploration industries in Venezuela and Algeria.

     Newpark also provides a comprehensive range of other environmental services for its customers' oil and gas exploration and production activities, including site assessment, waste pit design, construction and installation, regulatory compliance assistance, site remediation and site closure, oilfield construction services, hook-up and connection of wells and installation of production equipment.

INDUSTRY FUNDAMENTALS

     Demand for Newpark's environmental and oilfield services is being driven by three significant trends: (i) increasing oil and gas exploration and production expenditures and activity; (ii) more complex drilling techniques, which tend to generate more waste; and (ii) increasing environmental regulation of NOW and NORM. The demand for all of Newpark's services is heightened with increased oil and gas drilling activity. According to the Baker-Hughes Rotary Rig Count, the number of drilling rigs working in the U.S. Gulf Coast region recently reached its highest level since 1990, and the average rig count in the region for the nine month period ended on September 30, 1997 was the highest average since 1985.

     Newpark believes that technological advances that have reduced the risk and cost of finding oil and gas are an important factor in the recent upturn. These advances include the use of three dimensional seismic data and the computer-enhanced interpretation of this data, which increases the likelihood of drilling a successful well, and improved drilling tools and drilling fluids, which facilitate faster drilling and reduce the overall cost of the well. These advances also have increased the willingness to drill in coastal marshes and inland waters, and to dig deeper wells at larger locations. Such projects rely heavily on services such as Newpark's integrated environmental services. Deeper wells require the construction of larger locations to accommodate the drilling equipment and the equipment for handling drilling fluids and associated wastes, and generally are in service for significantly longer periods and generate additional mat rental revenues. Deeper wells also require more chemically complex drilling fluids programs, which generate wastes that are more difficult and costly to dispose of than wastes generated by simpler systems used in shallower wells. Newpark believes that deeper drilling has contributed significantly to the increased demand for Newpark's services.

     The oilfield market for environmental services has experienced growth due to increased regulatory activity regarding the disposal of exploration and production wastes. Louisiana, Texas and other states have enacted comprehensive laws and regulations governing the proper handling of NOW and NORM, and regulations have been proposed in other states. As a result, generators of waste and landowners have become increasingly aware of the need for proper treatment and disposal of such waste in both the drilling of new wells and the remediation of production facilities.

     For many years, prior to current regulation, industry practice was to allow NOW to remain in the environment. Onshore, surface pits were used for the disposal of NOW; offshore or in inland waters, NOW was discharged directly into the water. As a result of increasing public concern over the environment, NOW has in recent years become subject to public scrutiny and governmental regulation. Operators of exploration and production facilities, including major and independent oil companies, have found themselves subject to numerous laws and regulations issued by both state and federal agencies. These laws and regulations have imposed strict requirements for ongoing drilling and production activities in certain geographic areas, as well as for the remediation of sites contaminated by past disposal practices and, in many respects, have prohibited the prior disposal practices. In addition, operators have become increasingly concerned about possible long-term liability for remediation, and landowners have become more aggressive about land restoration. For these reasons, operators are increasingly retaining service companies, such as Newpark, to devise and implement comprehensive waste management techniques to handle waste on an ongoing basis and to remediate past contamination of oil and gas properties.

     Regulations and several permits issued under the Clean Water Act have continued the trend towards more stringent regulation of NOW. During September 1996, the comment period was ended on proposed "zero-discharge" regulations for the territorial seas subcategory (corresponding to state territorial waters) of the Gulf of Mexico. Zero-discharge regulations affecting production waste in the coastal subcategory (generally including inland waters and transition zone onshore areas) became effective January 15, 1997. While limited temporary exemptions have been granted to some oil companies by state regulators, these actions have been opposed by leading environmental groups. In addition, several lawsuits have been filed challenging the validity of these regulations. Accordingly, the timing of the implementation of these regulations is uncertain.

     Late in 1992, the Louisiana Department of Environmental Quality ("DEQ") promulgated and began to enforce new, stricter limits on the level of radium concentration above which NOW became categorized as NORM. NORM regulations require more stringent worker protection, handling and storage procedures than those required of NOW under Louisiana regulations. The Texas Railroad Commission also has adopted final rules governing the disposal of NORM.
Adoption of final regulations has resolved the regulatory uncertainty associated with NORM in Louisiana and Texas. Similar regulations have been promulgated in the States of Mississippi, New Mexico and Arkansas. Draft regulations are presently being reviewed in Oklahoma.

BUSINESS STRENGTHS

     Proprietary Products and Services. Over the past 15 years, Newpark has acquired and developed, and continues to improve, patented or proprietary technology and know-how which have enabled the Company to provide innovative and unique solutions to oilfield construction and waste disposal customers. Newpark believes that increased customer acceptance of its proprietary products and services has enabled it to take advantage of the recent upturn in drilling and production activity.

     Injection of Waste. Since 1992, Newpark has developed and used proprietary technology to dispose of NOW by low-pressure injection into unique geologic structures deep underground. In December 1996, Newpark was issued process patents covering its NOW and NORM waste processing and injection operations. Newpark believes that its proprietary injection technology is currently the most cost-effective method for the offsite disposal of oilfield wastes.
Additionally, Newpark believes that its proprietary injection technology is suitable for the disposal of other types of waste, and Newpark recently has filed an application to expand into the nonhazardous industrial waste market.

     Patented Mats. Newpark owns or licenses several patents that cover its wooden mats and subsequent improvements. To facilitate entry into new markets and reduce the Company's dependence on the supply of hardwoods, Newpark obtained the exclusive license for a new patented synthetic mat designed from recycled plastics and other synthetic materials and has begun the development of a manufacturing facility to produce such synthetic mats.

     Low Cost Infrastructure. Newpark has assembled an infrastructure covering the entire U.S. Gulf Coast region, including injection disposal sites, transfer stations, barges, mat inventories, mat service centers, hardwood supplies for the construction of mats, and barite supplies for the make-up of drilling fluids. Newpark believes that it owns, leases or has options to acquire a majority of the available injection disposal sites in the U.S. Gulf Coast suitable for its proprietary injection methods. Newpark also owns or leases under long-term charter 43 of the 53 barges currently licensed to transport NOW and NORM. Newpark built a substantial portion of its infrastructure during the depressed market conditions that prevailed prior to 1996 and believes that, under current market conditions, its infrastructure could be duplicated only at significantly higher cost.

     Integration of Services. Newpark believes that it is one of the few companies in the U.S. Gulf Coast able to provide a package of integrated services and offer a "one-stop shop" approach to solving customers' problems. Newpark's mats provide the access roads and worksites for a majority of the land drilling in the Gulf Coast market, and on-site and off-site waste management services are frequently sold in combination with mat services. Newpark's entry into the drilling fluids business has created the opportunity for it to recycle used drilling fluids and to market drilling fluids with other drilling services, including construction services, related technical and engineering services, disposal of used fluids and other waste material, site cleanup and site closure. Consequently, Newpark believes that it is uniquely positioned to take advantage of the industry trend towards outsourcing and vendor consolidation.

     Experience in Regulatory Environment. Newpark believes that its operating history provides it with a competitive advantage in the highly regulated oilfield waste disposal business. As a result of working closely with regulatory officials and citizens' groups, Newpark has gained acceptance for its proprietary injection technology and has received a series of permits for the Company's disposal facilities, including a permit allowing the direct injection of NORM at Newpark's Big Hill, Texas facility. These permits enable Newpark to expand its business and operate cost-effectively. Newpark believes that its proprietary injection method is superior to alternative methods of disposal of oilfield wastes, including landfarming, because injection provides greater assurance that the waste is permanently disposed of and will not contaminate the surrounding property and groundwater. Newpark further believes that increasing environmental regulation and activism will inhibit the widespread acceptance of other disposal methods and the permitting of additional disposal facilities.

     Experienced Management Team. Newpark's executive and operating management team has built and augmented Newpark's capabilities over the past ten years, allowing it to develop a base of knowledge and a unique understanding of the oilfield construction and waste disposal markets. Newpark's executive and operating management team has an average of 22 years of industry experience, and an average of eight years with Newpark, including several who have been with Newpark for 20 years or more. Newpark also has strengthened its management team by attracting additional experienced personnel and by retaining key management personnel of the companies it has acquired.

BUSINESS STRATEGY

     Service and Product Extensions. Newpark believes that it can apply the waste processing and injection technology it has pioneered and developed in the oil and gas exploration industry to other industrial waste markets. Initially, Newpark intends to focus on wastes generated in the petrochemical processing and refining industries, as many potential customers in these industries are located in the markets already served by Newpark, and certain wastes generated by these industries have many of the same characteristics as the NOW waste currently handled by Newpark. In addition, Newpark will continue to evaluate the applicability of its injection disposal methods to other industrial waste streams. Newpark is pursuing the development of a synthetic mat system to enhance its current mat fleet and expand into new markets. Newpark believes that synthetic mats may have certain military and emergency response applications.

     Implement Newpark's Total Fluids Management Concept. Newpark's strategy is to integrate its operations to provide a "one-stop shop" approach to solving customers' problems. By integrating its drilling fluids and waste disposal services with other on-site fluids management and solids control services, Newpark intends to provide a comprehensive solution to the management of the total fluids stream. Newpark calls this concept "Total Fluids Management" and believes that its ability to provide a comprehensive package of products and services reduces the total cost to the customer and increases operating efficiency.

     Geographic Expansion. Newpark believes that significant expansion opportunities exist in each of its product lines, both in domestic markets and in selected foreign markets. Newpark intends to expand its oilfield waste disposal operations domestically into West Texas and the Permian Basin, with initial international expansions planned for Mexico and Venezuela. As part of this strategy, Newpark seeks to continue to add disposal capacity, including new injection wells, throughout the U.S. Gulf Coast region, in order to more efficiently serve its customers. Newpark intends to expand its drilling fluids business through acquisitions and internal growth to the offshore Gulf of Mexico, the mid-continent and Permian Basin regions of the United States, and, internationally, to Mexico, Venezuela and Canada. In its domestic mat business, Newpark will continue to capitalize on environmental regulations affecting the construction of pipelines, electrical distribution systems and highways in and through wetlands and other environmentally sensitive locations.
Internationally, Newpark intends to expand its mat operations in Venezuela and Algeria and review expansion opportunities in other parts of Africa, South America, Europe and Asia.

     Cost Reductions. Newpark will continue to pursue a strategy of reducing costs in its existing operations to increase margins. Newpark intends to expand the use of washwater recycling facilities and the recycling of oilfield waste from its NOW disposal business for use in its drilling fluids business, as these methods will allow Newpark to reduce the volume of waste transported and disposed of in its injection wells. Newpark also believes that recycling of oilfield waste from its NOW disposal business will provide it with a low-cost source of raw materials for the production of its drilling fluids. Newpark intends to continue to consolidate supply and purchasing functions in its drilling fluids business to eliminate duplicate costs, better utilize its existing asset base and take advantage of manufacturer direct pricing, volume discounts and direct rail transportation.

DESCRIPTION OF BUSINESS

  Offsite Waste Processing

     NOW Waste Processing. Generally under state regulation, if NOW cannot be treated for discharge or disposed of on the location where it is generated, it must be transported to a licensed NOW disposal or treatment facility. Three primary alternatives for offsite disposal of NOW are available to generators in the U.S. Gulf Coast: (i) underground injection (see "Injection Wells"); (ii) land-farming; and (iii) processing and conversion of the NOW into a reuse product. In addition, a portion of the NOW can be recycled into a drilling fluids product.

     Newpark processed and disposed of 4,142,000 barrels of NOW in the first three quarters of 1997, of which 4,061,000 barrels were generated from current drilling and production operations and 81,000 barrels were generated from the remediation of old pits and production facilities, compared with 2,403,000 barrels in the first three quarters of 1996, of which 2,264,000 were from current drilling and production operations and 139,000 were from remediation activities. Newpark processed and disposed of 3,956,000 barrels of NOW in 1996, of which 3,588,000 barrels were generated from current drilling and production operations and 368,000 barrels were generated from the remediation of old pits and production facilities, compared with 2,905,000 barrels in 1995, of which 2,364,000 were from current drilling and production operations and 541,000 were from remediation activities.

     In August 1996, Newpark completed the acquisition of substantially all of the marine-related NOW collection operations, excluding landfarming facilities and associated equipment, of Campbell Wells, a wholly-owned subsidiary of Sanifill, Inc. In the acquisition, Newpark acquired certain leases associated with five transfer stations located along the U.S. Gulf Coast and three receiving docks at the landfarm facilities operated by Campbell Wells. Newpark is subject to an agreement with Campbell Wells under which an agreed annual quantity of NOW must be delivered to the Campbell Wells' landfarming facilities for a period of 25 years. The landfarms are now operated by U.S. Liquids, Inc. The Campbell Well's acquisition significantly increased Newpark's NOW disposal business and disposal capacity.

     Including the facilities acquired from Campbell Wells, Newpark operates ten receiving and transfer facilities located along the U.S. Gulf Coast from Venice, Louisiana, to Corpus Christi, Texas. Waste products are collected at the transfer facilities from three distinct markets: offshore exploration and production; land and inland waters exploration and production; and remediation of existing or inactive well sites and production facilities. These facilities are supported by a fleet of 43 double-skinned barges certified by the U. S. Coast Guard to transport NOW. Waste received at the transfer facilities is transported by barge through the Gulf Intracoastal Waterway to Newpark's processing and transfer facility at Port Arthur, Texas, and trucked to injection disposal facilities at Fannett, Texas. Since the third quarter of 1995, the Fannet facility has served as Newpark's primary NOW injection facility.

     Before 1994 a large portion, and in 1995 and later years, a small portion of the waste stream received by Newpark has been converted into a commercial reuse product meeting the specifications under applicable federal and state regulations for reuse as a covering material or cell liner material and for other construction purposes at sanitary landfills. Under applicable regulations, landfills must cover the solid waste deposited daily with earth or other inert material. Newpark's reuse product is deposited at either the City of Port Arthur Municipal Landfill or the City of Beaumont Municipal Landfill for use as cover or construction material pursuant to contracts with the respective cities. This reuse is conducted under authorization from the Texas Natural Resources Conservation Commission. Increased injection capacity and access to the Campbell Wells landfarms has reduced the volume of waste delivered to these landfills as a reuse product. Newpark also has developed alternative uses for the product as roadbase material or construction fill material.

     NORM Processing and Disposal. Many alternatives are available to the generator for the treatment and disposal of NORM. These include both chemical and mechanical methods designed to achieve volume reduction, on-site burial of encapsulated NORM within old well bores and soil washing and other techniques of dissolving and suspending the radium in solution for onsite injection of NORM liquids. When the application of these techniques are not economically competitive with offsite disposal, or insufficient to bring the site into compliance with applicable regulations, the NORM must be transported to a licensed storage or disposal facility. A significant factor contributing to the growth in the market has been increased litigation on the part of landowners who contend that their property has been damaged by past practices of the oil and gas industry. In some cases, settlement of the litigation has mandated the remediation of such sites. In addition, these lawsuits have caused other operators to dispose of NORM waste offsite to avoid the threat of future litigation. While litigation has contributed to increased offsite NORM disposal, the project oriented nature of the market makes it difficult to predict the timing of revenues.

     Newpark's initial NORM processing facility in Port Arthur, Texas was licensed in September 1994 and began operations October 21, 1994. On May 21, 1996, Newpark was awarded a new license permitting receipt of NORM waste and direct injection disposal of NORM at its Big Hill, Texas facility, eliminating the need to process the waste until it attains NOW characteristics, as was the case at the Port Arthur facility. Additionally, since the processing facility and the disposal wells are now permitted to be located at the same site, transportation costs are minimized. The new license also allows injection of more concentrated NORM into the wells, subject only to Newpark's facility contamination limits. As a result, the capacity and useful life of the site has been extended and costs have been reduced. The new license has allowed Newpark to reduce prices to customers and encourage the use of the direct injection process for the disposal of large volumes of NORM. During the nine months ended September 30, 1997, Newpark received 24,700 barrels of NORM contaminated waste, as compared to 118,600 barrels during the nine months ended September 30, 1996, while 143,500 barrels were received in 1996 and 70,000 barrels were received in 1995.

     Injection Wells. Newpark's injection technology is distinguished from conventional methods in that it utilizes very low pressure, typically under 100 pounds per square inch, to move the waste into the injection zone. Conventional wells typically use pressures as high as 2,000 pounds per square inch. In the event of a formation failure or blockage of the face of the injection zone, such pressure can force waste material beyond the intended zone, posing a potential hazard to the environment. The low pressure used by Newpark is inadequate to drive the injected waste from its intended geologic injection zone.

     In February 1993, upon receipt of a permit from the Texas Railroad Commission, Newpark began development of a 50 acre injection well facility in the Big Hill Field in Jefferson County, Texas. Three wells were initially installed at the Big Hill facility and three additional wells have since been successfully completed. During 1995, Newpark licensed and constructed a new injection well facility at a 400 acre site near Fannett, Texas, which was placed in service in September 1995 and now serves as Newpark's primary facility for the disposal of NOW. The Fannett facility currently includes three injection wells and a processing plant which is used to reduce and make uniform the size of the particles in the waste stream to maintain desired flow characteristics in Newpark's injection wells. Because of differences between the geology and physical size of the two sites, the Fannett site is expected to provide greater capacity than the Big Hill site. The injection wells at Fannett receive NOW waste from Newpark's processing facilities at Port Arthur, as well as from customers in the surrounding area. Newpark also has completed a bulk barge unloading facility adjacent to its Port Arthur processing plant. During 1997, Newpark installed a washwater recycling plant at one of its transfer stations and determined to install such a plant at all of its facilities. Newpark believes the use of this process could materially reduce the volume of washwater created by its operations and thereby reduce disposal costs.

     Newpark anticipates that it will open additional injection facilities for both NOW and NORM waste in Louisiana, Mississippi and Texas over the next two to three years. In January 1997, Newpark acquired an additional injection facility, which includes two active injection wells on 37 acres of land adjacent to the Big Hill facility, and in October 1997, Newpark acquired four facilities in the Permian Basin at which brine is extracted and sold and NOW is disposed of in the salt domes or caverns created by the extraction process. Newpark has identified a number of additional sites in the U.S. Gulf Coast region as suitable for development of such disposal facilities, has received permits for one additional site in Texas, and plans to file for additional permit authority in Louisiana. Newpark believes that its current processing and disposal capacity will be adequate to provide for expected future demand for its oilfield waste disposal and other environmental services.

     Newpark believes that its patented injection technology has application to other industrial waste markets and waste streams. In January 1997, Newpark acquired 120 acres of land adjacent to its Big Hill facility, which it plans to develop into an industrial waste disposal facility. Initially, Newpark intends to focus on wastes generated in the petrochemical processing and refining industries.

  Drilling Fluids

     Providing full drilling fluids service to its customers is a key step towards implementation of Newpark's Total Fluids Management strategy. Newpark focuses on highly technical drilling projects involving complex conditions, such as deep horizontal drilling or deep water drilling. These projects require constant monitoring and critical engineering support of the fluids system during the drilling process in order to ensure optimal performance at the lowest total well cost.

     In February 1997, Newpark completed the acquisition of SBM (now known as Newpark Drilling Fluids, Inc.), a full-service provider of drilling fluids and associated engineering and technical services to the onshore and offshore oil and gas exploration industry in the Louisiana and Texas Gulf Coast regions. Since completion of the SBM acquisition, Newpark has expanded its drilling fluids operations through additional acquisitions in order to provide a full range of drilling fluids services. These acquisitions included four retail drilling fluids companies, one wholesale drilling fluids company and one specialty chemical company. Newpark also has recently completed the acquisition of certain assets of Anchor Drilling in Louisiana and Texas, which will significantly enhance Newpark's presence in the offshore Gulf of Mexico. Newpark intends to continue to expand its drilling fluids operations through acquisitions and internal expansion.

     In May 1997, Newpark acquired a specialty milling company that grinds barite and other industrial minerals at facilities in Houston, Texas and New Iberia, Louisiana. The acquisition provides Newpark with a source of critical raw materials for its drilling fluids operations. Additionally, Newpark is implementing a program to recycle a portion of the drilling fluids received as waste in its NOW disposal business, thereby recovering barite and other key chemical components for reuse in the production of drilling fluids. Newpark believes that this recycling reduces the costs of materials in producing drilling fluids and expands the available supply of drilling fluids. Recycling also helps reduce the volume of NOW waste transported and disposed of by Newpark in its disposal operations.

  Mat Rental and Sales

     In 1988, Newpark acquired the right to use, in Louisiana and Texas, a patented prefabricated interlocking mat system for the construction of drilling and work sites, which has displaced use of individual hardwood boards. This system is quicker to install and remove than individual hardwood boards, substantially reducing labor costs. Prefabricated mats are also stronger, easier to repair and maintain, and generate less waste material during construction and removal. In 1994, Newpark acquired the exclusive right to use this system in the continental U.S. for the life of the patent. The patent is currently set to expire in 2003. Modifications have been made to the patent, and Newpark has filed an application, which, if granted, would significantly extend the life of the patent. The original holder of the patent continues to fabricate the mats for Newpark and acts as a distributor of mats for non-oilfield applications.

     Newpark provides its mat services in two primary markets:

  Oilfield Market. Newpark provides this patented interlocking mat system to the oil and gas industry to ensure all-weather access to exploration and production sites in the unstable soil conditions common along the onshore Gulf of Mexico. The mats are generally rented to the customer for an initial period of 60 days; after that time, additional rentals are earned on a monthly basis until the mats are released by the customer.

  Wetlands Use. Beginning in 1994, Newpark recognized the development of another market use for its patented mat system in providing access roads and temporary work sites to the pipeline, electrical utility and highway construction industries, as Newpark believes its mats are well suited for use in wetlands and other areas characterized by unstable soil conditions. Demand for these services was spurred by Federal Energy Regulatory Commission orders requiring compliance with environmental protection rules under the Clean Water Act in the pipeline construction business, and since 1995, Newpark has performed projects in connection with pipeline, electrical utility and highway construction projects in Georgia, Florida, Texas and Louisiana. Revenue from this source was approximately $2.4 million in 1994, approximately $7.0 million in 1995 and approximately $5.8 million during 1996. During the nine months ended September 30, 1997, Newpark received approximately $1.0 million in revenue from non-oilfield mat rentals, as Newpark believes capital expenditures in the electric utility industry have been delayed while the industry adjusts to deregulation.

     Rerentals and Sales. Drilling and work sites are typically rented by the customer for an initial period of 60 days. Often, the customer extends the rental term for additional 30 day periods, resulting in additional revenues to Newpark. These rerental revenues provide high margins because only minimal incremental depreciation and maintenance costs accrue to each rerental period. Factors which may increase rerental revenue include: (i) the trend toward increased activity in the "transition zone"; (ii) a trend toward deeper drilling, taking a longer time to reach the desired target; and, (iii) the increased frequency of commercial success, requiring logging, testing, and completion (hook-up), extending the period during which access to the site is required. In the opinion of industry analysts, application of advanced technologies, particularly the use of three-dimensional seismic data, has contributed to these trends. Occasionally, the mats are purchased by the customer when a site is converted into a permanent worksite.

     Venezuela. The Venezuelan government has enacted legislation designed to speed the opening of its petroleum sector to foreign investment, including international oil companies, in furtherance of a national objective of increasing that country's production of oil to five million barrels per day by the year 2005. Many of the international oil companies investing in Venezuela are existing customers of Newpark. As of September 30, 1997, Newpark had approximately 21,000 mats in inventory in Venezuela. Newpark expects that activity in Venezuela will increase as further exploration concessions are granted.

     Other International Expansion. During 1996, Newpark shipped 4,000 interlocking mats to Algeria in an effort to develop a mat rental and sales market in that country. The goal is to replace the gypsum and concrete commonly used in constructing drilling sites in the desert with a more cost effective solution. Newpark will continue to review expansion opportunities in other parts of Africa and South America, as well as in Europe and Asia.

     Synthetic Mats. All of the established mat patents utilize hardwood to construct the mat. Newpark has acquired the rights to a patented synthetic molded mat fabricated from recycled plastic, rubber and resins, which Newpark believes will prove to be lighter than hardwood mats, have a longer service life and have lower repair costs. A limited number of pre-production samples of a prototype mat were delivered to Newpark for testing in April 1996. Pending successful results in the testing program and construction by the manufacturer of a production facility (in which Newpark is a minority partner), Newpark expects to begin taking delivery of commercial quantities of these new mats during 1998. Newpark believes that the initial market for the synthetic mat system will be certain military and emergency response type governmental sales.

  Other Integrated Services

     Promulgation and enforcement of increasingly stringent environmental regulations affecting drilling and production sites has increased the scope of services required by the oil companies. Often it is more efficient for the site operator to contract with a single company that can provide all-weather site access and provide the required onsite and offsite environmental services on a fully integrated basis. Newpark provides a comprehensive range of environmental services necessary for its customers' oil and gas exploration and production activities. These services include:

     Site Assessment. Site assessment work begins prior to installation of mats on a drilling site, and generally begins with a study of the proposed well site, which includes site photography, background soil sampling, laboratory analysis and investigation of flood hazards and other native conditions. The assessment determines whether the site has previously been contaminated and provides a baseline for later restoration to pre-drilling condition.

     Pit Design, Construction and Drilling Waste Management. Where permitted by regulations and landowners, under its Environmentally Managed Pit ("EMP") Program, Newpark constructs waste pits at drilling sites and monitors the waste stream produced in drilling operations and the contents and condition of the pits with the objective of minimizing the amount of waste generated on the site. Where possible, Newpark disposes of waste onsite by land-farming, through chemical and mechanical treatment of liquid waste and by annular injection into a suitably permitted underground formation. Waste water treated onsite may be reused in the drilling process or, where permitted, discharged into adjacent surface waters.

     Regulatory Compliance. Throughout the drilling process, Newpark assists the operator in interfacing with the landowner and regulatory authorities. Newpark also assists the operator in obtaining necessary permits and in complying with record maintenance and reporting requirements.

     Site Remediation.

     NOW (Drilling). At the completion of the drilling process, under applicable regulations, waste water on the site may be chemically and/or mechanically treated to eliminate its waste-like characteristics and discharged into surface waters. Other waste that may not remain on the surface of the site may be land-farmed on the site or injected under permit into geologic formations to minimize the need for offsite disposal. Any waste that cannot, under regulations, remain onsite is manifested (in Louisiana) and transported to an authorized facility for processing and disposal at the direction of the generator or customer.

     NOW (Production). Newpark also provides services to remediate production pits and inactive waste pits including those from past oil and gas drilling and production operations. Newpark provides the following remediation services: (i) analysis of the contaminants present in the pit and a determination of whether remediation is required by applicable state regulation; (ii) treatment of waste onsite, and where permitted, reintroduction of that material into the environment; and (iii) removal, containerization and transportation of NOW waste to Newpark's processing facility.

     NORM. In January 1994, Newpark became a licensed NORM contractor, allowing Newpark to perform site remediation work at NORM contaminated facilities in Louisiana and Texas, and recently received the first specific license to perform NORM remediation in Arkansas. Because of the need for increased worker-protective equipment, extensive decontamination procedures and other regulatory compliance issues at NORM facilities, the cost of providing such services is materially greater than at NOW facilities and such services generate proportionately higher revenues and operating margins than similar services at NOW facilities.

     Site Closure. Site closure services are designed to restore a site to its pre-drilling condition, reseeded with native grasses. Closure also involves delivery of test results indicating that closure has been completed in compliance with applicable regulations. This information is important to the customer because the operator is subject to future regulatory review and audits. In addition, the information may be required on a current basis if the operator is subject to a pending regulatory compliance order.

     General Oilfield Construction Services. Newpark performs general oilfield construction services throughout the U.S. Gulf Coast area between Corpus Christi, Texas and Pensacola, Florida. General oilfield services performed by Newpark include preparing work sites for the installation of mats, connecting wells and placing them in production, laying flow lines and infield pipelines, building permanent roads, grading, lease maintenance (the maintenance and repair of producing well sites), cleanup and general roustabout services. General oilfield services are typically performed under short-term time and material contracts, which are obtained by direct negotiation or bid. During 1997, Newpark acquired two oilfield site contractors, which expanded Newpark's presence and service capabilities in the site preparation and contracting business.

     Wood Product Sales. Newpark purchased a sawmill in Batson, Texas, in October 1992 in order to provide access to adequate quantities of hardwood lumber in support of its mat business. The mill's products include lumber, timber, and wood chips, as well as bark and sawdust. Pulp and paper companies in the area supply a large proportion of the hardwood logs processed at the sawmill and, in turn, are the primary customers for wood chips created in the milling process. During 1993, Newpark invested approximately $1.0 million in expansion of the sawmill to increase its capacity for producing wood chips. During 1995, Newpark invested an additional $750,000 to install a log watering system to maintain the level of moisture in the wood chips produced, as desired by its customers, and for expanded and improved sawing capacity, which improved both production and efficiency. Newpark believes that the capacity of the sawmill will be sufficient to meet its anticipated needs for the foreseeable future.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND EQUIPMENT

     Newpark believes that its sources of supply for any materials or equipment used in its businesses are adequate for its needs and that it is not dependent upon any one supplier. Newpark acquires the majority of its hardwood needs in its mat business from its own sawmill, and barite used in its drilling fluids business is provided by Newpark's specialty milling company and, to a limited extent, by NOW recycling. No serious shortages or delays have been encountered in obtaining any raw materials.

PATENTS AND LICENSES

     Newpark seeks patents and licenses on new developments whenever feasible. On December 31, 1996, Newpark was granted a U.S. patent on its new NOW and NORM waste processing and injection disposal system. Newpark has the exclusive, worldwide license for the life of the patent to use, sell and lease the prefabricated mats that it uses in connection with its site preparation business. The licensor continues to fabricate the mats for Newpark and has the right to sell mats in locations where Newpark is not engaged in business, but only after giving Newpark the opportunity to take advantage of the opportunity itself. The license is subject to a royalty which Newpark can satisfy by purchasing specified quantities of mats annually from the licensor.

     The utilization of proprietary technology and systems is an important aspect of Newpark's business strategy. For example, Newpark relies on a variety of unpatented proprietary technologies and know-how in the processing of NOW. Although Newpark believes that this technology and know-how provide it with significant competitive advantages in the environmental services business, competitive products and services have been successfully developed and marketed by others. Newpark believes that its reputation in its industry, the range of services offered, ongoing technical development and know-how, responsiveness to customers and understanding of regulatory requirements are of equal or greater competitive significance than its existing proprietary rights.

CUSTOMERS

     Newpark's customers are principally major and independent oil and gas exploration and production companies operating in the U.S. Gulf Coast area, with the vast majority of Newpark's customers concentrated in Louisiana and Texas.

     During the year ended December 31, 1996, approximately 46% of Newpark's revenues were derived from six major customers, including three major oil companies, and one customer accounted for approximately 16% of consolidated revenues. During the nine months ended September 30, 1997, approximately 35% of Newpark's revenues were derived from six major customers, including two major oil companies, and no customer accounted for more than 10% of consolidated revenues. Given current market conditions and the nature of the products involved, Newpark does not believe that the loss of any single customer would have a material adverse effect upon Newpark.

     Newpark performs services either pursuant to standard contracts or under longer term negotiated agreements. As most of Newpark's agreements with its customers are cancelable upon limited notice, Newpark's backlog is not significant.

     Newpark does not derive a significant portion of its revenues from government contracts of any kind.

COMPETITION

     Newpark operates in several niche markets where it is a leading provider of services. In Newpark's disposal business, Newpark often competes with its major customers, who continually evaluate the decision whether to use internal disposal methods or utilize a third party disposal company such as Newpark. Other product markets are fragmented and highly competitive, with many competitors providing similar products and services to the industry. In the drilling fluids industry, Newpark faces competition from both larger companies that may have broader geographic coverage, and smaller companies that may have lower capital cost structures.

     Newpark believes that the principal competitive factors in its businesses are price, reputation, technical proficiency, reliability, quality, breadth of services offered and managerial experience. Newpark believes that it effectively competes on the basis of these factors and that its competitive position benefits from its proprietary position with respect to the patented mat system used in its site preparation business, its proprietary treatment and disposal methods for both NOW and NORM waste streams and its ability to provide its customers with an integrated well site management program including environmental, drilling fluids and general oilfield services. Additionally, it is often more efficient for the site operator to contract with a single company that can prepare the well site and provide the required onsite and offsite environmental services. Newpark believes that its ability to provide a number of services as part of a comprehensive program enables Newpark to price its services competitively.

ENVIRONMENTAL DISCLOSURES

     Newpark has sought to comply with all applicable regulatory requirements concerning environmental quality. Newpark has made, and expects to continue to make, the necessary capital expenditures for environmental protection at its facilities, but does not expect that these will become material in the foreseeable future. No material capital expenditures for environmental protection were made during 1996 or the first nine months of 1997.

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

     Newpark derives a significant portion of its revenue from providing environmental services to its customers. These services have become necessary in order for these customers to comply with regulations governing the discharge of materials into the environment. Substantially all of Newpark's capital expenditures made in the past several years, and those planned for the foreseeable future, are directly or indirectly influenced by the needs of customers to comply with such regulations.

EMPLOYEES

     At September 30, 1997, Newpark employed approximately 906 full and part-time personnel, none of which are represented by unions. Newpark considers its relations with its employees to be satisfactory.

ENVIRONMENTAL REGULATION

     Newpark deals primarily with NOW and NORM in its waste disposal business. NOW and NORM are generally described as follows:

          NOW. Nonhazardous Oilfield Waste, or NOW, is waste generated in the exploration for or production of oil and gas. These wastes typically contain levels of oil and grease, salts or chlorides, and heavy metals in excess of concentration limits defined by state regulators. NOW also includes soils which have become contaminated by these materials. In the environment, oil and grease and chlorides disrupt the food chain and have been determined by regulatory authorities to be harmful to plant and animal life. Heavy metals are toxic and can become concentrated in living tissues.

          NORM. Naturally Occurring Radioactive Material, or NORM, is present throughout the earth's crust at very low levels. Among the radioactive elements, only Radium 226 and Radium 228 are slightly soluble in water. Because of their solubility, which can carry them into living plant and animal tissues, these elements present a hazard. Radium 226 and Radium 228 can be leached out of hydrocarbon bearing strata deep underground by salt water which is produced with the hydrocarbons. Radium generally precipitates out of the production stream as it is drawn to the surface and encounters a pressure or temperature change in the well tubing or production equipment, forming a rust-like scale. This scale contains radioactive elements which, over many years, can become concentrated on tank bottoms or at water discharge points at production facilities. Thus, NORM waste is NOW that has become contaminated with these radioactive elements above concentration levels defined by state regulatory authorities.

     Newpark's business is affected both directly and indirectly by governmental regulations relating to the oil and gas industry in general, as well as environmental, health and safety regulations that have specific application to Newpark's business. Newpark, through the routine course of providing its services, handles and profiles hazardous regulated material for its customers. Newpark also handles, processes and disposes of nonhazardous regulated materials. This section discusses various federal and state pollution control and health and safety programs that are administered and enforced by regulatory agencies, including, without limitation, the U.S. Environmental Protection Agency ("EPA"), the U.S. Coast Guard, the U.S. Army Corps of Engineers, the Texas Natural Resource Conservation Commission, the Texas Department of Health, the Texas Railroad Commission, the DEQ and the Louisiana Department of Natural Resources. These programs are applicable or potentially applicable to Newpark's current operations. Although Newpark intends to make capital expenditures to expand its environmental services capabilities, Newpark believes that it is not presently required to make material capital expenditures to remain in compliance with federal, state and local provisions relating to the protection of the environment.

          RCRA. The Resource Conservation and Recovery Act of 1976, as amended in 1984 ("RCRA"), is the principal federal statute governing hazardous waste generation, treatment, storage and disposal. RCRA and state hazardous waste management programs govern the handling and disposal of "hazardous wastes". The EPA has issued regulations pursuant to RCRA, and states have promulgated regulations under comparable state statutes, that govern hazardous waste generators, transporters and owners and operators of hazardous waste treatment, storage or disposal facilities. These regulations impose detailed operating, inspection, training and emergency preparedness and response standards and requirements for closure, financial responsibility, manifesting of waste, record-keeping and reporting, as well as treatment standards for any hazardous waste intended for land disposal.

     Newpark's primary operations involve NOW, which is exempt from classification as a RCRA-regulated hazardous waste. Many state counterparts to RCRA also exempt NOW from classification as a hazardous waste; however, extensive state regulatory programs govern the management of such waste. In addition, in performing other services for its customers, Newpark is subject to both federal (RCRA) and state solid or hazardous waste management regulations as contractor to the generator of such waste.

     Proposals have been made in the past to rescind the exemption that excludes NOW from regulation as hazardous waste under RCRA. Repeal or modification of this exemption by administrative, legislative or judicial process could require Newpark to change significantly its method of doing business. There is no assurance that Newpark would have the capital resources available to do so, or that it would be able to adapt its operations to the changed regulations.

     Subtitle I of RCRA regulates underground storage tanks in which liquid petroleum or hazardous substances are stored. States have similar regulations, many of which are more stringent in some respects than the federal regulations. The implementing regulations require that each owner or operator of an underground tank notify a designated state agency of the existence of such underground tank, specifying the age, size, type, location and use of each such tank. The regulations also impose design, construction and installation requirements for new tanks, tank testing and inspection requirements, leak detection, prevention, reporting and cleanup requirements, as well as tank closure and removal requirements.

     Newpark has a number of underground storage tanks that are subject to the requirements of RCRA and applicable state programs. Violators of any of the federal or state regulations may be subject to enforcement orders or significant penalties by the EPA or the applicable state agency. Newpark is not aware of any existing conditions or circumstances that would cause it to incur liability under RCRA for failure to comply with regulations applicable to underground storage tanks. However, cleanup costs associated with releases from these underground storage tanks or costs associated with changes in environmental laws or regulations could be substantial and could have a material adverse effect on Newpark's consolidated financial statements.

          CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act, as amended in 1986 ("CERCLA"), provides for immediate response and removal actions coordinated by the EPA in response to certain releases of hazardous substances into the environment and authorizes the government, or private parties, to respond to the release or threatened release of hazardous substances. The government may also order persons responsible for the release to perform any necessary cleanup. Liability extends to the present owners and operators of waste disposal facilities from which a release occurs, persons who owned or operated such facilities at the time the hazardous substances were released, persons who arranged for disposal or treatment of hazardous substances and waste transporters who selected such facilities for treatment or disposal of hazardous substances. CERCLA has been interpreted to create strict, joint and several liability for the costs of removal and remediation, other necessary response costs and damages for injury to natural resources.

     Among other things, CERCLA requires the EPA to establish a National Priorities List ("NPL") of sites at which hazardous substances have been or are threatened to be released and that require investigation or cleanup. The NPL is subject to change, with additional sites being added and remediated sites being removed from the list. In addition, the states in which Newpark conducts operations have enacted similar laws and keep similar lists of sites which may be in need of remediation.

     Although Newpark primarily handles oilfield waste classified as NOW, this waste typically contains constituents designated by the EPA as hazardous substances under RCRA, despite the current exemption of NOW from hazardous substance classification. Where Newpark's operations result in the release of hazardous substances, including releases at sites owned by other entities where Newpark performs its services, Newpark could incur CERCLA liability. Previously owned businesses also may have disposed or arranged for disposal of hazardous substances that could result in the imposition of CERCLA liability on Newpark in the future. In particular, divisions and subsidiaries previously owned by Newpark were involved in extensive mining operations at facilities in Utah and Nevada and in waste generation and management activities in numerous other states. These activities involved substances that may be classified as RCRA hazardous substances. Any of those sites or activities potentially could be the subject of future CERCLA damage claims.

     With the exception of the sites discussed in "Environmental Proceedings" below, Newpark is not aware of any present claims against it that are based on CERCLA. Nonetheless, the identification of additional sites at which clean-up action is required could subject Newpark to liabilities which could have a material adverse effect on Newpark's consolidated financial statements.

          The Clean Water Act. The Clean Water Act regulates the discharge of pollutants, including NOW, into waters of the United States. The Clean Water Act establishes a system of standards, permits and enforcement procedures for the discharge of pollutants from industrial and municipal waste water sources. The law sets treatment standards for industries and waste water treatment plants, requires permits for industrial and municipal discharges directly into waters of the United States and requires pretreatment of industrial waste water before discharge into municipal systems. The Clean Water Act gives the EPA the authority to set pretreatment limits for direct and indirect industrial discharges.

     In addition, the Clean Water Act prohibits certain discharges of oil or hazardous substances and authorizes the federal government to remove or arrange for removal of such oil or hazardous substances. Under the Clean Water Act, the owner or operator of a vessel or facility from which oil or a hazardous substance is discharged into navigable waters may be liable for penalties, the costs of cleaning up the discharge and natural resource damage caused by the spill.

     Newpark treats and discharges waste waters at certain of its facilities. These activities are subject to the requirements of the Clean Water Act, and comparable state statutes, and federal and state enforcement of these regulations.

     The Clean Water Act also imposes requirements that are applicable to Newpark's customers and are material to its business. EPA Region 6, which includes Newpark's market, continues to issue new and amended National Pollution Discharge Elimination System ("NPDES") general permits further limiting or restricting substantially all discharges of produced water from the Oil and Gas Extraction Point Source Category into waters of the United States. These permits include:

     1) Onshore subcategory permits for Texas, Louisiana, Oklahoma and New Mexico issued in February, 1991 (56 Fed. Reg. 7698). These permits completely prohibit the discharge of drilling fluids, drill cuttings, produced water or sand, and various other oilfield wastes generated by onshore operations into waters of the United States. These permits have the effect of requiring that most oilfield wastes follow established state disposal programs. These general permits expired on February 25, 1996, but pursuant to EPA policy, they are considered to remain in effect until reissued by the EPA or superseded by other EPA action.

     2) Permits for produced water and produced sand discharges into coastal waters of Louisiana and Texas issued on January 9, 1995 (60 Fed. Reg.
     2387). Coastal means "waters of the United States...located landward of the territorial seas". Under these regulations, all such discharges were required to cease by January 1, 1997.

     3) The Outer Continental Shelf ("OSC") permit covering oil and gas operations in federal waters in the Gulf (seaward of the Louisiana and Texas territorial seas) was reissued in November 1992 and modified in December 1993. The existing permit was combined with a new source permit on August 9, 1996 (61 Fed. Reg. 41609). This permit prohibits certain discharges of drilling fluids and drill cuttings and includes stricter limits for oil and grease concentrations in produced waters to be discharged. These limits are based on the Best Available Treatment ("BAT") requirements contained in the Oil and Gas Offshore Subcategory national guidelines which were published March 3, 1993. Additional requirements include toxicity testing and bioaccumulation monitoring studies of proposed discharges. The combined permit expired on November 18, 1997; however, the expired permit will continue to be effective for permittees that applied for a new permit prior to the expiration date, until the EPA issues a new general permit for this area or requires permittees to seek individual permits.

     4) A permit for the territorial seas of Louisiana was issued on November 4, 1997 (62 Fed. Reg. 59687). The permit becomes effective on December 4, 1997, except for the water quality based limits and certain monitoring requirements that became effective May 4, 1998. The permit prohibits the discharge of drilling fluids, drill cuttings and produced sand. Produced water discharges are limited for oil and grease, toxic metals, organics, and chronic toxicity. The territorial seas part of the Offshore Subcategory begins at the line of ordinary low water along the part of the coast which is in direct contact with the open sea, and extends out three nautical miles. This permit covers both existing sources and new sources. All discharges in state waters must comply with any more stringent requirements contained in Louisiana Water Quality Regulations, LAC 33.IX.7.708. A similar permit will be proposed for the Texas territorial seas in the future.

     The combined effect of all these permits closely approaches a "zero discharge standard" affecting all waters except those of the OCS. Newpark and many industry participants believe that these permits and the requirements of the Clean Water Act may ultimately lead to a total prohibition of overboard discharge in the Gulf of Mexico.

          The Clean Air Act. The Clean Air Act provides for federal, state and local regulation of emissions of air pollutants into the atmosphere. Any modification or construction of a facility with regulated air emissions must be a permitted or authorized activity. The Clean Air Act provides for administrative and judicial enforcement against owners and operators of regulated facilities, including substantial penalties. In 1990, the Clean Air Act was reauthorized and amended, substantially increasing the scope and stringency of the Clean Air Act's regulations. The Clean Air Act has very little impact on Newpark's operations.

          Oil Pollution Act of 1990. The Oil Pollution Act of 1990 contains liability provisions for cleanup costs, natural resource damages and property damages resulting from discharges of oil into navigable waters, as well as substantial penalty provisions. The OPA also requires double hulls on all new oil tankers and barges operating in waters subject to the jurisdiction of the United States. All marine vessels operated by Newpark already meet this requirement.

          State Regulation. In 1986, the Louisiana Department of Natural Resources promulgated Order 29-B. Order 29-B contains extensive rules governing pit closure and the generation, treatment, storage, transportation and disposal of NOW. Under Order 29-B, onsite disposal of NOW is limited and is subject to stringent guidelines. If these guidelines cannot be met, NOW must be transported and disposed of offsite in accordance with the provisions of Order 29-B. Moreover, under Order 29-B, most, if not all, active waste pits must be closed or modified to meet regulatory standards; those pits that continue to be allowed may be used only for a limited time. A material number of these pits may contain concentrations of radium that are sufficient to require the waste material to be categorized as NORM.

     Rule 8 of the Texas Railroad Commission also contains detailed requirements for the management and disposal of NOW and Rule 94 governs the management and disposal of NORM. In addition, Rule 91 regulates the cleanup of spills of crude oil from oil and gas exploration and production activities, including transportation by pipeline. In general, contaminated soils must be remediated to total petroleum hydrocarbons content of less than 1%. The State of Texas also has established an Oilfield Cleanup Fund to be administered by the Texas Railroad Commission to plug abandoned wells if the Commission deems it necessary to prevent pollution, and to control or clean up certain oil and gas wastes that cause or are likely to cause pollution of surface or subsurface water. Other states (New Mexico, Mississippi, Arkansas) where the Company operates have similar regulations. Oklahoma is presently in the process of drafting NORM oil and gas regulations. Newpark recently received the first specific license to do NORM remediation in Arkansas.

     Many states maintain licensing and permitting procedures for the construction and operation of facilities that emit pollutants into the air. In Texas, the Texas Natural Resource Conservation Commission (the "TNRCC") requires companies that emit pollutants into the air to apply for an air permit or to satisfy the conditions for an exemption. Newpark has obtained certain air permits and believes that it is exempt from obtaining other air permits at its facilities including its Port Arthur, Texas, NOW facility. Newpark met with the TNRCC and filed for an exemption in the fall of 1991. A subsequent renewal letter was filed in 1995. Based upon communications with the TNRCC, Newpark expects that it will continue to remain exempt. However, should it not remain exempt, Newpark believes that compliance with the permitting requirements of the TNRCC would not have a material adverse effect on the consolidated financial statements of Newpark.

          Other Environmental Laws. Newpark is subject to the Occupation Safety and Health Act that imposes requirements for employee safety and health and applicable state provisions adopting worker health and safety requirements. Moreover, it is possible that other developments, such as increasingly stricter environmental, safety and health laws, and regulations and enforcement policies thereunder, could result in substantial additional regulation of Newpark and could subject to further scrutiny Newpark's handling, manufacture, use or disposal of substances or pollutants. Newpark cannot predict the extent to which its operations may be affected by future enforcement policies as applied to existing laws or by the enactment of new statutes and regulations.

RISK MANAGEMENT

     Newpark's business exposes it to substantial risks. For example, Newpark's environmental services routinely involve the handling, storage and disposal of nonhazardous regulated materials and waste, and in some cases, handling of hazardous regulated materials and waste for its customers which are generators of such waste. Newpark could be held liable for improper cleanup and disposal, which liability could be based upon statute, negligence, strict liability, contract or otherwise. As is common in the oil and gas industry, Newpark often is required to indemnify its customers or other third-parties against certain risks related to the services performed by Newpark, including damages stemming from environmental contamination.

     Newpark has implemented various procedures designed to ensure compliance with applicable regulations and reduce the risk of damage or loss. These include specified handling procedures and guidelines for regulated waste, ongoing training and monitoring of employees and maintenance of insurance coverage.

     Newpark carries a broad range of insurance coverages that management considers adequate for the protection of its assets and operations. This coverage includes general liability, comprehensive property damage, workers' compensation and other coverage customary in its industries; however, this insurance is subject to coverage limits and certain policies exclude coverage for damages resulting from environmental contamination. Newpark could be materially adversely affected by a claim that is not covered or only partially covered by insurance. There is no assurance that insurance will continue to be available to Newpark, that the possible types of liabilities that may be incurred by Newpark will be covered by its insurance, that Newpark's insurance carriers will meet their obligations or that the dollar amount of such liabilities will not exceed Newpark's policy limits.

PROPERTIES

     Newpark's corporate offices in Metairie, Louisiana, are occupied at an annual rental of approximately $125,000 under a lease expiring in December 2002.

     During 1996, Newpark acquired an office building in Lafayette, Louisiana, to house the administrative offices of two of its subsidiaries.

     Newpark's Port Arthur, Texas, NOW and NORM facility is subject to annual rentals aggregating approximately $500,000 under three separate leases. A total of 6.0 acres are under lease with various expiration dates from June 1997 to September 2002, all with extended options to renew.

     Newpark owns two injection disposal sites in Jefferson County, Texas, one on 50 acres of land and the other on 400 acres. Eight wells are currently operational at these sites. In January 1997, Newpark completed the purchase of 120 acres located adjacent to one of the disposal sites. Newpark plans to use this property as an industrial waste injection disposal facility. Newpark also has acquired an additional injection facility, which includes two active injection wells on 37 acres of land, adjacent to its Big Hill, Texas facility.

     In October 1997, Newpark acquired land and facilities in Andrews, Big Springs, Plains and Fort Stockton, Texas at which brine is extracted and sold and NOW is disposed of in the salt domes or caverns created by the extraction process. A total of 125 acres of land was acquired in this transaction.

     Newpark maintains a fleet of 43 barges, of which 19 are owned by Newpark, 10 are under 10-year lease terms, four are under seven-year lease terms and 10 are under five-year lease terms. The barges are used to transport waste to processing stations and are certified for this purpose by the U. S. Coast Guard. Annual rentals under the barge leases totaled approximately $1.9 million during 1996.

     Additional facilities are held under short-term leases with annual rentals aggregating approximately $725,000 during 1996. Newpark believes that its facilities are suitable for their respective uses and adequate for current needs.

     Newpark also owns 80 acres occupied as a sawmill facility near Batson, Texas. Newpark believes this facility is adequate for current production needs.

LEGAL PROCEEDINGS

     Newpark and its subsidiaries are involved in litigation and other claims or assessments on matters arising in the normal course of business. In the opinion of Newpark, any recovery or liability in these matters should not have a material effect on Newpark's consolidated financial statements.

ENVIRONMENTAL PROCEEDINGS

     In the ordinary course of conducting its business, Newpark becomes involved in judicial and administrative proceedings involving governmental authorities at the federal, state and local levels, as well as private party actions. Pending proceedings that allege liability related to environmental matters are described below. Newpark believes that none of these matters involves material exposure. There is no assurance, however, that such exposure does not exist or will not arise in other matters relating to Newpark's past or present operations.

     Newpark was identified by the EPA as a minor or "de minimus" contributor of waste to a disposal site requiring cleanup under CERCLA. That facility, the French Limited site, located in Southeast Texas, is currently undergoing a voluntary cleanup by those parties identified as waste contributors. Five related private party suits have been filed against Newpark and the other potentially responsible parties at the French Limited site. Newpark has settled its potential liability in four of those suits. Management does not anticipate that the outcome of the remaining suit will have a material adverse impact upon Newpark, and anticipates either a nominal settlement or dismissal from the action.

     Newpark has been identified as one of 600 contributors of material to the MAR Services facility, a state voluntary cleanup site located in Louisiana. Because Newpark delivered only processed solids meeting the requirements of Louisiana Statewide Executive Order 29-B to the site, it does not believe it has material financial liability for the site cleanup cost. The DEQ is overseeing voluntary cleanup at the site.

     Recourse against its insurers under general liability insurance policies for reimbursement of cost and expense in the foregoing CERCLA actions is uncertain as a result of conflicting court decisions in similar cases. In addition, certain insurance policies under which coverage may be afforded contain self-insurance levels that may exceed Newpark's ultimate liability.

     Newpark believes that any liability incurred in the foregoing matters will not have a material adverse effect on Newpark's consolidated financial statements.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides certain information regarding Newpark's current directors and executive officers:

NAME                         AGE                            POSITION
---------------------------  ---  -------------------------------------------------------------
James D. Cole                 56  Chairman of the Board, President, and Chief Executive Officer
William Thomas Ballantine     52  Executive Vice President and Director
Matthew W. Hardey             45  Vice President of Finance and Chief Financial Officer
Dibo Attar(a)                 58  Director
William W. Goodson(a)(b)      83  Director
David P. Hunt(a)              56  Director
Alan J. Kaufman(a)(b)         60  Director
James H. Stone(a)(b)          72  Director
------------

(a)  Member of the Compensation Committee.
(b)  Member of the Audit Committee.

     James D. Cole joined Newpark in 1976, serving as Executive Vice President until May 1977, when he was elected President and Chief Executive Officer. Mr. Cole has served as a director since joining Newpark and was elected Chairman of the Board of Directors in April 1996.

     William Thomas Ballantine joined Newpark in December 1988, serving as Vice President of Operations, and was elected Executive Vice President in 1992. He was elected a Director of Newpark in October 1993.

     Matthew W. Hardey joined Newpark in May 1988 as Treasurer and Assistant Secretary and was elected Vice President of Finance and Chief Financial Officer in April 1991. From 1973 until joining Newpark, Mr. Hardey was employed in the commercial banking business.

     Dibo Attar is a business consultant to several domestic and international companies and has been a private investor for more than ten years. Mr. Attar also serves as Chairman of the Board of T.H. Lehman & Co., Inc., KTI, Inc. and Renaissance Entertainment Corp.

     William W. Goodson, who retired in 1983, served as Chairman of the Board of Directors of a Newpark subsidiary from 1982 to 1987. For more than five years prior thereto, he was President and Chief Operating Officer of the Newpark subsidiary engaged in the oilfield and environmental construction business, and other Newpark subsidiaries.

     David P. Hunt joined Newpark's Board of Directors in November 1995. Prior to joining Newpark and until his retirement in 1995, Mr. Hunt was employed by Consolidated Natural Gas Company for 32 years, having most recently served as President and Chief Executive Officer of New Orleans based CNG Producing Company, an oil and gas exploration and production company. Mr. Hunt also currently serves as a senior consultant to McDermott International.

     Alan J. Kaufman has been engaged in the private practice of medicine since 1969. Dr. Kaufman is a neurosurgeon. Dr. Kaufman also is a director of Tesoro Petroleum Corporation.

     James H. Stone is Chairman of the Board and Chief Executive Officer of Stone Energy Corporation, which is engaged in oil and gas exploration. Mr. Stone also serves as a Director of Hibernia Corporation.

     Directors are elected annually to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Executive officers are appointed by and serve at the discretion of the Board of Directors. No family relationships exist between any of the directors or officers of Newpark.

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

     The following summary of certain agreements and instruments of the Company does not purport to be complete and is qualified in its entirety by reference to the various agreements and instruments described. Capitalized terms that are used but not defined in this section have the meanings given such terms in their respective agreement, unless the context otherwise requires.

     On June 30, 1997, Newpark, as borrower, and the Guarantors, as guarantors, entered into the Credit Facility with the lenders named therein (the "Lenders") and Bank One, Louisiana, National Association as administrative and syndication agent for the Lenders.

     The Credit Facility provides for a $90.0 million revolving credit facility maturing on June 30, 2000, including up to $5.0 million in standby letters of credit. As of September 30, 1997, approximately $73.7 million was outstanding under the Credit Facility, and there were approximately $2.0 million in outstanding standby letters of credit. The amounts borrowed under the Credit Facility were used to refinance term debt, purchase drilling fluids assets, expand mat inventories, acquire disposal assets and provide for working capital. On November 7, 1997, the Credit Facility was amended to provide for a $10.0 million special advance note, due December 31, 1997, the proceeds of which were used to fund the acquisition of certain assets of Anchor Drilling. The special advance note was treated as an additional advance under the Credit Facility. Upon the completion of the 144A Notes Offering, Newpark repaid all amounts outstanding under the Credit Facility, including the amounts outstanding under the special advance note.

     Newpark's obligations under the Credit Facility have been guaranteed on a joint and several basis by all of the Guarantors. Borrowings under the Credit Facility were originally secured by the accounts receivable, inventories, equipment and general intangibles of Newpark located in Louisiana and Texas. However, the Credit Facility was amended effective upon the closing of 144A Notes Offering to release the security interests of the Lenders in such assets and to permit the issuance of the 144A Notes.

     Advances under the Credit Facility bear interest at a variable rate equal to, at Newpark's option, (i) the Base Rate (defined as the rate established from time to time by Agent) or (ii) the LIBOR rate plus a spread ranging from 1% to 2% depending upon the ratio of Newpark's Consolidated Funded Debt to Consolidated EBITDA. Newpark is required to pay the Lenders under the Credit Facility, on a quarterly basis, a commitment fee on the unused portion of the Credit Facility ranging from 0.25% to 0.50% depending on the ratio of Consolidated Funded Debt to Consolidated EBITDA, measured at the end of each fiscal quarter and calculated on a trailing four quarter basis. Newpark also paid facility fees of $112,500 upon the establishment of the Credit Facility and $25,000 upon the issuance of the special advance note, and will be required to pay administration fees to the agent.

     The Credit Facility contains a number of covenants, including, among others, covenants restricting Newpark and the Guarantors with respect to the incurrence of indebtedness; the amendment of the Notes or the Guarantees; the creation of liens; the sale, lease, assignment, transfer or other disposition of assets, including any voting stock of any Guarantor; the making of certain investments, loans or advances; the consummation of certain transactions, such as mergers or consolidations; transactions with affiliates; and declaration of dividends. In addition, the Credit Facility contains affirmative covenants, including among others, requirements regarding payment of taxes and other obligations; compliance with laws; maintenance of insurance; the keeping of books and records; and environmental compliance.

     Newpark is also required to comply with certain financial tests and maintain certain financial ratios, including, among others, (i) maintaining a minimum ratio of Consolidated Current Assets to Consolidated

Current Liabilities; (ii) maintaining a minimum ratio of Consolidated Adjusted EBITDA to Consolidated Debt Service; (iii) preventing the ratio of total Debt (including capitalized lease obligations, but excluding the Notes) to Total Capitalization (including the Notes) from exceeding a specified percentage; (iv) maintaining minimum levels of Consolidated Tangible Net Worth; and (v) preventing the ratio of Consolidated Funded Debt to Consolidated EBITDA from exceeding a specified percentage. The Credit Facility contains customary events of default. An event of default under the Credit Facility would allow the Lenders to accelerate or, in certain cases, would automatically cause the acceleration of, the maturity of the indebtedness under the Credit Facility. Such acceleration would restrict the ability of the Company to meet its obligations with respect to the Exchange Notes.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Exchange Notes offered hereby will be issued, and the 144A Notes were issued, under an Indenture dated as of December 17, 1997 (the "Indenture"), among the Company, the Guarantors and State Street Bank & Trust Company, as trustee (the "Trustee"). Reference to the Notes includes the Exchange Notes and the 144A Notes. Upon the effectiveness of the Registration Statement of which this Prospectus is a part, the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part and is incorporated by reference herein. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." All references to the Company in the following summary refer exclusively to Newpark Resources, Inc., a Delaware corporation, and not to any of its subsidiaries.

GENERAL

     The Exchange Notes will be issued solely in exchange for an equal principal amount of 144A Notes pursuant to the Exchange Offer. The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the 144A Notes except that the offering of the Exchange Notes has been registered under the Securities Act, and the Exchange Notes will therefore not be subject to transfer restrictions, registration rights and certain provisions relating to an increase in the stated interest rate on the 144A Notes under certain circumstances. See "The Exchange Offer."

     The 144A Notes and the Exchange Notes will constitute a single series of debt securities under the Indenture. If the Exchange Offer is consummated, holders of 144A Notes who do not exchange their 144A Notes for Exchange Notes will vote together with holders of the Exchange Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any 144A Notes that remain outstanding after the Exchange Offer will be aggregated with the Exchange Notes, and the holders of such 144A Notes and the Exchange Notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the 144A Notes and the Exchange Notes then outstanding.

     The Notes are unsecured senior subordinated obligations of the Company limited to $125,000,000 aggregate principal amount. The obligations of the Company under the Notes will be guaranteed on an unsecured senior subordinated basis by the Guarantors.

MATURITY, INTEREST AND PRINCIPAL

     The Notes will mature on December 15, 2007. Interest on the Notes will accrue at the rate of 8 5/8% per annum and will be payable semi-annually on each June 15 and December 15, commencing June 15, 1998, to the holders of record of the Notes at the close of business on the June 1 and December 1 immediately preceding such interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

       Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be transferable, at the corporate trust office or agency of the Trustee in The City of New York maintained for such purposes. In addition, if the Notes do not remain in book-entry form, interest may be paid at the option of the Company by check mailed to the person entitled thereto as shown on the security register. No service charge will be made for any transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

     The Notes are not subject to the benefit of any mandatory sinking fund. However, upon the occurrence of certain Asset Sales or a Change of Control, holders of Notes will have the right to require the Company to purchase their Notes, as more fully described under "--Certain Covenants--Disposition of Proceeds of Asset Sales" and "--Change of Control," respectively.

OPTIONAL REDEMPTION

     Optional Redemption. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning December 15 of the years indicated below:

                                                  REDEMPTION
YEAR                                                 PRICE
----                                              ----------
2002............................................  104.313%
2003............................................  102.875%
2004............................................  101.438%
2005 and thereafter.............................  100.000%


     In addition, at any time and from time to time prior to or on December 1, 2000, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 108 5/8% plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $81.25 million aggregate principal amount of Notes must remain outstanding after each such redemption. Any such redemption must occur within 60 days following the closing of such Public Equity Offering.

     Selection and Notice. If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with any applicable requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange (or if the Notes are so listed but such exchange does not impose requirements with respect to the selection of debt securities for redemption), on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days before the redemption date, to each holder of Notes to be redeemed, at its address as shown in the security register. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption unless the Company defaults in the payment of the redemption price.

GUARANTEES

     All of the Company's subsidiaries on the date of the Indenture, other than Mallard & Mallard, Inc., BFC Oil Company, JPI Acquisition Corp., Chessher Construction, Inc., Consolidated Mayflower Mines, Inc., George R. Brown Services, Inc., Florida Mat Rental, Inc., International Mat, Ltd., IML de Venezuela, L.L.C. and SOLOCO FSC, Inc., have, jointly and severally, fully and unconditionally guaranteed the Company's obligations under the Notes. In addition, the Indenture provides that if (i) any Restricted Subsidiary of the Company (other than an Exempt Foreign Subsidiary), whether now existing or hereafter formed or acquired, becomes a Significant Subsidiary or (ii) any Restricted Subsidiary of the Company, whether now existing or hereafter formed or acquired, becomes a guarantor, obligor or grantor in respect of any other Indebtedness of the Company or any other Restricted Subsidiary or obligor on its Indebtedness (as more fully described under "--Certain Covenants--Limitation on Non-Guarantor Restricted Subsidiaries"), the Company shall cause such Restricted Subsidiary to enter into a supplemental Indenture pursuant to which such Restricted Subsidiary shall agree to guarantee the Company's obligations under the Notes. If the Company defaults in payment of the principal of, premium, if any, or interest on the Notes, each of the Guarantors will be unconditionally, jointly and severally obligated to duly and punctually pay the same.

     The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP. See "--Certain Covenants-- Limitation on Issuances of Guarantees of Indebtedness."

     Subject to the requirements described under "--Consolidation, Merger, Sale of Assets, Etc.," any Guarantee by a Guarantor shall be automatically and unconditionally released and discharged (i) upon any sale, exchange or transfer to any person (other than an Affiliate of the Company) of all of the Capital Stock of such Restricted Subsidiary, or all or substantially all of the assets of such Restricted Subsidiary, pursuant to a transaction which is in compliance with the Indenture (including, but not limited to, the covenant described in "-- Certain Covenants--Disposition of Proceeds of Asset Sales" below) and such Restricted Subsidiary is released from all guarantees and other security, if any, by it of other Indebtedness of the

Company or any Restricted Subsidiaries or (ii) at the request of the Company, if the lenders under the Credit Facility (or any other revolving credit or term loan facility entitled to a guarantee from such Guarantor) unconditionally release such Guarantor from its joint and several obligations under such facility and such Restricted Subsidiary does not then guarantee, or secure with a Lien on any of its assets or properties, any other Indebtedness of the Company or any other Restricted Subsidiary, in each such event described in this clause
(ii), such release and discharge to be effective so long as and for such periods that such Guarantor does not guarantee, or secure with a Lien on any of its assets or properties, any Indebtedness of the Company or any other Restricted Subsidiary. Provisions herein and in the Indenture that refer to a person as a Restricted Subsidiary shall also be applicable to a Guarantor, unless otherwise provided by the context; and provisions herein and in the Indenture that refer to a Guarantor shall only be applicable to a Restricted Subsidiary so long as, and during such periods that, such person constitutes a Guarantor when such provisions are being applied. The Company may, at any time and from time to time (including, without limitation, following a release of a Guarantee pursuant to clause (ii) of this paragraph), cause a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary on the basis provided in the Indenture. See "--Certain Covenants--Limitation on Non-Guarantor Restricted Subsidiaries."

     The Guarantees will be unsecured senior subordinated obligations of the Guarantors and will be subordinated to all existing and future Guarantor Senior Indebtedness, which includes indebtedness of the Guarantors as joint and several obligors under the Credit Facility. As of September 30, 1997, on an as adjusted basis after giving effect to the sale of the 144A Notes and the application of the net proceeds therefrom and the Credit Facility, the Guarantors would have had outstanding approximately $4.4 million in aggregate principal amount of Guarantor Senior Indebtedness which ranked senior in right of payment to the Guarantees.

SUBORDINATION

     Payments of any distribution on or with respect to the Senior Subordinated Obligations of the Company will be subordinated, to the extent set forth in the Indenture, in right of payment to the prior payment in full in cash or cash equivalents of all existing and future Senior Indebtedness which includes, without limitation, Credit Facility Obligations of the Company. The Exchange Notes will rank prior in right of payment only to other indebtedness of the Company which is, by its terms, expressly subordinated in right of payment to the Exchange Notes, and the Exchange Notes will in all respects rank pari passu with all other Senior Subordinated Obligations of the Company, including any 144A Notes that remain outstanding. There is currently no indebtedness of the Company which is, by its terms, expressly subordinated in right of payment to the Notes, and there is currently no indebtedness of the Company which is pari passu in right of payment with the Notes. In addition, the Senior Subordinated Obligations of the Company will be effectively subordinated to all of the creditors of its subsidiaries, including trade creditors. See "Risk Factors-- Holding Company Structure; Possible Invalidity of Guarantees; Potential Release of Guarantees."

     The Indenture provides that in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company (or its creditors, as such) or its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or (c) any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full in cash or cash equivalents before any direct or indirect payment or distribution, whether in cash, property or securities (excluding certain permitted equity and subordinated debt securities referred to in the Indenture as "Permitted Junior Securities"), is made on account of the Senior Subordinated Obligations of the Company. If, notwithstanding the foregoing, the Trustee or the holder of any Note receives any payment or distribution of properties or assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, in respect of Senior Subordinated Obligations of the Company before all Senior Indebtedness is paid or provided for in full, then the Trustee or the holders of Notes receiving any such payment or distribution (other than a payment or distribution forthwith in the form of Permitted Junior Securities) will be required to pay or deliver such payment or distribution to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full.

     During the continuance of any default in the payment when due (whether at Stated Maturity, upon scheduled repayment, upon acceleration or otherwise) of principal of or premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or fees relating to letters of credit constituting, any Designated Senior Indebtedness (a "Payment Default"), no direct or indirect payment or distribution by or on behalf of the Company or any Subsidiary of any kind or character shall be made on account of the Senior Subordinated Obligations of the Company unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents.

     In addition, during the continuance of any default other than a Payment Default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated (a "Non-payment Default"), after receipt by the Trustee from the holders (or their representative) of such Designated Senior Indebtedness of a written notice of such Non-payment Default, no payment or distribution of any kind or character may be made by the Company on account of the Senior Subordinated Obligations of the Company for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period shall commence upon the receipt of a notice of a Non-payment Default by the Trustee from the holders (or their representative) of Designated Senior Indebtedness stating that such notice is a payment blockage notice pursuant to the Indenture and shall end on the earliest to occur of the following events: (i) 179 days shall have elapsed since the receipt by the Trustee of such notice; (ii) the date, as set forth in a written notice to the Company or the Trustee from the holders (or their representative) of the Designated Senior Indebtedness initiating such Payment Blockage Period, on which such default is cured or waived or ceases to exist (provided that no other Payment Default or Non-payment Default has occurred or is then continuing after giving effect to such cure or waiver); (iii) the date on which such Designated Senior Indebtedness is discharged or paid in full in cash or cash equivalents; or (iv) the date, as set forth in a written notice to the Company or the Trustee from the holders (or their representative) of the Designated Senior Indebtedness initiating such Payment Blockage Period, on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the holders (or their representative) of Designated Senior Indebtedness initiating such Payment Blockage Period, after which the Company, subject to the subordination provisions set forth above and the existence of another Payment Default, shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. Only one Payment Blockage Period with respect to the Notes may be commenced within any 360 consecutive day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of commencement of such Payment Blockage Period, that, in either case, would give rise to a Non-payment Default pursuant to any provision

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

under which a Non-payment Default previously existed or was continuing shall constitute a new Non-payment Default for this purpose; provided that, in the case of a breach of a particular financial covenant, the Company shall have been in compliance for at least one full 90 consecutive day period commencing after the date of commencement of such Payment Blockage Period). In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice, and there must be a 181 consecutive day period in any 360-day period during which no Payment Blockage Period is in effect. If, notwithstanding the foregoing, the Company makes any payment or distribution to the Trustee or the holder of any Note prohibited by the subordination provision of the Indenture, then such payment or distribution will be required to be paid over and delivered forthwith to the holders (or their representative) of Designated Senior Indebtedness.

     If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "--Events of Default."

     By reason of such subordination, in the event of liquidation, receivership, organization or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Company may be unable to meet its obligations in full with respect to the Notes. In addition, as described above, the Senior Subordinated Obligations of the Company will be effectively subordinate to the claims of creditors of the Company's subsidiaries including trade creditors.

     As of September 30, 1997, on an as adjusted basis after giving effect to the sale of the 144A Notes and the application of the net proceeds therefrom, the aggregate amount of outstanding Senior Indebtedness of the Company would have been approximately $1.9 million (all of which would be guarantees of Indebtedness of the Company's consolidated subsidiaries), in addition to certain bid and performance bonds (or letters of credit in respect of bids or performance obligations) outstanding ($2.0 million at September 30, 1997), and the aggregate amount of Guarantor Senior Indebtedness (including Indebtedness guaranteed by the Company) would have been approximately $4.4 million. The foregoing amounts do not include the undrawn portions under the Credit Facility and up to $17.6 million of third party indebtedness guaranteed by the Company. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Certain Other Indebtedness."

     Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Restricted Subsidiaries may incur, the amounts of such Indebtedness could be substantial and, in any case, such indebtedness may be Senior Indebtedness of the Company or Indebtedness of Subsidiaries (including an Unrestricted Subsidiary), to which the Notes will be structurally subordinated. See "--Certain Covenants--Limitation on Additional Indebtedness." There is no indebtedness of the Company which is subordinated in right of payment to the Notes, and there is no indebtedness of the Company which is pari passu in right of payment with the Notes.

     Each Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future Indebtedness of such Guarantor that is expressly subordinated to Guarantor Senior Indebtedness. The Indebtedness evidenced by the Guarantees is subordinated to Guarantor Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness, and during any period when payment on the Notes is blocked by Designated Senior Indebtedness, payment on the Guarantees will be similarly blocked.

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

CERTAIN COVENANTS

     The Indenture contains the following covenants, among others:

     Limitation on Additional Indebtedness. The Indenture provides that the Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, or in any other manner become liable, contingently or otherwise (in each case, to "incur") for the payment of, any Indebtedness (including any Acquired Indebtedness); provided that (i) the Company and each Guarantor is permitted to incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsidiary which is not a Guarantor is permitted to incur Acquired Indebtedness if (y), immediately after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company would be equal to or greater than 2.00:1 and (z) no Default or Event of Default shall have occurred and be continuing at the time such Indebtedness or Acquired Indebtedness, as the case may be, is incurred or would occur as a result of such incurrence.

     Notwithstanding the foregoing, the Company (and, to the extent specifically set forth below, the Guarantors) may incur each and all of the following Indebtedness (including any Acquired Indebtedness):

          (i) (a) Indebtedness of the Company or any Guarantor under the Credit Facility in an aggregate principal amount at any time outstanding not to exceed $100 million, and any fees, premiums, expenses (including costs of collection), indemnities and other similar amounts payable in connection with such Indebtedness; and (b) other Indebtedness of the Company or any Guarantor outstanding on the Issue Date (other than Indebtedness described in clause (i)(a), (ii) or (v) of this covenant);

          (ii) Indebtedness of the Company evidenced by the Notes and Indebtedness of each Guarantor under its Guarantee;

          (iii) Interest Rate Protection Obligations of the Company or any Guarantor covering Indebtedness of the Company or any Guarantor incurred in the ordinary course of business and permitted to be incurred by the Company or any Guarantor, as the case may be, pursuant to the Indenture; provided that the notional principal amount of any such Interest Rate Protection Obligations does not exceed 100% of the principal amount of the Indebtedness to which such Interest Rate Protection Obligations expressly relates;

          (iv) Indebtedness of the Company or any of the Guarantors under Currency Agreement Obligations; provided that such Currency Agreement Obligations (a) do not increase the Indebtedness or other obligations of the Company and the Guarantors outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder and (b) are entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and the Guarantors;

          (v) Indebtedness of the Company owed to a Restricted Subsidiary and Indebtedness of a Guarantor owed to the Company or another Guarantor; provided that (a) any subsequent issuance or transfer of Capital Stock or any Designation that results in such Restricted Subsidiary or Guarantor (as the case may be) ceasing to be a Restricted Subsidiary or any subsequent transfer, pledge or assignment of such Indebtedness (other than to the Company or another Guarantor) will be deemed to constitute the incurrence of such Indebtedness by the Company or such Guarantor, as the case may be, not permitted by this clause (v) and (b) any such Indebtedness of the Company owed to a Restricted Subsidiary and any such Indebtedness of a Guarantor owed to another Guarantor, must be unsecured and subordinated in right of payment to the prior payment in full and performance of the Company's obligations under the Indenture and the Notes, and such Guarantor's obligations under its Guarantee, as the case may be;

          (vi) Indebtedness of the Company or any Guarantor incurred in respect of bid, performance and payment bonds (other than in respect of Indebtedness), surety bonds, trade letters of credit, bankers' acceptances and letters of credit supporting bids, advance payments and performance obligations of the Company or any Guarantor (other than in respect of Indebtedness), in each case incurred in the ordinary course of business;

          (vii) Indebtedness of the Company or any Guarantor (a) representing Capitalized Lease Obligations or (b) Purchase Money Obligations for property acquired in the ordinary course of business, which taken together do not exceed $20 million in aggregate amount at any time outstanding;

          (viii) Indebtedness of the Company or any Guarantor to the extent the proceeds thereof are used to Refinance Indebtedness of the Company (including all or a portion of the Notes) or any Guarantor to the extent the Indebtedness to be Refinanced, has been incurred under or referred to in the first paragraph of this covenant or clauses (i)(b), (ii), (vii)(b) or (ix); provided that the principal amount of Indebtedness incurred pursuant to this clause (viii) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so Refinanced (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accredited value attributable thereto since the original issuance of such Indebtedness) plus the amount of any premium required to be paid in connection therewith pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company or a Guarantor, as applicable, as necessary to accomplish the foregoing by means of a tender or exchange offer or privately negotiated purchase, plus the amount of expenses in connection therewith; and

          (ix) Indebtedness of the Company and the Guarantors (which may include any Indebtedness incurred for any purpose, including but not limited to the purposes referred to in clauses (i) through (viii) above) in an aggregate amount which, together with the amount of all other Indebtedness of the Company and the Guarantors outstanding on the date of such incurrence (other than Indebtedness permitted by clauses (i) through (viii) above or the initial paragraph of this covenant) does not exceed $25 million.

     Notwithstanding the immediately preceding paragraph of this covenant, the Indenture provides that neither the Company nor any Guarantor shall incur any Indebtedness pursuant to such immediately preceding paragraph of this covenant if the proceeds thereof are used, directly or indirectly, (i) to Refinance any Subordinated Obligations of the Company or such Guarantor, as the case may be, unless such Indebtedness (A) shall be subordinated to the Notes or the relevant Guarantee to at least the same extent as such Subordinated Obligations, (B) has an Average Life to Stated Maturity greater than the lesser of (y) the remaining Average Life to Stated Maturity of the Subordinated Obligations being Refinanced or (z) the remaining Average Life to Stated Maturity of the Notes, and (C) has a Stated Maturity for its final scheduled

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

principal payment later than the Stated Maturity for the final scheduled principal payment of the Subordinated Obligations being Refinanced, or (ii) to Refinance any Pari Passu Indebtedness, unless such Refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Pari Passu Indebtedness.

     Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

           (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely (a) in Capital Stock of the Company (other than Redeemable Capital Stock), (b) in rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock) and (c) to the Company);

          (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary (other than any such Capital Stock owned by a Wholly-Owned Restricted Subsidiary);

          (iii) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Obligations (other than any such Subordinated Obligations owed to a Wholly-Owned Restricted Subsidiary); or

          (iv) make any Investment (other than a Permitted Investment) in any person

(such payments or Investments described in (but not excluded from) the preceding clauses (i) (other than by reason of the proviso thereto), (ii), (iii) and (iv) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than in cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default shall have occurred and be continuing, (B) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period (treated as one accounting period) beginning on the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions in the form of common equity to the Company after the Issue Date or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock but including Capital Stock issued upon the conversion of convertible Indebtedness, in exchange for outstanding Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any person (other than to a Restricted Subsidiary or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) after the Issue Date plus (3) the aggregate net cash proceeds received by the Company from the issuance or sale subsequent to the Issue Date of its Capital Stock (other than Redeemable Capital Stock) to an employee stock ownership or stock purchase plan, provided, however, that if such employee stock ownership or stock purchase plan incurs any Indebtedness with respect thereto, such aggregate amount shall be limited to an amount equal to any increase in the consolidated net worth of the Company resulting from principal

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

repayments made by such employee stock ownership or stock purchase plan with respect to such Indebtedness plus (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment made pursuant to clause (iv) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment plus (5) 100% of the aggregate amount of all Investments previously made on or after the date of the Indenture in any Unrestricted Subsidiary upon the revocation of the designation of such Unrestricted Subsidiary as such, other than Investments made in such Unrestricted Subsidiary pursuant to clause (iv) of the following paragraph and (C) the Company could incur $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Additional Indebtedness" covenant described above. For purposes of the preceding clause (B)(2), upon the issuance of Capital Stock either from the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights, the amount counted as net cash proceeds received will be the cash amount received by the Company at the original issuance of the Indebtedness that is so converted or exchanged or from the issuance of options, warrants or rights, as the case may be, plus the incremental amount of cash received by the Company, if any, upon the conversion, exchange or exercise thereof.

     None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Restricted Subsidiary or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided that such net cash proceeds are excluded from clause (B)(2)(y) of the preceding paragraph; (iii) so long as no Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Obligations by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Restricted Subsidiary or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided that any such net cash proceeds are excluded from clause (B)(2)(y) of the preceding paragraph; or
(2) Indebtedness of the Company so long as such Indebtedness (x) is subordinated to the Notes in the same manner and at least to the same extent as the Subordinated Obligations being redeemed, repurchased, acquired or retired, (y) has no Stated Maturity earlier than the 91st day after the Stated Maturity for the final scheduled principal payment of the Notes and (z) is permitted to be incurred pursuant to the "Limitation on Additional Indebtedness" covenant described above; and (iv) the making of Investments constituting Restricted Payments made after the Issue Date as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant "--Disposition of Proceeds of Asset Sales." In computing the amount of Restricted Payments previously made for purposes of clause (B) of the preceding paragraph, Restricted Payments made under the immediately preceding clauses (i) and (iv) shall be included.

     Limitation on Liens. (a) The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind against or upon any of the Company's or such Restricted Subsidiary's (as the case may be) property or assets, whether now owned or acquired after the date of the Indenture, or any proceeds therefrom, which secures either (i) Subordinated Obligations (other than Subordinated Obligations of a Restricted Subsidiary owing to the Company secured by assets of such Restricted Subsidiary), unless the Notes or Guarantees, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Obligations or (ii) Pari Passu Indebtedness unless the Notes or Guarantees, as the case may be, are equally and ratably secured with the Liens securing such Pari Passu Indebtedness. The foregoing covenant will not apply to any Lien securing Acquired Indebtedness, provided that any such Lien extends only to the properties or assets that were subject to such Lien prior to the related acquisition by the Company or such Restricted Subsidiary and was not created, incurred or assumed in contemplation of such transaction.

     (b) Notwithstanding the foregoing, any Lien granted by the Company or any Restricted Subsidiary to secure the Notes or Guarantees, as the case may be, created pursuant to paragraph (a) above shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness of the Company or any Restricted Subsidiary described in paragraph (a) above of their Lien (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Pari Passu Indebtedness and Subordinated Obligations of the Company or any Restricted Subsidiary has been secured by such property or assets of the Company or any such Restricted Subsidiary or (B) the holders of all such other Pari Passu Indebtedness and Subordinated Obligations which is secured by such property or assets of the Company or any such Restricted Subsidiary also release their Lien in such property or assets (including any deemed release upon payment in full of all obligations under such Indebtedness).

     Change of Control. The Indenture provides that, upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer") and shall, subject to the provisions described below, purchase, on a business day not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any (the "Change of Control Purchase Price"), to the Change of Control Purchase Date. The Company shall, subject to the provisions described below, be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date.

     In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the Change of Control, mail to each holder of Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Notes must follow to accept the Change of Control Offer.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of Notes seeking to accept the Change of Control Offer. Instruments governing Senior Indebtedness may prohibit the Company from purchasing any Notes prior to their Stated Maturity, including pursuant to a Change of Control Offer. If a Change of Control occurs at a time when the Company does not have available funds sufficient to pay the Change of Control Purchase Price or at a time when the Company is prohibited from purchasing the Notes (and the Company is unable to obtain the consent of such holders of Senior Indebtedness or to repay such Senior Indebtedness), an Event of Default would occur under the Indenture. The definition of Change of Control includes an event by which the Company sells, conveys, transfers or leases all or substantially all of its Properties to any Person; the phrase "all or substantially all" is subject to applicable legal precedent and as a result in the future there may be uncertainty as to whether a Change of Control has occurred. The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the Change of Control Purchase Price, at the same times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The occurrence of the events constituting a Change of Control under the Indenture will result in an event of default under the Credit Facility as presently in effect and, thereafter, the lenders will have the right to require repayment of the borrowings thereunder in full. The Credit Facility as presently in effect does not permit the purchase of the Notes absent consent of the lenders thereunder in the event of a Change of Control.

     The Company will comply with Section 14(e) and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, if a Change of Control occurs and the Company is required to purchase Notes as described above.

     Disposition of Proceeds of Asset Sales. The Indenture provides that the Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares, properties or assets sold or otherwise disposed of, and (ii) with respect to any Asset Sale for which the consideration exceeds $5 million, at least 75% of such consideration consists of cash and/or Cash Equivalents (with Indebtedness of the Company or any Restricted Subsidiary (other than any Restricted Subsidiary that will cease to be a Restricted Subsidiary as a result of such Asset Sale) being counted as cash for all purposes of this covenant if the Company or the Restricted Subsidiary is unconditionally released from any liability therefor). Net Cash Proceeds of any Asset Sale may be applied to repay Specified Indebtedness or Credit Facility Obligations (but only if the commitments or amounts available to be borrowed under such Specified Indebtedness or the Credit Facility, as the case may be, are permanently reduced by the amount of such payment). To the extent that such Net Cash Proceeds are not applied as provided in the preceding sentence, the Company or a Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds from such Asset Sale, within 360 days of the date of such Asset Sale, to an investment in properties and assets that were the subject of such Asset Sale or in properties and assets that are similar to the properties and assets that will be used in the business of the Company and the Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale not applied as provided in the preceding two sentences, within 360 days of the date of such Asset Sale, constitute "Excess Proceeds" subject to disposition as provided below.

     When the aggregate amount of Excess Proceeds equals or exceeds $10 million, the Company shall make an offer to purchase, from all holders of the Notes and any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of Notes and any such Pari Passu Indebtedness equal to such Excess Proceeds as follows:

         (i) (a) The Company shall make an offer to purchase (a "Net Proceeds Offer") from all holders of the Notes in accordance with the procedures set forth in the Indenture the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Payment Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness, if any (subject to proration if such amount is less than the aggregate Offered Price (as defined in clause (ii) below) of all Notes tendered), and (b) to the extent required by any such Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase such Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Payment Amount.

         (ii) The offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of the "Limitation on Restricted Payments" covenant.

         (iii) If the aggregate Offered Price of Notes validly tendered and not withdrawn by holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer and Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

     The Company will comply with Section 14(e) and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, if an Asset Sale occurs and the Company is required to purchase Notes as described above.

     Limitation on Sale, Issuance and Ownership of Capital Stock of Restricted Subsidiaries. The Indenture provides that the Company (i) will not, directly or indirectly, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, (ii) will not permit any of the Restricted Subsidiaries, directly or indirectly, to issue or sell or otherwise dispose of any Capital Stock (other than (A) to the Company or a Wholly-Owned Restricted Subsidiary or
(B) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a person other than the Company or a Wholly-Owned Subsidiary), (iii) will not permit any person (other than the Company or a Wholly-Owned Restricted Subsidiary), directly or indirectly, to own any Capital Stock of any Restricted Subsidiary except for Capital Stock of a Restricted Subsidiary issued and outstanding at the time such Restricted Subsidiary became a Subsidiary of the Company; provided that such Capital Stock was not issued in anticipation of such person becoming a Subsidiary of the Company and (iv) will not permit any person, directly or indirectly, to acquire Capital Stock of any Restricted Subsidiary from the Company or any Wholly-Owned Restricted Subsidiary except upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Indenture.

     Limitation on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (other than a Wholly-Owned Restricted Subsidiary) except (i) on terms that are no less favorable to the Company or the Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who do not have such a relationship with the Company, (ii) with respect to any transaction or series of related transactions involving aggregate payments or value equal to or greater than $2 million, the terms of such transaction or transactions, as the case may be, shall be set forth in writing and the Company shall have delivered an officer's certificate to the Trustee certifying that such transaction or series of related transactions comply with the preceding clause (i), and (iii) with respect to any transaction or series of related transactions involving aggregate payments or value equal to or greater than $5 million, the terms of such transaction or transactions, as the case may be, shall be set forth in writing and the Company shall have delivered an officer's certificate to the Trustee certifying that such transaction or series of transactions (A) comply with the preceding clause (i) and (B) have been approved by a majority of the Board of Directors of the Company, including a majority of the disinterested directors of the Board of Directors of the Company, or in lieu of the certification required by the preceding clause (B), the Company shall have delivered to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which its opinion is being delivered stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view. For the purposes of the foregoing, a director of the Company shall not be considered "interested" with respect to a transaction solely by virtue of being a director of the other party to such transaction. This covenant will not restrict the Company from (a) making dividends permitted by the covenant "--Limitation on Restricted Payments," (b) paying reasonable and customary regular fees to directors of the Company who are not employees of the Company, (c) making loans or advances to officers of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company in an aggregate principal amount not to exceed $1 million outstanding at any one time and (d) the Company's employee compensation and other benefit arrangements existing on the Issue Date or thereafter entered into by the Company or any Restricted Subsidiary in the ordinary course of business.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary (other than any customary restriction on transfers of property subject to a Lien permitted under the Indenture (other than a Lien on cash not constituting proceeds of non-cash property subject to a Lien permitted under the Indenture)), except for such encumbrances or restrictions existing under or by reason of (i) the mandatory provisions of general applicability of applicable law or governmental regulation, (ii) customary non-assignment provisions of any contract or any licensing agreement entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business or any lease governing a leasehold interest of the Company or any Restricted Subsidiary, (iii) any agreement or other instrument of a person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets (including subsequently acquired property or assets to the extent subject thereto) of the person, so acquired, (iv) any encumbrance or restriction in the Credit Facility or any other agreement, in each case, as in effect on the Issue Date, or otherwise modified from time to time; provided that any such modification is no less favorable to the holders of Notes (as determined by the Board of Directors of the Company) than the applicable provision as in effect on the Issue Date and (v) any encumbrance or restriction pursuant to any agreement that extends, restructures, refinances, renews, refunds or replaces any agreement described in clause (ii), (iii) or
(iv) above, which is no less favorable to the holders of Notes (as determined by the Board of Directors of the Company) than those existing under the agreement being extended, restructured, refinanced, renewed, refunded or replaced.

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

     Limitation on Certain Senior Subordinated Obligations. The Indenture provides that the Company will not, and will not permit any Guarantor or Restricted Subsidiary which is not a Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness which is expressly subordinate or junior in right of payment in any respect to any Indebtedness of the Company or such Guarantor or Restricted Subsidiary which is not a Guarantor, as the case may be, unless such Indebtedness ranks pari passu in right of payment with the Notes or the Guarantee of such Guarantor, or is expressly subordinated in right of payment to the Notes or such Guarantee at least to the same extent as the Notes or such Guarantee are subordinate in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be.

     Limitation on Designation of Unrestricted Subsidiaries. The Indenture provides that the Company may, pursuant to resolution of its Board of Directors, designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

         (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

         (ii) the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date;

         (iii) the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "--Limitation on Additional Indebtedness" at the time of Designation (assuming the effectiveness of such Designation);

         (iv) with respect to the Subsidiary to be designated an Unrestricted Subsidiary, each of the Company and its Subsidiaries, other than the Subsidiary to be designated an Unrestricted Subsidiary, is in compliance with the provisions of clauses (x), (y) and (z) of the next following paragraph, as if such Subsidiary to be so designated had been and is an Unrestricted Subsidiary for all purposes of such clauses, at the time of, and after giving effect to, such Designation (assuming the effectiveness of such Designation); and

         (v) the Subsidiary to be designated an Unrestricted Subsidiary, or any Subsidiary thereof, owns no Capital Stock or Indebtedness of, owes no Indebtedness to, or holds no Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated at the time of or after giving effect to such Designation (assuming the effectiveness of such Designation).

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "- -Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. The Indenture further provides that the Company shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, at any time (x) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of an Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under the covenant described under "--Limitation on Restricted Payments."

     The Indenture further provides that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

         (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

         (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

     Limitation on Non-Guarantor Restricted Subsidiaries.

         (i) The Indenture provides that the Company will not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to secure the payment of any Senior Indebtedness, and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than the Guarantors) to secure the payment of any Senior Indebtedness, unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the Notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness under the Indenture.

         (ii) The Indenture further provides that the Company will not permit any Restricted Subsidiary which is not a Guarantor to incur any Indebtedness (other than Acquired Indebtedness) or guarantee the payment of any Indebtedness of the Company or any other Restricted Subsidiary unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the Notes by such Restricted Subsidiary which Guarantee will be subordinated to Guarantor Senior Indebtedness (but no other Indebtedness) to the same extent that the Notes are subordinated to Senior Indebtedness and (b), with respect to any guarantee of Subordinated Obligations by a Restricted Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary's Guarantee at least to the same extent as such Subordinated Obligations is subordinated to the Notes.

         (iii) With respect to each supplemental indenture to the Indenture delivered pursuant to the preceding paragraphs (i) and (ii), (a) each such Restricted Subsidiary shall waive, and agree not in any manner whatsoever to claim to take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until such time as the obligations guaranteed thereby are paid in full and (b) such Restricted Subsidiary shall deliver to the Trustee an opinion of independent legal counsel to the effect that such Guarantee has been duly executed and authorized and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as

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

enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfer and fraudulent conveyances) and except insofar as enforcement thereof is subject to general principles of equity.

         (iv) Subject to the requirements described under "--Consolidation, Merger, Sale of Assets, Etc.," any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged (a) upon any sale, exchange or transfer, to any person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of the Indenture and such Restricted Subsidiary is released from all guarantees and other security, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries or (b) at the request of the Company, if the holders of the Indebtedness of the Company or any other Restricted Subsidiary, as the case may be, described in clauses (i) and (ii) above unconditionally release their guarantee or Lien, as the case may be, of such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), such release and discharge to be effective at such time as, and for such periods that, (A) no other Indebtedness of the Company or any other Restricted Subsidiary, as the case may be, has been secured or guaranteed by such Restricted Subsidiary, as the case may be, and (B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also unconditionally release their guarantee by, or Lien in assets or properties of, such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

     Reporting Requirements. The Indenture requires that the Company file with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15(d) of the Exchange Act, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act. The Company is required to file with the Trustee, within 30 days after it files them with the Commission, copies of such reports and documents (with exhibits) and to cause such reports and documents (without exhibits) to be distributed to all holders of the Notes then shown in the securities register.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

     The Indenture provides that the Company will not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and that the Company will not permit any of the Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or of the Company and the Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto (i) either (A)(1) if the transaction or transactions is a merger or consolidation involving the Company as a constituent to the merger or consolidation, the Company shall be the surviving person of such merger or consolidation or (2) if the transaction or related transactions is a merger or consolidation involving a Restricted Subsidiary as a constituent to the merger or consolidation, such Restricted Subsidiary shall be the surviving person of such merger or consolidation and such surviving person shall be a Restricted Subsidiary, or (B)(1) the person formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (2) in the case of a transaction involving the

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

Company as a constituent to the merger or consolidation, or as the transferor of all or substantially all of its assets or taken as a whole, all or substantially all of the assets of it and the Restricted Subsidiaries, the Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and in each case, the Indenture shall remain in full force and effect, (ii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or as a result of such transaction or series of related transactions), no Default shall have occurred and be continuing and the Company, or the Surviving Entity, as the case may be, after giving effect to such transaction or series of related transactions on a pro forma basis, could incur $1.00 of additional Indebtedness under the first paragraph of the "--Limitation on Additional Indebtedness" covenant described above and (iii) each Guarantor shall have executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, a supplemental indenture confirming such Guarantor's Obligations to pay principal of and premium (if any) and interest on the Notes pursuant to its Guarantee.

     In connection with any consolidation, merger, transfer, lease or other disposition contemplated by the provisions described in the foregoing paragraph, the Company shall deliver, or cause to be delivered, to the Trustee, in form reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease or other disposition and each supplemental indenture in respect thereof complies with the requirements under the Indenture.

     The Indenture further provides that the Company will not permit any Guarantor, in any transaction or series of related transactions, to merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any person or persons unless at the time and after giving effect thereto, (i) either (a) the Guarantor will be the continuing corporation or (b) the person (if other than the Guarantor and except in the case of a Guarantor that has been disposed of in its entirety to another person, whether through merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an officer's certificate to the Trustee to the effect that the Company will comply with its obligations under "--Disposition of Proceeds of Asset Sales" in respect of such disposition) formed by such consolidation or into which such Guarantor is merged or the person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor (the "Surviving Guarantor Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and such person expressly assumes, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and such Guarantee will remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and (iii) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company, any Restricted Subsidiary which is not a Guarantor, or any Guarantor in accordance with the foregoing, in which the Company or such Guarantor, as the case may be, is not the Surviving Entity or the Surviving Guarantor Entity, as the case may be, then such Surviving Entity or Surviving Guarantor Entity, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the

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

Company or such Guarantor, as the case may be, under the Indenture or such Guarantee, as the case may be, with the same effect as if the Surviving Entity had been named as the Company therein or the Surviving Guarantor Entity had been named the Guarantor therein, as the case may be, but neither the Company nor such Guarantor, as the case may be, in the case of a lease by any of them of all or substantially all of its assets shall be released from the obligation to pay the principal of and premium (if any) and interest on the Notes or the obligations of the Guarantee, as the case may be; provided that, solely for purposes of computing cumulative Consolidated Net Income for purposes of clause
(B) of the first paragraph of the covenant "Limitation on Restricted Payments" above, the cumulative Consolidated Net Income of any persons other than the Company and the Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

     The Indenture provides that for all purposes of the Indenture and the Notes (including the provision of this covenant and the covenants described in "-- Limitation on Additional Indebtedness", "--Limitation on Restricted Payments" and "--Limitation on Liens"), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries" and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries immediately prior to such transaction or series of transactions will be deemed to have been incurred upon such transaction or series of transactions.

EVENTS OF DEFAULT

     The following are "Events of Default" under the Indenture:

          (i) default in the payment of the principal of, or premium, if any, when due and payable, on any Note (at its Stated Maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise); or

          (ii) default in the payment of an installment of interest on any of the Notes, when due and payable, and the continuation of such default for a period of 30 days or more; or

          (iii) the failure by the Company, any Guarantor or any Restricted Subsidiary which is not a Guarantor to comply with its obligations described under "Consolidation, Merger, Sale of Assets, Etc." above, the failure to make or consummate a Change of Control Offer in accordance with the Company's obligations under the covenant described under "Change of Control" above, or the failure to make or consummate an offer in accordance with the Company's obligations under the covenant described under "Disposition of Proceeds of Asset Sales" above; or

          (iv) the failure by the Company, any Guarantor or any Restricted Subsidiary which is not a Guarantor to perform or observe any other term, covenant or agreement contained in the Notes, any Guarantee or the Indenture (other than a default specified in clause (i), (ii) or (iii) above) for a period of 30 days after written notice of such failure stating that it is a "notice of default" under the Indenture and requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

          (v) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness (a "Debt Instrument") under which the Company, any Guarantor or any Restricted Subsidiary which is not a Guarantor or the Company and one or more

     Guarantors or Restricted Subsidiaries who are not Guarantors then have outstanding Indebtedness in excess of $10 million, individually or in the aggregate, and either (x) the principal amount of such Indebtedness is already due and payable in full or (y) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

          (vi) the commencement of proceedings, or the taking of any enforcement action (including by way of set-off), by any holder of at least $10 million in aggregate principal amount of Indebtedness of the Company, any Guarantor or any Restricted Subsidiary which is not a Guarantor, after a default under such Indebtedness, to retain in satisfaction of such Indebtedness or to collect or seize, dispose of or apply in satisfaction of such Indebtedness, property or assets of the Company, any Guarantor or any Restricted Subsidiary which is not a Guarantor having a Fair Market Value in excess of $10 million individually or in the aggregate; or

          (vii) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $10 million over the coverage under applicable binding insurance policies issued by a solvent insurer which has accepted such coverage, either individually or in the aggregate, shall be entered against the Company, any Guarantor or any Restricted Subsidiary which is not a Guarantor or any of their respective properties and shall not be discharged, settled or fully bonded and either (A) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (B) there shall have been a period of 60 consecutive days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

          (viii) any Guarantee shall for any reason cease to be, or shall for any reason asserted by any Guarantor or the Company not be, in full force and effect and enforceable in accordance with its terms, except to the extent provided for by the Indenture and any such Guarantee; or

          (ix) certain events of bankruptcy, insolvency or bankruptcy reorganization with respect to the Company, any Guarantor or any Significant Subsidiary of the Company shall have occurred.

     If an Event of Default (other than as specified in clause (ix) above with respect to the Company) shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued interest on all of the outstanding Notes due and payable immediately, upon which declaration all amounts payable in respect of the Notes shall be immediately due and payable.
If an Event of Default specified in clause (ix) above with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

     Notwithstanding the foregoing, if a declaration of acceleration in respect of the Notes because an Event of Default specified in (i) clause (v) above shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and, if such Indebtedness has been accelerated, the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each case, that such repayment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration), or (ii) clause (vi) above shall have occurred

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

and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded, or such Indebtedness is repaid and only so long as any holder of such Indebtedness shall not have applied any property or assets referenced in clause (vi) above in satisfaction of such Indebtedness, and, in the case of both (i) and (ii) above, written notice of such repayment, or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Company or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 45 days after such declaration of acceleration in respect of the Notes and no other Event of Default shall have occurred which has not been cured or waived during such 45-day period, and so long as such rescission of any such acceleration does not conflict with any judgment or decree.

     After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if: (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

     The holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the holders of all the Notes waive any past default and its consequences under the Indenture except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

     No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable security or indemnity, to the Trustee to institute such proceeding within 30 days after receipt of such notice and the Trustee, within such 30-day period, has not complied with such request and has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.

     During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions

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

concerning the rights of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Notes notice of the Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if the Trustee in good faith determines that withholding the notice is in the interest of the Noteholders.

     The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within ten business days of any event which is, or after notice or lapse of time or both would become, an Event of Default; provided, however, any Default based upon non-compliance with the foregoing notification requirement may be (i) expressly waived or (ii) cured if the event giving rise to the requirement for such notification shall have been waived or cured, in each case, in accordance with the terms of the Indenture.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option and at any time, terminate its obligations with respect to the Notes then outstanding ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes then outstanding, except for (i) the rights of holders of outstanding Notes to receive payment in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for receipt of payments in respect of the Notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate its obligations with respect to certain covenants that are set forth in the Indenture, some of which are described under "--Certain Covenants" above, and any subsequent failure to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance"). If the Company exercises its defeasance option or its covenant defeasance option, each Guarantor will be released from all its obligations with respect to its Guarantee.

     In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity, (ii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws), (iii) no Default or Event of Default (a) shall have occurred and be continuing on the date of such deposit or
(b) insofar as clause (ix) under the first paragraph under "--Events of Default" is concerned, at any time during the period ending on the 91st day after the date of deposit, (iv) such defeasance or covenant defeasance shall not cause the Trustee

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

to have a conflicting interest under the Indenture or the Trust Indenture Act with respect to any securities of the Company, (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which the Company is bound, and (vi) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, which, taken together, state that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Indebtedness would result therefrom.

SATISFACTION AND DISCHARGE

     The Indenture shall upon request of the Company cease to be of further effect (except as to certain provisions governing registration of transfer and exchange of the Notes and payments thereon) when (A) either (1) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid and (ii) Notes for whose payment (x) cash in United States dollars or (y) U.S. Government Obligations maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Notes not later than one day before the due date of any payment, have theretofore been deposited in trust with the Trustee or any Paying Agent) have been delivered to the Trustee for cancellation, or (2) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor, in the case of (2)(i), (2)(ii) or (2)(iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (B) the Company or any Guarantor has paid or caused to be paid all other sums then due and payable hereunder by the Company; and (C) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel which, taken together, state that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

AMENDMENTS AND WAIVERS

     From time to time, the Company, when authorized by a Board Resolution, the Guarantors and the Trustee may, without the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act or making any change that does not materially and adversely affect the rights of any holder. Other amendments or modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes; provided that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of the Notes, (ii) change the currency in which the Notes or any premium or the interest thereon is payable, (iii) reduce the percentage in principal amount of outstanding Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, (v) waive a default in payment with respect to the Notes, (vi) following the occurrence of a Change

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

of Control or Asset Sale, amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto in a manner adverse to the holders of the Notes, (vii) reduce or change the rate or time for payment of interest on the Notes, (viii) modify or change any provision of the Indenture affecting the subordination of the Notes or any Guarantee in a manner adverse to the holders of the Notes or any such Guarantee or (ix) make any other change in any Guarantee that could adversely affect a holder of a Note.

     Subject to the limitations set forth above, the holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority in aggregate principal amount of the outstanding Notes may waive any past default under the Indenture, except a default in the payment of principal or premium, if any, or interest on the Notes.

THE TRUSTEE

     State Street Bank & Trust Company is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

     The Indenture (including the provisions of the Trust Indenture Act incorporated by reference therein) contains limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.

GOVERNING LAW

     The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York, without regard to the principles of conflicts of law.

CONSENT TO JURISDICTION AND SERVICE

     The Indenture provides that each of the Company and the Guarantors irrevocably appoint Corporation Trust System as its agent for service of process in any suit, action or proceeding with respect to the Indenture, any Guarantee or the Notes and for actions brought under federal or state securities laws brought in any federal or state court located in The City of New York and submits to such jurisdiction.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness (but no Refinancing thereof) of a person (a) assumed in connection with an Asset Acquisition from such person or
(b) existing at the time such person becomes a Subsidiary of any other person, but not including Indebtedness incurred in connection with, or in anticipation of, such person becoming a Subsidiary.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting

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

securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or less of the voting common equity (on a fully diluted basis) or options or warrants to purchase such equity (but only if exercisable at the date of determination or within 60 days thereof) of a person shall not, in and of itself, be deemed to constitute control of such person.

     "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitute all or substantially all of the assets of such person or any division, operating unit or line of business of such person.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary to any person other than the Company or a Restricted Subsidiary), in one or a series of related transactions, of: (a) any Capital Stock of any Subsidiary of the Company; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (c) any other properties or assets of the Company or a Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) for purposes of the covenant described under "--Certain Covenants--Disposition of Proceeds of Asset Sales" only, any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets (A) that is governed by, and made in compliance with, the provisions described under "--Consolidation, Merger, Sale of Assets, Etc.," or (B) constitutes a Change of Control pursuant to clause (b) of the definition thereof, (ii) any sale of worn-out or obsolete equipment that, in the Company's reasonable judgment, is no longer used or useful in the business of the Company or the Restricted Subsidiaries; (iii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $1 million; (iv) any lease of assets or property entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary is the lessor, except any such lease that provides for the acquisition of such assets or property by the lessee during or at the term thereof for an amount that is less than the Fair Market Value thereof as determined at the time the right to acquire such assets or property is granted, in which case an Asset Sale shall be deemed to occur at the time such right is granted; and (v) the sale of any property received pursuant to clause (h) of the definition of "Permitted Investment."

     "Attributable Value" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

     "Average Life to Stated Maturity" means as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "Bankruptcy Law" means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

     "Board Resolution" means, with respect to a person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such person, the principal financial officer of such person or any other

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

authorized officer of such person or a person duly authorized by any of them, to have been duly adopted by the Board of Directors of such person and to be in full force and effect on the date of such certification.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents of or interests in (however designated) equity of such person (including any Preferred Stock), and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such equity.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the Attributable Value thereof at such date.

     "Cash Equivalents" means, at any time: (i) any evidence of Indebtedness with a maturity of 360 days or less from the date of acquisition thereof issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) (x) demand and time deposits and certificates of deposit or acceptances with a maturity of 360 days or less from the date of acquisition thereof of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and (y) Eurocurrency time deposits maturing within 360 days from the date of acquisition thereof with any branch or office of any commercial bank organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), and comparable in quality to the Investments permitted by the preceding clause (x); (iii) commercial paper with a maturity of 360 days or less issued by a corporation that is not an Affiliate of the Company organized under the laws of any State of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 360 days from the date of acquisition; (v) deposits available for withdrawal on demand with any commercial bank organized under the laws of any country that is a member of the OECD and has total assets in excess of $100 million or with any commercial bank organized under the laws of any other country (other than the United States) in which the Company or any Restricted Subsidiary maintains an office or is engaged in offshore operations, provided that (a) all such deposits are required to be made in such accounts in the ordinary course of business and (b) such deposits do not at any one time exceed $5 million in the aggregate; and (vi) money market funds organized under the laws of the United States of America or any State thereof and sponsored by a registered broker dealer or mutual fund distributor, that invest substantially all of their assets in any of the types of investments described in clause (i),
(ii) or (iii) above.

     "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the contractual right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the outstanding Voting Stock of the Company (for the purposes of this clause (a), such person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such person is the beneficial owner (as defined in this clause (a)), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such parent corporation); (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the contractual right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least two thirds of the directors then still in office who were either directors at the beginning of such period or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors of the Company then in office.

     "Commission" means the Securities and Exchange Commission.

     "Consolidated EBITDA" means, with respect to the Company for any period,
(i) the sum of, without duplication, the amount for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense, less (ii) non-cash items increasing Consolidated Net Income for such period.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of the aggregate amount of Consolidated EBITDA of the Company for the four full fiscal quarters for which financial information in respect thereof is available immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of the Company or any of the Restricted Subsidiaries during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, (b) an adjustment to eliminate or include, as the case may be, the Consolidated EBITDA and Consolidated Fixed Charges of such person directly or indirectly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale (after giving effect to any Designation of Unrestricted Subsidiaries) or Asset Acquisition occurred on the first day of the Reference Period and (c) the retirement of Indebtedness during the Reference Period which cannot thereafter be

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reborrowed occurring as if retired on the first day of the Reference Period. For purposes of calculating "Consolidated Fixed Charges" for this "Consolidated
Fixed Charge Coverage Ratio," interest on Indebtedness incurred during the Four Quarter Period under any revolving credit facility which can be borrowed and repaid without reducing the commitments thereunder shall be the actual interest during the Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio", (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period; and (iii) notwithstanding clauses (i) and (ii) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to the Company for any period, the amounts for such period of Consolidated Interest Expense.

     "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP related to Indebtedness, excluding fees related to the issuance of the Notes, but including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations and Currency Agreement Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation which in accordance with GAAP is required to be reflected on an income statement, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing (other than in respect of Letters of Credit relating to bid, performance and advance payment obligations incurred in the ordinary course of business), (e) dividends payable in respect of Redeemable Capital Stock (whether or not paid), (f) all accrued interest and (g) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or any Restricted Subsidiary to the extent such Indebtedness constitutes Indebtedness of the Company or any Restricted Subsidiary (whether or not such guarantee or Lien is called upon) and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to the Company, for any period, the consolidated net income (or loss) of the Company (including the Restricted Subsidiaries) for such period as determined in accordance with GAAP consistently applied adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereof) and the non-recurring cumulative effect of accounting charges, (ii) except to the extent actually received by the Company and any Restricted Subsidiary, income of the Company and the Restricted Subsidiaries derived from or in respect of all Investments in persons other than

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any Restricted Subsidiary, (iii) net income (or loss) of any person combined with the Company or one of the Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (v) gains or losses in respect of any Asset Sales by the Company or one of the Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis, (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income (A) is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders or (B) requires the approval of any minority interest in such Restricted Subsidiary except to the extent dividends or similar distributions are actually declared payable to the Company by such Restricted Subsidiary and (vii) the cumulative effect of a change in accounting principles; provided that there shall be included in net income of the Company or such Restricted Subsidiary dividends or distributions excluded from net income of such person in a previous fiscal period pursuant to clause (ii) or clause (vi) to the extent such dividends or distributions are actually received in the current fiscal period.

     "Consolidated Non-cash Charges" means, with respect to the Company for any period, the aggregate depreciation, amortization and other non-cash expenses (including, without limitation, non-cash reserves and non-cash charges) of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Credit Facility" means the Restated Credit Agreement dated as of June 30, 1997, as amended on November 7, 1997 and December 10, 1997, among the Company, certain of its Subsidiaries as guarantors, the financial institutions from time to time lenders party thereto, Bank One, Louisiana, National Association, as administrative and syndication agent, and Deutsche Bank, A.G., New York Branch and/or Cayman Islands Branch, as documentation agent, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such agreement or such related notes, guarantees, collateral documents, instruments or agreements, or any of them, may be amended, modified, supplemented, extended, restated, replaced (including replacement after the termination of such agreement), restructured, renewed or otherwise Refinanced from time to time in one or more credit agreements, loan agreements, instruments or similar documents and agreements, as such may be further amended, modified, supplemented, extended, restated, replaced (including replacement after the termination of such agreement), restructured, renewed or otherwise Refinanced from time to time, in each case in accordance with and as permitted by the Indenture.

     "Credit Facility Obligations" means all monetary obligations of every nature of the Company or a Restricted Subsidiary, including without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, from time to time owned to the lenders or any agent under or in respect of the Credit Facility.

     "Currency Agreement Obligations" means the obligations of any person under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such person against fluctuations in currency values.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

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     "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Credit Facility Obligations and (ii) any other Senior Indebtedness which (a) at the time of incurrence equals or exceeds $15 million in aggregate principal amount and (b) is specifically designated by the Company in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     Exempt Foreign Subsidiary" means (i) any Restricted Subsidiary engaged in business permitted under this Indenture exclusively outside the United States of America, irrespective of its jurisdiction of incorporation and (ii) any other Subsidiary whose assets (excluding any cash and Cash Equivalents) consist exclusively of Capital Stock or Indebtedness of one or more Restricted Subsidiaries described in clause (i) of this definition, that, in any case, is so designated by the Company in an Officers' Certificate delivered to the Trustee and (a) is not a guarantor of, and has not granted any Lien to secure, the Credit Facility or any other Indebtedness of the Company or any Subsidiary other than another Exempt Foreign Subsidiary and (b) does not have total assets that, when aggregated with the total assets of all other Exempt Foreign Subsidiaries, exceed 25% of the Company's consolidated total assets, as determined in accordance with GAAP, as reflected on the Company's most recent quarterly or annual balance sheet. The Company may revoke the designation of any Exempt Foreign Subsidiary by notice to the Trustee.

     "Fair Market Value" with respect to any asset or property means the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee, which determination shall be conclusive for all purposes of the Indenture.

     "GAAP" means, at any date, generally accepted accounting principles in the United States set forth in the Statements of Financial Accounting Standards and the Interpretations, Accounting Principles Board Opinions and AICPA Accounting Research Bulletins that are applicable to the circumstances as of the date of determination and consistently applied; provided, however, that, except as otherwise provided, all calculations made for purposes of determining compliance with the terms of the covenants set forth in "Certain Covenants" and other provisions of the Indenture shall utilize GAAP in effect at the Issue Date.

     "Guarantee" means a Guarantee by a Guarantor of the Company's obligations with respect to the Notes, which Guarantee will be subordinated to Senior Indebtedness of such Guarantor on the terms described under "Subordination."
Any such Guarantee (i) will be substantially in the form prescribed by the Indenture, (ii) will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering such Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally and (iii) will provide (a) that, upon the sale, exchange or transfer, to any person (other than an Affiliate of the Company), of all the Capital Stock of such Guarantor, or all or substantially all of the assets of such Guarantor, pursuant to a transaction in compliance with the Indenture, or (b) upon such Guarantor's release from all third-party Indebtedness of the Company or any other Restricted Subsidiary, such Guarantor shall for and during the applicable periods as provided in the Indenture, be released from its obligations under its Guarantee.

     "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment or damages in the

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

event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Guarantor" means (i) SOLOCO, L.L.C., a limited liability company formed under the laws of the State of Louisiana, SOLOCO Texas, L.P., a limited partnership formed under the laws of the State of Texas, Batson-Mill, L.P., a limited partnership formed under the laws of the State of Texas, Newpark Texas, L.L.C., a limited liability company formed under the laws of the State of Louisiana, Newpark Holdings, Inc., a corporation organized under the laws of the State of Louisiana, Newpark Environmental Management Company, L.L.C., a limited liability company formed under the laws of the State of Louisiana, Newpark Environmental Services of Texas L.P., a limited partnership formed under the laws of the State of Texas, Newpark Drilling Fluids, Inc., a corporation organized under the laws of the State of Texas, Supreme Contractors, Inc., a corporation organized under the laws of the State of Louisiana, Excalibar Minerals, Inc., a corporation organized under the laws of the State of Texas, Excalibar Minerals of LA., L.L.C., a limited liability company formed under the laws of the State of Louisiana, Chemical Technologies, Inc., a corporation organized under the laws of the State of Texas, Newpark Texas Drilling Fluids, L.P., a limited partnership formed under the laws of the State of Texas, NES Permian Basin, L.P., a limited partnership formed under the laws of the State of Texas, Newpark Environmental Services, Inc., a corporation organized under the laws of the State of Delaware, NID. L.P., a limited partnership formed under the laws of the State of Texas, Bockmon Construction Company, Inc., a corporation organized under the laws of the State of Texas, Newpark Shipholding Texas, L.P., a limited partnership formed under the laws of the State of Texas, Mallard & Mallard of LA., Inc., a corporation organized under the laws of the State of Louisiana, and Newpark Environmental Services Mississippi, L.P., a limited partnership formed under the laws of the State of Mississippi, and (ii) each other Restricted Subsidiary that delivers, or as a result of becoming a Significant Subsidiary or incurring certain types of third-party Indebtedness or guarantees, is required to deliver, a Guarantee pursuant to the terms of the Indenture; and with respect to each person now or hereafter referred to by either of the preceding clauses (i) and (ii), so long as and during such periods that its Guarantee shall be in effect pursuant to the terms of the Indenture.

     "Guarantor Senior Indebtedness" means the principal of, premium, if any, and interest on, any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed by such Guarantor, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to such Guarantor's Guarantee. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceedings under any Bankruptcy Laws, whether or not such interest is an allowable claim in such proceeding) on, and all other amounts owing in respect of, Credit Facility Obligations of such Guarantor. Notwithstanding the foregoing, Guarantor Senior Indebtedness of a Guarantor will not include (a) Indebtedness of such Guarantor evidenced by its Guarantee, (b) Indebtedness of such Guarantor that is expressly subordinated or junior in right of payment to any Guarantor Senior Indebtedness of such Guarantor or its Guarantee, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is by its terms without recourse to such Guarantor, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of such Guarantor, (e) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by such Guarantor, (f) Indebtedness of such Guarantor to the Company or any of the Company's other Subsidiaries or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (g) that portion of any Indebtedness of such Guarantor which at the time of incurrence is incurred in violation of the Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (g) if the holder or holders of such Indebtedness or their representative or such Guarantor shall have furnished to the Trustee an opinion, unqualified in all material respects, of independent legal counsel, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon a certificate of such Guarantor) to the effect that the incurrence of such Indebtedness does not violate the provisions of such Indenture); provided, that the foregoing exclusions shall not affect the priorities of any Indebtedness arising solely by operation of law in any case or proceeding or similar event described in clause
(a), (b) or (c) of the second paragraph of the provisions of the Indenture described under the caption "--Subordination."

     "Indebtedness" means, with respect to any person, without duplication; (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables, advances on contracts and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by notes, debentures or other similar instruments, (c) all indebtedness, liabilities and obligations of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such person, (e) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (f) all obligations of such person under or in respect of Currency Agreement Obligations and Interest Rate Protection Obligations of such person, (g) all liabilities, indebtedness and obligations of the type referred to in the preceding clauses (a) through (f) of other persons and all dividends of other persons for the payment of which such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee, (h) all liabilities, indebtedness and obligations of the type referred to in the preceding clauses
(a) through (g) of other persons which is secured by (or for which the holder of such Indebtedness has an existing contractual right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation after being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be the Fair Market Value of such Redeemable Capital Stock (provided that if such Redeemable Capital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock) and
(y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder. For purposes of the covenant "Limitation on Additional Indebtedness," in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accredited value thereof at the date of determination and (y) effect shall given to the impact of any Interest Rate Protection Obligations and Currency Agreement Obligations with respect to such Indebtedness. When any person becomes a Restricted Subsidiary, there shall be deemed to have been an incurrence by such Restricted Subsidiary of all Indebtedness for which it is liable at the time it becomes a Restricted Subsidiary. If the Company or any of the Restricted Subsidiaries, directly or indirectly, guarantees Indebtedness of a third person, there shall be deemed to be an incurrence of such guaranteed

Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

     "Interest Rate Protection Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same nominal amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit, guarantee or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. "Investments" shall exclude contracts in progress and extensions of trade credit by any person in the ordinary course of business of such person. In addition to the foregoing, any foreign exchange contract, currency swap or similar agreement shall constitute an Investment hereunder.

     "Issue Date" means December 17, 1997, the date on which the 144A Notes were originally issued under the Indenture.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement having substantially the same economic effect as any of the foregoing.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including, without limitation, payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid and which have been paid, or amounts required to be pledged and which are pledged, to secure Indebtedness owed, to any person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale (which, in the case of a Lien, is being pledged or applied to permanently reduce indebtedness secured by such Lien) and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

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

     "Pari Passu Indebtedness" means (a) any Indebtedness of the Company ranking pari passu in right of payment with the Notes and (b) with respect to any Guarantor, Indebtedness ranking pari passu in right of payment to its Guarantee.

     "Permitted Investment" means any of the following: (a) Investments in the Company or any Restricted Subsidiary (including any person that pursuant to such Investment becomes a Restricted Subsidiary) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Wholly-Owned Restricted Subsidiary at the time such Investment is made; (b) Investments in prepaid expenses, negotiable instruments and other similar instruments (other than of Affiliates) held for collection; (c) Investments in Cash Equivalents; (d) Investments in deposits with respect to leases, workers' compensation or utilities provided to third parties in the ordinary course of business; (e) Investments in the Notes; (f) Investments in agreements giving rise to Interest Rate Protection Obligations and Currency Agreement Obligations permitted by the covenant "--Limitation on Additional Indebtedness"; (g) loans or advances to officers, employees or consultants of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and the Restricted Subsidiaries (including travel and moving expenses) not in excess of $1 million in the aggregate at any one time outstanding; (h) Investments in evidence of Indebtedness, securities or other property received from another person by the Company or any of the Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of the Restricted Subsidiaries, or for other liabilities or obligations of such other person to the Company or any of the Restricted Subsidiaries that were created in accordance with the terms of the Indenture: (i) non-cash consideration received as a result of Asset Sales permitted under the "Disposition of Proceeds of Asset Sales" covenant; (j) Investments not to exceed $5 million at any one time outstanding in any person whose business is performed substantially outside of the United States of America and who is in a similar line of business as the Company or a Restricted Subsidiary; (k) Investments not to exceed $10 million at any time outstanding in any person who is engaged in the business of providing drilling fluids or associated engineering and technical services to the onshore or offshore oil and gas exploration industry; and (l) so long as no Default shall have occurred and be continuing, the making of Investments constituting Restricted Payments in persons (other than Wholly-Owned Restricted Subsidiaries of the Company) made after the Issue Date not to exceed $10 million at any time outstanding.

     "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means with respect to any person, any and all shares, interests, participation or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding or issued after the Issue Date, including, without limitation, all classes and series of preferred or preference stock of such person.

     "Public Equity Offering" means an underwritten primary public offer and sale of common stock of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

     "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after the Issue Date; provided that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Security Agreement") shall be entered into prior to the date that is 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price to the Company or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

     "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time, would be required to be redeemed prior to the final Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of the principal of the Notes.

     "Refinance" means, in respect of any Indebtedness, to refinance, amend, modify, supplement, restate, extend, renew, rearrange, restructure, refund, repay, prepay, purchase, repurchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "--Certain Covenants-- Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law or government regulation shall be disregarded in determining the ownership of a Restricted Subsidiary.

     "S&P" means Standard & Poor's Corporation and its successors.

     "Senior Indebtedness" means, the principal of, premium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any Bankruptcy Law, whether or not such interest is an allowable claim in such proceeding) on, and all other amounts owing in respect of, Credit Facility Obligations of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Notes, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Senior Indebtedness, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to the Company, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of the Company, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Facility Obligations or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause
(e)), (f) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by the Company, (g) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (h) that portion of any Indebtedness of the Company which at the time of incurrence is incurred in violation of the Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (h) if the holder or holders of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion, unqualified in all material respects, of independent legal counsel, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon a certificate of the Company) to the effect that the incurrence of such Indebtedness does not violate the provisions of such Indenture); provided that the foregoing exclusions shall not affect the priorities of any Indebtedness arising solely by operation of law in any case or proceeding or similar event described in clause (a), (b) or (c) of the second paragraph of "--Subordination."

     "Senior Subordinated Obligations" means, with respect to the Company or any Guarantor, as the case may be, (i) any principal of, premium, if any, and interest on, and any other amounts (including, without limitation, any payment obligations with respect to the Notes arising as a result of any Asset Sale, Change of Control or redemption) owing in respect of, the Notes payable pursuant to the terms of the Notes or the Indenture or upon acceleration of the Notes, with respect to the Company, (ii) the Guarantee of such Guarantor, with respect to a Guarantor, and (iii) any other Indebtedness of the Company or such Guarantor that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Subsidiary Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company or such Guarantor, which is not Senior Indebtedness of the Company or such Guarantor.

     "Significant Subsidiary" means any Subsidiary of the Company which, as of the relevant date of determination, would be a "significant subsidiary" as defined in Rule 1.02(w) of Regulation S-X under the Securities Act as of the Issue Date, assuming the Company is the "registrant" referred to in such definition; provided that no Unrestricted Subsidiary shall be deemed a Significant Subsidiary.

     "Specified Indebtedness" means any Senior Indebtedness and any Guarantor Senior Indebtedness.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which any principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness or any installments of interest thereon, means any date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or such installment of interest thereon, is due and payable.

     "Subordinated Obligations" means Indebtedness of the Company or a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which by its terms is expressly subordinated in right of payment to the Notes or its Guarantee, as the case may be.

     "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person and (ii) any other person (other than a corporation), including, without limitation, a limited liability company and a limited partnership, in which such person, one or more Subsidiaries of such person or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest entitled to vote in the election of directors, members, partners, managers, officers, agents or trustees thereof (or other person performing similar functions) or is a general partner (or serves in a similar capacity to such person). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law or governmental regulation shall be disregarded in determining the ownership of a Subsidiary.

     "taxes" means any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

     "Taxing Authority" means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

     "Unrestricted Subsidiary" means a Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries," and any Subsidiary of such Unrestricted Subsidiary. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

     "Voting Stock" means any shares of any class or classes of Capital Stock pursuant to which the holders of such shares have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company and/or another Wholly-Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law or governmental regulation shall be disregarded in determining the ownership of a Restricted Subsidiary.

BOOK ENTRY DELIVERY AND FORM

     The 144A Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act are represented by two permanent Global Notes in definitive, fully registered book-entry form (the "Rule 144A Global Notes") and are registered in the name of Cede & Co., as nominee of the DTC, on behalf of purchasers of the 144A Notes represented thereby for credit to the respective accounts of such purchasers (or to such other accounts as they may direct) at the DTC.

     The certificates representing the Exchange Notes will be issued in fully registered form. Except as described in the next paragraph, the Exchange Notes initially will be represented by a single, permanent Global Exchange Note, in definitive, fully registered form without interest coupons (the "Global Exchange Note" and together with the Rule 144A Global Notes, the "Global Notes"), and the Global Exchange Note will be deposited with the Trustee as custodian for the DTC and registered in the name of Cede & Co. or such other nominee as the DTC may designate.

     Holders of Notes who elect to take physical delivery of their certificates instead of holding their interest through a Global Note (collectively referred to herein as the "Non-Global Holders") will be issued in registered form a certificated Note ("Certificated Note"). Upon the transfer of any Certificated
Note initially issued to a Non-Global Holder, such Certificated Note will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in the appropriate Global Note.

THE GLOBAL NOTES

     The Company expects that pursuant to procedures established the by the DTC
(a) upon deposit of the Global Exchange Note, the DTC or its custodian will credit on its internal system portions of the Global Exchange Note, as appropriate, to the respective accounts of persons who own beneficial interests in the Global Exchange Note and who have accounts with such depositary and (b) ownership of the Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the DTC or its nominee (with respect to interests of Participants (as defined below) and the records of Participants (with respect to interests of persons other than Participants)). Ownership of beneficial interests in the Global Exchange Note will be limited to persons who have accounts with the DTC ("Participants") or persons who hold interests through Participants. Holders may hold their interests in the Global Exchange Note directly through the DTC if they are Participants in such system or, if they are not Participants, indirectly through organizations which are Participants in such system.

     So long as the DTC or its nominee is the registered owner of a Global Note, the DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture and the Notes. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in the DTC system or to otherwise take action with respect to such interest may be affected by the lack of a physical certificate evidencing such interest. No beneficial owner of an interest in the Global Exchange Note will be able to transfer such interest except in accordance with the applicable procedures of the DTC, in addition to those provided for under the Indenture.

     Each person owning a beneficial interest in a Global Note must rely on the procedures of the DTC and, if such person is not a Participant or an Indirect Participant (as defined below), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder of Notes under the Indenture or such Global Note. The Company understands that under existing industry practice, if the Company requests any action of Holders of Notes, or a person that is an owner of a beneficial interest in a Global Note desires to take any action that the DTC, as the Holder of such Global Note, is entitled to take, the DTC would authorize the Participants to take such action and the Participants would authorize persons owning through such Participants to take such action or would otherwise act upon the instruction of such persons. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the DTC, or for maintaining, supervising or reviewing any records of the DTC relating to such Notes or for any other matter relating to the actions or procedures of the DTC.

     Payments with respect to the principal of, premium, if any, and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of the DTC or its nominee in its capacity as the registered Holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of interests in the Global Note (including principal, premium, if any, and interest). The Company believes, however, that it is currently the policy of the DTC to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant Notes as shown on the records of the DTC. Payments by Participants and Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants and the DTC.

     Transfers between Participants in the DTC will be effected in accordance with the DTC's rules and will be settled in immediately available funds. If a Holder requires physical delivery of a Certificated Note for any reason, including to sell Notes to persons in states which require physical delivery of such Notes or to pledge such Notes, such Holder must transfer its interest in the Global Note in accordance with the procedures of the DTC and in accordance with the procedures set forth in the Indenture.

     The DTC has advised the Company as follows: the DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the DTC only through the DTC's Participants or Indirect Participants.

     Although the DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Notes among Participants of the DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee, the Registrar or the Paying Agent will have any responsibility for the performance by the DTC, Participants or Indirect Participants of their obligations under the rules and procedures governing their operations.

     The information in this section concerning the DTC and the DTC's book-entry system has been obtained from sources the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CERTIFICATED NOTES

     Subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (a) the DTC or any successor depositary (the "Depositary") notifies the Company in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (b) an Event of Default has occurred and is continuing with respect to the Notes, then, upon surrender by the registered owner or Holder of a Global Note (a "Global Note Holder") of its Global Note, Notes in the form of Certificated Notes will be issued to each person that such Global Note Holder and the Depositary identify as the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the related Global Note Holder or the Depositary in identifying the beneficial owners of the related Notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from such Global Note Holder or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

                   DESCRIPTION OF CERTAIN FEDERAL INCOME TAX
              CONSEQUENCES OF AN INVESTMENT IN THE EXCHANGE NOTES

     The following is a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the Exchange Notes by a United States Holder (as defined below). This summary deals only with United States Holders that will hold the Exchange Notes as capital assets. The discussion does not cover all aspects of federal taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of the Exchange Notes by particular investors, and does not address state, local, foreign or other tax laws. In particular, this summary does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the federal income tax laws (such as banks, insurance companies, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that will hold the Exchange Notes as part of straddles, hedging transactions or conversion transactions for federal tax purposes or investors whose functional currency is not United States dollars). Furthermore, the discussion below is based on provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. EACH HOLDER OF 144A NOTES SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF ITS PARTICULAR SITUATION, AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

     As used herein, the term "United States Holder" means a beneficial owner of the Exchange Notes that is (i) a citizen or resident of the United States for United States federal income tax purposes, (ii) a corporation created or organized under the laws of the United States or any State thereof, (iii) a person or entity that is otherwise subject to United States federal income tax on a net income basis in respect of income derived from the Exchange Notes, or
(iv) a partnership to the extent the interest therein is owned by a person who is described in clause (i), (ii) or (iii) of this paragraph.

INTEREST

     Interest paid on an Exchange Note will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes.

ORIGINAL ISSUE DISCOUNT

     Under the applicable provisions of the Code, the 144A Notes were issued with no original issue discount for federal income tax purposes. Because the Exchange Notes should be treated as a continuation of the 144A Notes, there also should be no original issue discount applicable to the Exchange Notes.

PURCHASE, SALE, EXCHANGE, RETIREMENT AND REDEMPTION OF THE EXCHANGE NOTES

     In general (with certain exceptions described below), a United States Holder's tax basis in an Exchange Note should equal the price paid for the 144A Notes for which such Exchange Note was exchanged pursuant to the Exchange Offer. A United States Holder generally will recognize gain or loss on the sale, exchange, retirement, redemption or other disposition of an Exchange Note (or portion thereof) equal to the difference between the amount realized on such disposition and the United States Holder's tax basis in the Exchange Note (or portion thereof). Except to the extent attributable to accrued but unpaid interest, gain or loss recognized on such disposition of an Exchange Note will be capital gain or loss and will be long-term capital gain or loss if such Exchange Note is held for more than one year and will be subject to tax at a reduced rate if such Exchange Note is held for more than 18 months.

BOND PREMIUM

     If a United States Holder acquired a 144A Note for an amount more than the amount payable at maturity (or at an earlier call date if a smaller premium would result), the Holder may elect to amortize and deduct such bond premium on a yield to maturity basis. Once made, such an election applies to all bonds (other than bonds the interest on which is excludable from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, unless the IRS consents to a revocation of the election. The basis of an Exchange Note will be reduced by any amortizable bond premium taken as a deduction.

MARKET DISCOUNT

     The receipt of an Exchange Note in exchange for a 144A Note purchased other than at original issue may be affected by the market discount provisions of the Code. These rules generally provide that, subject to a statutorily defined de minimis exception, if a United States Holder purchased a 144A Note at a "market discount," as defined below, and thereafter recognizes gain upon a disposition of the Exchange Note acquired in exchange therefor (including dispositions by gift or redemption), the lesser of such gain (or appreciation, in the case of a gift) or the portion of the market discount that has accrued ("accrued market discount") while the Exchange Note (and its predecessor 144A Note, if any) was held by such United States Holder will be treated as ordinary interest income at the time of disposition rather than as capital gain. For a 144A Note, "market discount" is the excess of the stated redemption price at maturity over the tax basis immediately after its acquisition by a United States Holder. Market discount generally will accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue such discount on the basis of the constant yield method. Such an election applies only to the Note with respect to which it is made and is irrevocable.

     In lieu of including the accrued market discount in income at the time of disposition, a United States Holder of an Exchange Note acquired in exchange for a 144A Note acquired at a market discount may elect to include the accrued market discount in income currently either ratably or using the constant yield method. Once made, such an election applies to all other obligations that the United States Holder purchases at a market discount during the taxable year for which the election is made and in all subsequent taxable years of the United States Holder, unless the IRS consents to a revocation of the election. If an election is made to include accrued market discount in income currently, the basis of the
Note in the hands of the United States Holder will be increased by the accrued market discount thereon as it is includable in income. A United States Holder of a market discount Note who does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note, if any, in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments of interest on, and the proceeds of sale or other disposition of the Notes payable to a United States Holder may be subject to information reporting requirements, and backup withholding at a rate of 31% will apply to such payments if, among other things, the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns. Certain United States Holders (including, among others, corporations) are not subject to backup withholding on such payments. United States Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer in exchange for 144A Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of any such Exchange Notes. Newpark has agreed that, starting on the Expiration Date and ending on the close of business on the 180/th/ day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale.

     Newpark will not receive any proceeds from any sales of Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers may be sold from time to time, in one or more transactions on one or more exchanges (Newpark intends to apply for listing of the Exchange Notes on the NYSE, but there can be no assurance that such application will be approved), in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any Participating Broker-Dealer that resells such Exchange Notes. Any Participating Broker-Dealer and any broker-dealer that participates in a distribution of Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating

Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer--Resale of the Exchange Notes."

     For a period of 180 days after the Expiration Date, Newpark will promptly send additional copies of this Prospectus and any amendment or supplement of this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. Newpark and the Guarantors have agreed to pay certain expenses incident to the Exchange Offer and will indemnify the holders of the 144A Notes against certain liabilities, including certain liabilities that may arise under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Issuers by Ervin, Cohen & Jessup LLP, Beverly Hills, California.

                                    EXPERTS

     The Consolidated Financial Statements of Newpark as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in this Prospectus and incorporated by reference from Newpark's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is included and incorporated by reference herein, and has been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Independent Auditor's Report.............................................  F-2
Consolidated Balance Sheets at December 31, 1995 and 1996 and September
 30, 1997 (unaudited)....................................................  F-3
Consolidated Statements of Income for the three years ended December 31,
 1996 and the nine months ended September 30, 1996 and 1997 (unaudited)..  F-4
Consolidated Statements of Stockholders' Equity for the three years ended
 December 31, 1996 and the nine months ended September 30, 1997
 (unaudited).............................................................  F-5
Consolidated Statements of Cash Flows for the three years ended December
 31, 1996 and the nine months ended September 30, 1996 and 1997
 (unaudited).............................................................  F-6
Notes to Consolidated Financial Statements...............................  F-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of
Newpark Resources, Inc.

  We have audited the accompanying consolidated balance sheets of Newpark Resources, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Newpark Resources, Inc. and subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

New Orleans, Louisiana
May 14, 1997

                            NEWPARK RESOURCES, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                 DECEMBER 31,
                                               ------------------  SEPTEMBER 30,
                                                 1995      1996        1997
                                               --------  --------  -------------
                                                                    (UNAUDITED)
                   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................  $  1,500  $  1,945    $  6,179
  Accounts and notes receivable, less
   allowance of $768 in 1995, $1,695 in 1996
   and $1,925 in 1997........................    39,898    48,369      58,167
  Inventories................................    12,039     7,470      18,305
  Deferred tax asset.........................     2,701     8,144       3,149
  Other current assets.......................     1,450     2,727       2,457
                                               --------  --------    --------
    TOTAL CURRENT ASSETS.....................    57,588    68,655      88,257
Property, plant and equipment, at cost, net
 of accumulated depreciation.................    85,519   114,670     164,351
Cost in excess of net assets of purchased
 businesses and identifiable intangibles, net
 of accumulated amortization.................     4,340    83,512      97,579
Other assets.................................     6,685    23,047      26,541
                                               --------  --------    --------
                                               $154,132  $289,884    $376,728
                                               ========  ========    ========
    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable..............................  $    287  $    647    $     67
  Current maturities of long-term debt.......     7,844    11,736       1,583
  Accounts payable...........................    12,167    15,091      18,975
  Accrued liabilities........................     3,562     9,835       7,566
  Current taxes payable......................     1,165     1,465       2,243
                                               --------  --------    --------
    TOTAL CURRENT LIABILITIES................    25,025    38,774      30,434
  Long-term debt.............................    47,106    34,918      76,392
  Other non-current liabilities..............       285     2,644       2,077
  Deferred taxes payable.....................     3,961    10,107      10,373
  Commitments and contingencies (See Note J).        --        --          --
STOCKHOLDERS' EQUITY:
  Preferred Stock, $.01 par value, 1,000,000
   shares
   authorized, no shares outstanding.........        --        --          --
  Common Stock, $.01 par value, 80,000,000
   shares
   authorized, 44,864,708 shares outstanding
   in 1995, 60,438,464 in 1996 and 63,997,888
   in 1997...................................       444       600         634
  Paid-in capital............................   146,800   253,829     282,574
  Retained earnings (deficit)................   (69,489)  (50,988)    (25,756)
                                               --------  --------    --------
    TOTAL STOCKHOLDERS' EQUITY...............    77,755   203,441     257,452
                                               --------  --------    --------
                                               $154,132  $289,884    $376,728
                                               ========  ========    ========

          See accompanying Notes to Consolidated Financial Statements.

                            NEWPARK RESOURCES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          NINE MONTHS ENDED
                             YEARS ENDED DECEMBER 31,       SEPTEMBER 30,
                             ---------------------------  -------------------
                              1994      1995      1996      1996      1997
                             -------  --------  --------  --------  ---------
                                                             (UNAUDITED)
Revenues.................... $86,625  $105,720  $135,974  $ 90,636  $ 148,782
Operating costs and
 expenses:
  Cost of services provided.  60,901    70,360    87,081    58,039     89,769
  Operating costs...........   9,124    10,693    10,784     7,707     13,763
                             -------  --------  --------  --------  ---------
                              70,025    81,053    97,865    65,746    103,532
General and administrative
 expenses...................   3,231     2,658     2,920     2,168      2,465
Restructure expense.........      --        --     2,432     2,432         --
Provision for uncollectible
 accounts and notes
 receivable.................   1,260       463       739         6         --
                             -------  --------  --------  --------  ---------
Operating income............  12,109    21,546    32,018    20,284     42,785
Interest income.............     (80)     (222)     (223)      (86)      (154)
Interest expense............   2,724     3,833     3,900     2,854      2,703
Non-recurring expense.......      --       436        --        --         --
                             -------  --------  --------  --------  ---------
Income before income taxes..   9,465    17,499    28,341    17,516     40,236
Provision (benefit) for
 income taxes...............    (252)    4,958     9,838     6,210     14,723
                             -------  --------  --------  --------  ---------
Net income.................. $ 9,717  $ 12,541  $ 18,503  $ 11,306  $  25,513
                             =======  ========  ========  ========  =========
Weighted average common and
 common equivalent shares
 outstanding:
  Primary...................  42,772    45,640    52,792    49,892     64,160
                             =======  ========  ========  ========  =========
  Fully diluted.............  43,096    45,808    52,992    50,112     64,636
                             =======  ========  ========  ========  =========
Net income per common and
 common equivalent share:
  Primary................... $   .23  $    .27  $    .35  $    .23  $     .40
                             =======  ========  ========  ========  =========
  Fully diluted............. $   .23  $    .27  $    .35  $    .23  $     .39
                             =======  ========  ========  ========  =========

          See accompanying Notes to Consolidated Financial Statements.

                            NEWPARK RESOURCES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)
    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

                                                            RETAINED
                                            COMMON PAID-IN  EARNINGS
                                            STOCK  CAPITAL  (DEFICIT)   TOTAL
                                            ------ -------- ---------  --------
BALANCE, JANUARY 1, 1994...................  $416  $133,074 $(83,023)  $ 50,467
  Employee stock options...................     4       947       --        951
  Other....................................    --     2,496       --      2,496
  Net income...............................    --        --    9,717      9,717
                                             ----  -------- --------   --------
BALANCE, DECEMBER 31, 1994.................   420   136,517  (73,306)    63,631
  Employee stock options...................     4     1,579       --      1,583
  Stock dividend...........................    20     8,704   (8,724)        --
  Net income...............................    --        --   12,541     12,541
                                             ----  -------- --------   --------
BALANCE, DECEMBER 31, 1995.................   444   146,800  (69,489)    77,755
  Employee stock options...................    12     4,944       (2)     4,954
  Public offering..........................   140    96,249       --     96,389
  Acquistions..............................     4     5,836       --      5,840
  Net income...............................    --        --   18,503     18,503
                                             ----  -------- --------   --------
BALANCE, DECEMBER 31, 1996.................   600   253,829  (50,988)   203,441
  Employee stock options...................    12     8,379       (9)     8,382
  Acquisitions.............................    22    20,366     (272)    20,116
  Net income...............................    --        --   25,513     25,513
                                             ----  -------- --------   --------
BALANCE, SEPTEMBER 30, 1997................  $634  $282,574 $(25,756)  $257,452
                                             ====  ======== ========   ========


          See accompanying Notes to Consolidated Financial Statements.

                            NEWPARK RESOURCES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            NINE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                --------------------------  -------------------
                                 1994     1995      1996      1996       1997
                                -------  -------  --------  ---------  --------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
Net income....................  $ 9,717  $12,541  $ 18,503  $  11,306  $ 25,513
Adjustments to reconcile net
 income to net cash provided
 by operating activities:
 Depreciation and
  amortization................    7,393   10,000    17,220     10,357    18,514
 Provision for doubtful
  accounts....................      974      190       775          6        --
 Provision (benefit) from
  deferred income taxes.......     (383)   3,326     4,738      3,165    10,460
 Loss (gain) on sales of
  assets......................       (3)      80        36         56        19
Change in assets and
 liabilities net of effects of
 acquisitions:
 Decrease (increase) in
  accounts and notes
  receivable..................   (4,003) (16,410)  (10,410)     4,789    (5,289)
 Decrease (increase) in
  inventories.................      702   (4,897)      188        113   (10,667)
 Increase in other assets.....   (1,875)  (1,509)       (1)       (29)   (1,141)
 (Decrease) increase in
  accounts payable............     (152)   1,896     1,395     (1,099)   (2,497)
 (Decrease) increase in
  accrued liabilities and
  other.......................     (864)   2,227    (7,579)    (3,523)   (6,786)
                                -------  -------  --------  ---------  --------
   NET CASH PROVIDED BY
    OPERATING ACTIVITIES......   11,506    7,444    24,865     25,141    28,126
                                -------  -------  --------  ---------  --------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Capital expenditures.........  (23,160) (24,024)  (44,521)   (37,947)  (58,413)
 Disposal of property, plant
  and equipment...............      102      567     1,492      1,557        95
 Investment in joint
  ventures....................       30   (1,094)   (4,406)        --      (376)
 Net cash acquired in
  connection with
  acquisitions................       --       --        --         --     2,411
 Payments received on notes
  receivable..................       --      249       440         --        --
 Advances on notes
  receivable..................   (1,000)    (227)     (112)        --        --
 Purchase of Campbell Wells
  assets......................       --       --   (70,330)   (70,500)       --
 Purchase of patents..........       --       --    (5,700)    (5,700)       --
 Purchase of partners' joint
  venture interest............       --       --    (1,131)    (1,170)       --
 Proceeds from sale of net
  assets of discontinued
  operations..................      661       --        --         --        --
                                -------  -------  --------  ---------  --------
   NET CASH USED IN INVESTING
    ACTIVITIES................  (23,367) (24,529) (124,268)  (113,760)  (56,283)
                                -------  -------  --------  ---------  --------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Net borrowings on lines of
  credit......................      492   20,796     5,749      9,103    40,103
 Principal payments on notes
  payable, and long-term
  debt........................  (10,709) (20,784)  (12,294)   (22,623)  (11,694)
 Proceeds from issuance of
  debt........................   21,617   15,328     3,374      2,190        --
 Proceeds from exercise of
  stock options...............      897    1,266     4,953      2,193     3,832
 Proceeds from issuance of
  stock, net of expenses......       --       --    98,066     98,066        --
 Other........................       55      317        --         --        --
                                -------  -------  --------  ---------  --------
   NET CASH PROVIDED BY
    FINANCING ACTIVITIES......   12,352   16,923    99,848     88,929    32,241
                                -------  -------  --------  ---------  --------
NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS....      491     (162)      445        310     4,084
NET INCREASE IN CASH FOR
 POOLED ACQUISITION FOR THE
 TWO MONTHS ENDED DECEMBER 31,
 1996.........................       --       --        --         --       150
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD..........  $ 1,171  $ 1,662  $  1,500  $   1,500  $  1,945
                                -------  -------  --------  ---------  --------
CASH AND CASH EQUIVALENTS AT
 END OF PERIOD................  $ 1,662  $ 1,500  $  1,945  $   1,810  $  6,179
                                =======  =======  ========  =========  ========


          See accompanying Notes to Consolidated Financial Statements.

                            NEWPARK RESOURCES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1996 AND 1997 AND THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION AND PRINCIPLES OF CONSOLIDATION. Newpark Resources, Inc. ("Newpark" or the "Company") provides comprehensive environmental management and oilfield construction services to the oil and gas industry in the Gulf Coast region, principally Louisiana and Texas. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All financial statements have been restated to include the effects of the Sampey, Bilbo, Meschi, Drilling Fluids Management, Inc. ("SBM") acquisition that was accounted for as a pooling of interests. All material intercompany transactions are eliminated in consolidation.

  USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH EQUIVALENTS. All highly liquid investments with a remaining maturity of three months or less at the date of acquisition are classified as cash equivalents.

  FAIR VALUE DISCLOSURES. Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments", requires the disclosure of the fair value of all significant financial instruments. The estimated fair value amounts have been developed based on available market information and appropriate valuation methodologies. However, considerable judgment is required in developing the estimates of fair value. Therefore, such estimates are not necessarily indicative of the amounts that could be realized in a current market exchange. After such analysis, management believes the carrying values of the Company's significant financial instruments (consisting of cash and cash equivalents, receivables, payables and long-term debt) approximate fair values at December 31, 1996 and 1995.

  INVENTORIES. Inventories are stated at the lower of cost (principally average and first-in, first-out) or market. Such inventories consist of logs, supplies, and board road lumber. Board road lumber is amortized on the straight-line method over its estimated useful life of approximately one year.

  DEPRECIATION AND AMORTIZATION. Depreciation of property, plant and equipment, including interlocking board road mats, is provided for financial reporting purposes on the straight-line method over the estimated useful lives of the individual assets which range from three to forty years. For income tax purposes, accelerated methods of depreciation are used.

  The cost in excess of net assets of purchased businesses ("excess cost") is being amortized on a straight-line basis over twenty-five to forty years, except for $2,211,000 relating to acquisitions prior to 1971 that is not being amortized. Management of the Company periodically reviews the carrying value of the excess cost in relation to the current and expected operating results of the businesses which benefit therefrom in order to assess whether there has been a permanent impairment of the excess cost of the net purchased assets. Accumulated amortization on excess cost was $1,253,000 and $437,000 at December 31, 1996 and 1995, respectively.

  REVENUE RECOGNITION. Revenues from certain contracts, which are typically of short duration, are reported as income on a percentage-of-completion method. Contract revenues are recognized in the proportion that costs incurred bear to the estimated total costs of the contract. When an ultimate loss is anticipated on a contract, the entire estimated loss is recorded. Included in accounts receivable are unbilled revenues in the amounts of $6,600,000 and $8,600,000 at December 31, 1996 and 1995, respectively, all of which are due within a one year period.

                            NEWPARK RESOURCES, INC.

  INCOME TAXES. Income taxes are provided using the liability method in accordance with SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are recorded based upon differences between the financial reporting and income tax basis of assets and liabilities and are measured using the enacted income tax rates and laws that will be in effect when the differences are expected to reverse.

  NON-RECURRING EXPENSE. Results for the 1995 period include $436,000 of non-recurring cost associated with a proposed merger which was not completed.

  INTEREST CAPITALIZATION. For the years ended December 31, 1996, 1995 and 1994 the Company incurred interest cost of $4,415,000, $4,291,000, and $2,869,000 of which $515,000, $458,000, and $145,000, respectively, was capitalized on qualifying construction projects. For the nine months ended September 30, 1997 and 1996 the Company incurred interest cost of $3,461,000 and $3,296,000, respectively, of which $758,000 and $442,000, respectively, was capitalized on qualified construction projects.

  INCOME PER SHARE. Primary and fully diluted net income per share is based on the weighted average number of shares of common stock and common stock equivalents outstanding during the year. Common stock equivalents consist of stock options. All per share and weighted average share amounts have been restated to give retroactive effect to a 2-for-1 stock split, effected in the form of a 100% stock dividend, approved by the Board of Directors on October 27, 1997, a 2-for-1 stock split approved by the stockholders on May 14, 1997 and a 5% stock dividend declared and paid during 1995.

  STOCK-BASED COMPENSATION. SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations and has adopted the disclosure-only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. See Note H.

  NEW ACCOUNTING PRONOUNCEMENTS. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards Number 128 "Earnings per share" ("SFAS 128") which changes the method of calculating earnings per share (EPS). SFAS 128 requires the presentation of "basic" EPS and "diluted" EPS on the face of the statement of income. Basic EPS is computed by dividing the net income available to common stockholders by the weighted average shares of outstanding common stock. The calculation of diluted EPS is similar to basic EPS except that the denominator includes dilutive common stock equivalents such as stock options and warrants. The statement is effective for financial statements for periods ending after December 31, 1997. The Company will adopt SFAS 128 in the fourth quarter of 1997, as early adoption is not permitted. The adoption of this standard will not have a significant impact on the Company's reported EPS amounts.

  RECLASSIFICATIONS. Certain reclassifications of prior year amounts have been made to conform to the current year presentation.

B. ACQUISITIONS AND DISPOSITIONS

  On August 12, 1996, the Company acquired from Campbell Wells, Ltd. ("Campbell") substantially all of the non-landfarm assets and certain leases associated with five transfer stations located along the Gulf Coast and three receiving docks at the landfarm facilities operated by Campbell for cash consideration of $70.5 million.

                            NEWPARK RESOURCES, INC.

This acquisition has been accounted for under the purchase method and the results of the operations of the acquired business have been included in the consolidated financial statements since the date of acquisition. The purchase price was allocated based on estimated fair values at the date of acquisition. This resulted in an excess of purchase price over assets acquired of $77.2 million, of which $68.7 million is being amortized on a straight-line basis over 35 years, and $8.5 million is being amortized on a straight-line basis over 25 years.

  The following unaudited pro forma information presents a summary of consolidated results of operations of the Company and Campbell as if the acquisition and the related equity offering had occurred January 1, 1995.

                                                                1995     1996
                                                                ----     ----
                                                                (IN THOUSANDS
                                                                   EXCEPT
                                                               PER SHARE DATA)
     Revenues................................................ $124,557 $152,753
     Net income..............................................   16,018   20,460
     Net income per common and common equivalent share:
       Primary............................................... $   0.35 $   0.39
       Fully diluted.........................................     0.35     0.38

  These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional amortization expense as a result of goodwill, the net effect on operating costs related to the combined operations, reduced interest expense as a result of debt reduction from the proceeds of the offering, and the net impact of the above adjustments on income tax expense. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on January 1, 1995, or of future results of operations of the consolidated entities.

  Concurrent with the Campbell acquisition, the Company entered into an agreement to provide a certain volume of waste over a future period to Campbell. See further discussion in Note J.

  In conjunction with this acquisition and the acquisition of a new waste disposal license, the Company recorded a third quarter restructure charge of $2.4 million, $1.6 million after taxes, or $0.03 per common share. A total of approximately $1.8 million was related to the restructuring of certain of the Company's NOW processing operations and staffing changes to facilitate the integration of its operations with those recently acquired by Campbell. The Company recognized an additional $.6 million of non-recurring costs associated with the termination of processing operations at its original NORM facility at Port Arthur, Texas and the partial closure of the site.

  On August 29, 1996, the Company sold the land, buildings and certain equipment comprising substantially all of the assets of its former marine repair operation to the operator of the facility and refinanced certain advances previously made to the operator. The assets sold had previously been subject to an operating lease to the same party, and the purchase was made under the terms of a purchase option granted in the original lease. The sales price of approximately $16.0 million represents the net book value of the assets sold and refinanced. The consideration received included $1.2 million in cash, $7.2 million in notes receivable, and $7.6 million in debt obligations, which were assumed by the operator. The notes receivable are included in other assets and have been recorded at their estimated fair value which approximates the amount at which they can be prepaid at the operator's options during the term of the notes. The notes receivable include two notes, one of which is in the face amount of $8,534,000, bears interest at 5.0% per annum, with interest and principal payable at September 30, 2003. The second note is in the face amount of $600,000, bears interest at 8.0% per annum and is payable in monthly and annual installments of principal and interest through September 30, 2003. Both notes are secured by a second lien on the assets sold as well as certain guarantees of the operator. The Company has guaranteed certain of the debt obligations of the operator, which is limited to a maximum of $10 million and reduces proportionately with debt repayments made by the operator.

                            NEWPARK RESOURCES, INC.

  On February 28, 1997, Newpark issued 2,328,000 shares of its common stock in exchange for all of the outstanding common stock of SBM. SBM is a full service drilling fluids company serving the onshore and offshore Louisiana and Texas Gulf Coast drilling markets. This business combination has been accounted for as a pooling of interests, and accordingly, the consolidated financial statements for periods prior to the combination have been restated to include the accounts and results of operations of SBM.

  Prior to the combination SBM's fiscal year end was October 31. Newpark's fiscal year is December 31. In applying pooling of interests accounting, the December 31, Newpark consolidated financial statements were combined with the October 31 SBM financial statements for all years presented.

  Operating results prior to the combination of the separate companies and the combined amounts presented in the consolidated financial statements are summarized below:

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                            1995        1996
                                                         ----------- -----------
                                                             (IN THOUSANDS)
      Revenues:
        Newpark......................................... $    97,982 $   121,542
        SBM.............................................       7,738      14,432
                                                         ----------- -----------
        Combined........................................ $   105,720 $   135,974
                                                         =========== ===========
      Net Earnings:
        Newpark......................................... $    12,236 $    18,453
        SBM.............................................         306          50
                                                         ----------- -----------
        Combined........................................ $    12,542 $    18,503
                                                         =========== ===========

  In addition to SBM, Newpark acquired several other companies in 1997. Certain of these acquisitions have been accounted for by the purchase method and include the results of operations of the acquired companies since their respective acquisition dates in 1997. These acquisitions were completed in exchange for an aggregate of 1,193,332 shares of Newpark common stock. The historical results of operations related to these acquisitions individually and in the aggregate were not considered significant in relation to the financial reporting requirements of Newpark.

  Also during 1997, Newpark acquired two additional companies, the acquisitions of which have been accounted for as pooling of interests. These combinations were completed in exchange for an aggregate of 1,168,000 shares of Newpark common stock. Prior year financial statements have not been restated because the financial information related to these entities individually and in the aggregate were not considered significant in relation to the financial reporting requirements of Newpark. The results of operations related to these entities during 1997, prior to the combination dates, were also not considered significant.

C. PROPERTY, PLANT AND EQUIPMENT

  The Company's investment in property, plant and equipment at December 31, 1996 and 1995 is summarized as follows:

                                                               1995      1996
                                                              -------  --------
                                                               (IN THOUSANDS)
      Land................................................... $ 5,072  $  2,411
      Buildings and improvements.............................  30,172    17,258
      Machinery and equipment................................  44,203    53,297
      Board road mats........................................  46,386    78,881
      Other..................................................   2,584     2,579
                                                              -------  --------
                                                              128,417   154,426
      Less accumulated depreciation.......................... (42,898)  (39,756)
                                                              -------  --------
                                                              $85,519  $114,670
                                                              =======  ========

                            NEWPARK RESOURCES, INC.

D. CREDIT ARRANGEMENTS AND LONG-TERM DEBT

  Credit arrangements and long-term debt consisted of the following at December 31, 1996 and 1995:

                                                               1995     1996
                                                              -------  -------
                                                              (IN THOUSANDS)
     Bank--line of credit.................................... $18,378  $11,778
     Bank--term note.........................................  25,000   27,223
     Bank--line of credit....................................      --    2,350
     Building loan...........................................     482    1,799
     Acquisition financing due in 1999 with an
      interest rate of 7%....................................      --    1,375
     Note payable to stockholder at 10% due in 2000..........     484      382
     Assets subject to lease, financed through 2001 with an
      interest rate of 10.1%.................................   8,075       --
     Acquisition financing due in 1996 with an interest rate
      of 8%..................................................     327       --
     Other, principally installment notes secured by machin-
      ery and equipment, payable through 2001 with interest
      at 3.3% to 13.5%.......................................   2,204    1,747
                                                              -------  -------
                                                               54,950   46,654
     Less: current maturities of long-term debt..............  (7,844) (11,736)
                                                              -------  -------
     Long-term portion....................................... $47,106  $34,918
                                                              =======  =======

  As of September 30, 1997, the Company maintained a $90.0 million bank credit facility in the form of a revolving line of credit commitment. As of December 31, 1996, the Company maintained a $60.0 million bank credit facility with $25.0 million in the form of a revolving line of credit commitment and $35.0 million in a term note. The credit facility is secured by a pledge of substantially all of the Company's accounts receivable, inventory and property, plant, and equipment. It bears interest at either a specified prime rate (8.25% at December 31, 1996 and 8.5% at September 30, 1997) or the LIBOR rate (5.563% at December 31, 1996 and 5.77% at September 30, 1997) plus a spread which is determined quarterly based upon the ratio of the Company's funded debt to cash flow. The average interest rate for the year ended December 31, 1996 was 7.41%. The line of credit requires monthly interest payments and matures on June 30, 2000. At December 31, 1996, $1.8 million of letters of credit were issued and outstanding, leaving a net of $23.2 million available for cash advances under the line of credit, against which $11.8 million had been borrowed. At September 30, 1997, $2.0 million of letters of credit were issued and outstanding and $73.07 million had been borrowed. The outstanding balance on the term note at December 31, 1996 was $27.2 million. The average interest rate for the year ended December 31, 1996 was 7.82%. The credit facility requires that the Company maintain certain specified financial ratios and comply with other usual and customary requirements. The Company was in compliance with the respective agreements at December 31, 1996 and at September 30, 1997.

  In November 1996, an amendment to the credit facility was approved by the banks, which eliminated the monthly borrowing base determination, reduced certain of the restrictive and compliance covenants contained in the facility, and reduced the frequency of financial reporting.

                            NEWPARK RESOURCES, INC.

  The Company also had an additional revolving credit loan agreement whereby it could borrow a maximum of $2,500,000. Borrowings under this revolving credit loan agreement were limited to the amount of certain accounts receivable and inventory. The aggregate advances outstanding as of December 31, 1996 totaled $2,350,000, due August 30, 1997. Under the terms of the agreement, interest was payable monthly at the bank's prime rate plus 1%. This line of credit was paid in full subsequent to December 31, 1996.

  Maturities of long-term debt are $11,736,000 in 1997, $21,099,000 in 1998,
$8,466,000 in 1999, $4,105,000 in 2000, $180,000 in 2001 and $1,068,000
thereafter.

E. INCOME TAXES

  The provision for income taxes charged to operations is principally U. S. Federal tax as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                      1994      1995     1996
                                                     -------  -------- --------
                                                          (IN THOUSANDS)
      Current tax expense........................... $   115  $  1,632 $  3,670
      Deferred tax expense (benefit)................    (367)    3,326    6,168
                                                     -------  -------- --------
      Total provision (benefit)..................... $  (252) $  4,958 $  9,838
                                                     =======  ======== ========

  The deferred tax expense (benefit) includes a decrease in the valuation allowance for deferred tax assets of $236,000, $1,700,000, and $3,129,000 for 1996, 1995 and 1994, respectively.

  The effective income tax rate is reconciled to the statutory federal income tax rate as follows:

                                YEAR ENDED DECEMBER 31,
                                ---------------------------
                                  1994      1995     1996
                                --------   -------  -------
      Income tax expense at
       statutory rate.........      34.0%     34.0%    35.0%
      Non-deductible portion
       of business expenses...      (2.4)      1.4      1.0
      Tax benefit of NOL uti-
       lization...............     (36.6)     (9.7)    (1.0)
      Other...................       2.3       2.6      (.3)
                                --------   -------  -------
      Total income tax expense
       (benefit)..............      (2.7)%    28.3     34.7%
                                ========   =======  =======

  For federal income tax purposes, the Company has net operating loss carryforwards ("NOLs") of approximately $10 million (net of amounts disallowed pursuant to IRC Section 382) that, if not used, will expire in 1999 through 2010. The Company also has approximately $4 million of alternative minimum tax credit carryforwards, which are not subject to expiration and are available to offset future regular income taxes subject to certain limitations. These carryforwards have been recognized for financial reporting purposes.

                            NEWPARK RESOURCES, INC.

  Temporary differences and carryforwards which give rise to a significant portion of deferred tax assets and liabilities at December 31, 1996 and 1995 are as follows:

                                                               1995     1996
                                                              -------  -------
                                                              (IN THOUSANDS)
      Deferred tax assets:
        Net operating losses................................. $ 8,769  $ 4,424
        Accruals not currently deductible....................      --    3,041
        Alternative minimum tax credits......................   1,592    4,028
        All other............................................     398    1,496
                                                              -------  -------
          Total deferred tax assets..........................  10,759   12,989
        Valuation allowance..................................    (236)      --
                                                              -------  -------
          Net deferred tax assets............................ $10,523  $12,989
                                                              -------  -------
      Deferred tax liabilities:
        Depreciation......................................... $ 8,783  $11,032
        Amortization.........................................   1,823      726
        All other............................................   1,177    3,194
                                                              -------  -------
          Total deferred tax liabilities.....................  11,783   14,952
                                                              -------  -------
          Total net deferred tax liabilities................. $(1,260) $(1,963)
                                                              =======  =======

  Under SFAS No. 109 a valuation allowance must be established to offset a deferred tax asset if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. At December 31, 1995, the deferred tax liabilities of the consolidated group exceeded the deferred tax assets, therefore a deferred tax benefit was recorded for the full amount of the remaining federal NOLs. The valuation allowance at December 31, 1995, related to certain state NOLs that were not yet recognized in the financial statements. At December 31, 1996, the Company recognized a deferred tax benefit for these state NOLs for financial reporting purposes. The Company believes that its estimate of future earnings based on contracts in place, the overall improved gas market, and its prior earnings trend supports the recorded net state deferred tax asset.

F. PREFERRED STOCK

  The Company has been authorized to issue up to 1,000,000 shares of Preferred Stock, $.01 par value, none of which are issued or outstanding at September 30, 1997.

G. COMMON STOCK

  On May 14, 1997, the stockholders of the Company approved an increase in the number of authorized common stock shares to 80,000,000. This allowed the Company to effect a 2-for-1 stock split authorized by the Board of Directors on February 26, 1997. Another 2-for-1 stock split, effected in the form of a 100% stock dividend, was approved by the Board of Directors on October 27, 1997. All share and per share amounts have been adjusted retroactively to reflect these stock splits.

                            NEWPARK RESOURCES, INC.

  Changes in outstanding Common Stock for the years ended December 31, 1996, 1995, and 1994 were as follows:

                                                        1994     1995     1996
                                                      -------- -------- --------
                                                       (IN THOUSANDS OF SHARES)
      Outstanding, beginning of year.................   41,760   42,272   44,864
      Dividend shares issued.........................       --    2,020       --
      Shares issued for pubic offering...............       --       --   13,800
      Shares issued to settle royalty obligations....       --       --      434
      Shares issued to acquire mat patent rights.....       --       --      276
      Shares issued upon exercise of options.........      512      572    1,064
                                                      -------- -------- --------
        Outstanding, end-of-year.....................   42,272   44,864   60,438
                                                      ======== ======== ========

H. STOCK OPTION PLANS

  At December 31, 1996, the Company had four stock-based compensation plans, which are described below. The Company applies Accounting Principles Board Opinion 25 ("APB 25") and related Intrepretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans as the exercise price of all stock options granted thereunder is equal to the fair value at the date of grant. Had compensation costs for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of Financial Accounting Standards Board Statement No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                            1995        1996
                                                         ----------- -----------
                                                             (IN THOUSANDS,
                                                         EXCEPT PER SHARE DATA)
      Net income............................ As reported $    12,542 $    18,503
                                             Pro forma        12,208      17,541
      Primary earnings per share............ As reported        0.27        0.35
                                             Pro forma          0.26        0.33
      Fully diluted earnings per share...... As reported        0.27        0.35
                                             Pro forma          0.26        0.33

  The fair value of each option grant is estimated on the date of grant using the Black- Scholes option-pricing model with the following assumptions for grants in 1996: no dividend yield; expected volatility of 40.8%; risk-free interest rate of 6.2%; and expected life of 4 years. The following assumptions were used for options granted in 1995: no dividend yield; expected volatility of 41.6%; risk-free interest rate of 6.0%; and expected life of 4 years.

                            NEWPARK RESOURCES, INC.

  A summary of the status of the Company's four stock option plans as of December 31, 1996, and 1995, and changes during the periods ending on those dates is presented below:

                                        YEARS ENDED DECEMBER 31,
                           -----------------------------------------------------
                                     1995                       1996
                           ------------------------- ---------------------------
                                        WEIGHTED-                   WEIGHTED-
                                         AVERAGE                     AVERAGE
                            SHARES    EXERCISE PRICE   SHARES     EXERCISE PRICE
                           ---------  -------------- -----------  --------------
Outstanding at beginning
 of year.................  2,159,924      $2.54        3,980,032      $3.26
  Granted................  2,327,000       3.85        1,264,000       8.16
  Exercised..............   (548,668)      2.17       (1,066,768)      2.73
  Dividend...............    130,440       3.29               --         --
  Canceled...............    (88,664)      3.43          (67,132)      3.78
                           ---------                 -----------
Outstanding at end of
 year....................  3,980,032       3.26        4,110,132       4.90
                           =========                 ===========
Weighted-average fair
 value of options granted
 during the year.........  $    1.55                 $      3.28

  The following table summarizes information about stock options outstanding at December 31, 1996:

                                         OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
                         --------------------------------------------------- --------------------------
        RANGE OF                         WEIGHTED-AVERAGE       WEIGHTED-                  WEIGHTED-
        EXERCISE           NUMBER           REMAINING            AVERAGE       NUMBER       AVERAGE
         PRICES          OUTSTANDING CONTRACTUAL LIFE (YEARS) EXERCISE PRICE EXERCISABLE EXERCISE PRICE
        --------         ----------- ------------------------ -------------- ----------- --------------
$1.73 to $2.35..........    435,196            3.87               $2.00         363,868      $1.98
$3.28 to $4.94..........  2,434,936            5.48                3.72         932,996       3.66
$6.13 to $9.31..........  1,240,000            6.87                8.22              --         --
                          ---------                                           ---------
    Total...............  4,110,132                                           1,296,864
                          =========                                           =========

  The Amended and Restated Newpark Resources, Inc. 1988 Incentive Stock Option Plan (the "1988 Plan") was adopted by the Board of Directors on June 22, 1988 and thereafter was approved by the stockholders. The 1988 Plan was amended and restated by the Board of Directors and stockholders in 1992 to increase the number of shares of Common Stock issuable thereunder from 420,000 to 1,890,000; was further amended by the Board of Directors and stockholders in 1994 to increase the number of shares of Common Stock issuable thereunder from 1,890,000 to 2,730,000, and was further amended by the Board of Directors and stockholders in 1995 to increase the number of shares of Common Stock issuable thereunder from 2,730,000 to four million shares. An option may not be granted for an exercise price less than the fair market value on the date of grant and may have a term of up to ten years.

  The 1992 Directors' Stock Option Plan (the "1992 Directors' Plan") was adopted on October 21, 1992 by the Compensation Committee and, thereafter, was approved by the stockholders in 1993.

  The purpose of the 1992 Directors' Plan was to provide two directors ("Optionees") additional compensation for their services to Newpark and to promote an increased incentive and personal interest in the welfare of Newpark by such directors. The Optionees were each granted a stock option to purchase 210,000 shares of Common Stock at an exercise price of $2.08 per share, the fair market value of the Common Stock on the date of grant for a term of ten years. No additional options may be granted under the Directors' Plan. At December 31, 1996, all options had been exercised under this plan.

                            NEWPARK RESOURCES, INC.

  The 1993 Non-Employee Directors' Stock Option Plan (the "1993 Non-Employee Directors' Plan") was adopted on September 1, 1993 by the Board of Directors and, thereafter, was approved by the stockholders in 1994. Non-employee directors are not eligible to participate in any other stock option or similar plan currently maintained by Newpark. The purpose of the 1993 Non-Employee Directors' Plan is to promote an increased incentive and personal interest in the welfare of Newpark by those individuals who are primarily responsible for shaping the long-range plans of Newpark, to assist Newpark in attracting and retaining on the Board persons of exceptional competence and to provide additional incentives to serve as a director of Newpark.

  Upon the adoption of the 1993 Non-Employee Directors' Plan, the five non-employee directors were each granted a stock option to purchase 63,000 shares of Common Stock at an exercise price of $2.14 per share, the fair market value of the Common Stock on the date of grant. In addition, each new Non-Employee Director, on the date of his or her election to the Board of Directors automatically will be granted a stock option to purchase 63,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. The determination of fair market value of the Common Stock is based on market quotations. On November 2, 1995, the Board of Directors adopted, and the stockholders approved on June 12, 1996, amendments to the Non-Employee Directors' Plan to increase the maximum number of shares issuable thereunder from 630,000 to 840,000 and to provide for the automatic grant at five year intervals of additional stock options to purchase 42,000 shares of Common Stock to each non-employee director who continues to serve on the Board. At December 31, 1996, 105,000 options had been exercised under the 1993 Non-Employee Directors' Plan.

  On November 2, 1995, the Board of Directors adopted, and on June 12, 1996 the stockholders approved, the Newpark Resources, Inc. 1995 Incentive Stock Option Plan (the "1995 Plan"), pursuant to which the Compensation Committee may grant incentive stock options and nonstatutory stock options to designated employees of Newpark. Initially, a maximum of 2,100,000 shares of Common Stock may be issued under the 1995 Plan, with such maximum number increasing on the last business day of each fiscal year of Newpark, commencing with the last business day of the fiscal year ending December 31, 1996, by a number equal to 1.25% of the number of shares of Common Stock issued and outstanding on the close of business on such date, with a maximum number of shares of Common Stock that may be issued upon exercise of options granted under the 1995 Plan being limited to 5,250,000. At December 31, 1996 there were 1,584,000 options outstanding under the 1995 plan, 168,000 of which were exercisable.

I. SUPPLEMENTAL CASH FLOW INFORMATION

  During 1996, the Company's noncash transactions included the acquisition of certain patents and exclusivity rights in exchange for 354,364 shares of the Company's common stock and $5,700,000 in cash. In connection with the purchase of certain of these patents the Company recorded a deferred tax liability of $767,000. Transfers from inventory to fixed assets of $4,625,000 were also made during the period. As discussed in Note B, the Company sold and refinanced $16,000,000 of certain assets in exchange for $7,200,000 of notes receivable, $1,200,000 in cash and the assumption by the buyer of $7,600,000 in debt obligations.

  During 1994, the Company's noncash transactions included the consummation of the sale of the operations of the Company's marine repair business for $661,000 in cash and a $400,000 note receivable.

  Included in accounts payable and accrued liabilities at December 31, 1996, 1995 and 1994, were equipment purchases of $1,283,000, $4,141,000 and $774,000, respectively. Included in accounts payable and accrued liabilities at September 30, 1997 and 1996 were equipment purchases of $3,466,000 and $1,498,000, respectively Also included are notes payable for equipment purchases in the amount of $83,000 at September 30, 1997.

                            NEWPARK RESOURCES, INC.

  Interest of $4,217,000, $4,290,000 and $2,713,000, was paid in 1996, 1995 and 1994, respectively and interest of $3,308,000 and $3,371,000 was paid during the nine months ended September 30, 1997 and 1996, respectively. Income taxes of $3,186,000, $56,000 and $90,200 were paid in 1996, 1995 and 1994, respectively and income taxes of $4,151,000 and $3,163,000 were paid during the nine months ended September 30, 1997, and 1996, respectively.

J. COMMITMENTS AND CONTINGENCIES

  Newpark and its subsidiaries are involved in litigation and other claims or assessments on matters arising in the normal course of business. In the opinion of management, any recovery or liability in these matters will not have a material adverse effect on Newpark's consolidated financial statements.

  In conjunction with the closing of the Campbell acquisition, the Company acquired Disposeco, thereby assuming the obligations provided in the "NOW Disposal Agreement" between Disposeco and Campbell. The NOW Disposal Agreement provides that for each of the 25 years following the closing, Newpark will deliver to Campbell for disposal at its landfarms the lesser of one-third of the barrels from a defined market area or 1,850,000 barrels of NOW, subject to certain adjustments. The initial price per barrel to be paid by Newpark to Campbell is $5.50 per barrel and is subject to adjustment in future years. Prior to any adjustments, Newpark's obligation is $10,175,000 annually. In addition, the liability of Newpark under the agreement is reduced by certain prohibited revenues earned by Campbell or Sanifill.

  During 1992, the State of Texas assessed additional sales taxes for the years 1988-1991. The Company has filed a petition for redetermination with the Comptroller of Public Accounts. The Company believes that the ultimate resolution of this matter will not have a material adverse effect on the consolidated financial statements.

  In the normal course of business, in conjunction with its insurance programs, the Company has established letters of credit in favor of certain insurance companies in the amount of $1,650,000 at September 30, 1997, and $1,750,000 and $2,825,000 at December 31, 1996 and 1995, respectively. At
September 30, 1997, and December 31, 1996 the Company had outstanding guaranty obligations totaling $865,000 respectively, in connection with facility closure bonds issued by an insurance company. At December 31, 1995, such outstanding guaranty obligations totaled $469,000.

  Since May 1988, the Company has held the exclusive right to use a patented prefabricated mat system with respect to the oil and gas exploration and production industry within the State of Louisiana. On June 20, 1994, the Company entered into a new license agreement by which it obtained the exclusive right to use the same patented prefabricated mat system, without industry restriction, throughout the continental United States. The license agreement requires, among other things, that the company purchase a minimum of 20,000 mats annually through 2003. The Company has met this annual mat purchase requirement since the inception of the agreement. Any purchases in excess of that level may be applied to future annual requirements. The Company's annual commitment to maintain the agreement in force is currently estimated to be $4,600,000.

  On August 29, 1996, the Company sold the land, buildings and certain equipment comprising substantially all of the assets of its former marine repair operation to the operator of the facility. These assets had previously been subject to an operating lease to the same party, and the purchase was made under the terms of a purchase option granted in the original lease. The Company has guaranteed certain of the debt obligations of the operator, which is limited to a maximum of $10 million and reduces proportionately with debt repayments made by the operator.

  At December 31, 1995, the Company had outstanding a letter of credit in the amount of $3,816,000 issued to a state regulatory agency to assure funding for future site closure obligations at its NORM processing facility.

                            NEWPARK RESOURCES, INC.

  The Company leases various manufacturing facilities, warehouses, office space, machinery and equipment and transportation equipment under operating leases with remaining terms ranging from one to ten years with various renewal options. Substantially all leases require payment of taxes, insurance and maintenance costs in addition to rental payments. Total rental expenses for all operating leases were $5,251,000, $5,253,000, and $4,090,000, in 1996, 1995 and
1994, respectively.

  Future minimum payments under noncancelable operating leases, with initial or remaining terms in excess of one year are: $3,093,000 in 1997, $2,581,000 in 1998, $2,402,000 in 1999, $2,233,000 in 2000, $1,548,000 in 2001, and
$1,070,000 thereafter.

  Capital lease commitments are not significant.

K. BUSINESS AND CREDIT CONCENTRATION

  During 1996 two customers each accounted for greater than 10% of revenues. One customer accounted for approximately 16% and 15%, $21,620,000 and $15,890,000, of total revenues for 1996 and 1995, respectively. The other customer accounted for 9.4%, or $12,836,000, of revenues for 1996. In 1994, the Company did not derive ten percent or more of its revenues from sales to any single customer.

  Export sales are not significant.

L. CONCENTRATIONS OF CREDIT RISK

  Financial instruments which potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and trade accounts and notes receivable.

  The Company maintains cash and cash equivalents with various financial institutions. These financial institutions are located throughout the Company's trade area and company policy is designed to limit exposure to any one institution. As part of the Company's investment strategy, the Company performs periodic evaluations of the relative credit standing of these financial institutions.

  Concentrations of credit risk with respect to trade accounts and notes receivable are limited due to the large number of entities comprising the Company's customer base, and for notes receivable, the required collateral. The Company maintains an allowance for losses based upon the expected collectibility of accounts and notes receivable.

M. SUPPLEMENTAL SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                      QUARTER ENDED
                                         ---------------------------------------
                                          MAR 31    JUN 30    SEP 30    DEC 31
                                         --------- --------- --------- ---------
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
      FISCAL YEAR 1995
      Revenues.......................... $  24,680 $  24,938 $  26,555 $  29,547
      Operating income..................     4,009     5,030     5,682     6,825
      Net income........................     2,772     3,423     2,829     3,518
      Net income per share
        Primary.........................      0.06      0.08      0.06      0.08
        Fully diluted...................      0.06      0.08      0.06      0.08
      FISCAL YEAR 1996
      Revenues.......................... $  28,373 $  29,091 $  33,172 $  45,338
      Operating income..................     6,102     6,955     7,227    11,734
      Net income........................     3,317     3,973     4,016     7,197
      Net income per share
        Primary.........................      0.07      0.09      0.07      0.12
        Fully diluted...................      0.07      0.09      0.07      0.12

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS OR ANY OF THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES OR GUARANTEES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGES IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF.

                                ________________

              TABLE OF CONTENTS
                                            PAGE
                                            ----
Available Information                        iii
Incorporation of Certain Documents
  by Reference                                iv
Cautionary Notice Regarding Forward
  Looking Statements                          iv
Prospectus Summary                             1
Risk Factors                                  14
The Exchange Offer                            20
Use of Proceeds                               32
Capitalization                                32
Selected Consolidated Financial
  and Operating Data                          33
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations                               34
Business                                      41
Management                                    60
Description of Certain Other Indebtedness     62
Description of the Exchange Notes             63
Description of Certain Federal Income
  Tax Consequences of an Investment
  in the Exchange Notes                      102
Plan of Distribution                         104
Legal Matters                                105
Independent Auditors                         105
Index to Consolidated Financial
  Statements                                 F-1
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                  $125,000,000

                              [LOGO APPEARS HERE]


                            NEWPARK RESOURCES, INC.


                               OFFER TO EXCHANGE

                          8 5/8% SENIOR SUBORDINATED
                           NOTES DUE 2007, SERIES B
                        FOR 8 5/8% SENIOR SUBORDINATED
                           NOTES DUE 2007, SERIES A


                                 ------------
                                  PROSPECTUS
                                 ------------




                                     , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "GCL") permits a corporation to, and the registrant's bylaws require that it, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     As permitted under Section 145 of the GCL, the registrant's bylaws also provide that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     In addition, the indemnification provided by section 145 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     The registrant's Certificate of Incorporation (the "Certificate") provides that the registrant shall indemnify, to the fullest extent permitted by law, each of its officers, directors, employees and agents who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the registrant. The Certificate also provides that, to the fullest extent permitted by law, no director of the registrant shall be liable to the registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director.

     The Certificate also provides that the registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability incurred by such person in any such capacity, or arising out of his status as such, regardless of whether the registrant is empowered to indemnify such person under the provisions of law. Newpark does not currently maintain any such insurance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits

     4.1 Indenture, dated as of December 17, 1997, among Newpark Resources, Inc., each of the Guarantors identified therein and State Street Bank and Trust Company, as Trustee.

     4.2 Registration Rights Agreement, dated as of December 10, 1997, among Newpark Resources, Inc., each of the Guarantors identified therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Morgan Grenfell Inc., and Salomon Brothers Inc.

     4.3 Form of the Newpark Resources, Inc. 8 5/8% Senior Subordinated Notes due 2007, Series A (contained in the Indenture filed as Exhibit 4.1).

     4.4 Form of the Newpark Resources, Inc. 8 5/8% Senior Subordinated Notes due 2007, Series B (contained in the Indenture filed as Exhibit 4.1).

     4.5 Form of Guarantees of the Newpark Resources, Inc. 8 5/8% Senior Subordinated Notes due 2007 (contained in the Indenture filed as Exhibit 4.1).

     5.1  Opinion of Ervin, Cohen & Jessup LLP.*

     10.1 Purchase Agreement, dated as of December 10, 1997, among Newpark Resources, Inc., each of the Guarantors identified therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Morgan Grenfell Inc., and Salomon Brothers Inc.

     12.1 Statements re computation of ratios of earnings to fixed charges.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Ervin, Cohen & Jessup LLP (included in Exhibit 5.1).*

     24.1 Powers of Attorney (included on the signature pages to this Registration Statement).

     25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of State Street Bank and Trust Company.

     99.1 Form of Letter of Transmittal.

     99.2 Form of Notice of Guaranteed Delivery.
__________
* To be filed by amendment.

ITEM 22.  UNDERTAKINGS

A.   The registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

E. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    NEWPARK RESOURCES, INC.


                                    By   /s/ James D. Cole
                                      ------------------------------------
                                      James D. Cole, Chairman of the Board,
                                      President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          Chairman of the Board, President   January 28, 1998
----------------------     and Chief Executive Officer
James D. Cole

/s/ Matthew W. Hardey      Vice President of Finance          January 28, 1998
----------------------     and Chief Financial Officer
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Controller                         January 28, 1998
----------------------
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Executive Vice President           January 28, 1998
-------------------------  and Director
Wm. Thomas Ballantine


/s/ Dibo Attar             Director                           January 28, 1998
-------------------------
Dibo Attar

     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ W.W. Goodson           Director                           January 28, 1998
---------------------
W. W. Goodson


/s/ David P. Hunt          Director                           January 28, 1998
---------------------
David P. Hunt


/s/ Dr. Alan J. Kaufman    Director                           January 28, 1998
-----------------------
Dr. Alan J. Kaufman


/s/ James H. Stone         Director                           January 28, 1998
-----------------------
James H. Stone

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    SOLOCO, L.L.C.


                                    By    /s/ James D. Cole
                                      -------------------------------------
                                      James D. Cole, Chairman of the Board
                                      and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          Chairman of the Board, President   January 28, 1998
----------------------     and Chief Executive Officer
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer)
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Vice President and Director        January 28, 1998
-------------------------
Wm. Thomas Ballantine


/s/ Ronald Latiolais       President and Director             January 28, 1998
-------------------------
Ronald Latiolais

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    SOLOCO TEXAS, L.P.

                                    By:  Newpark Holdings, Inc., General Partner


                                         By   /s/ James D. Cole
                                           ---------------------------------
                                           James D. Cole, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          President and Director             January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Executive Vice President           January 28, 1998
-------------------------  and Director
Wm. Thomas Ballantine

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    BATSON-MILL, L.P.

                                    By:  Newpark Holdings, Inc., General Partner


                                         By   /s/ James D. Cole
                                           ---------------------------------
                                             James D. Cole, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          President and Director             January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Executive Vice President           January 28, 1998
-------------------------  and Director
Wm. Thomas Ballantine

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    NEWPARK TEXAS, L.L.C.


                                    By   /s/ James D. Cole
                                      ----------------------------------
                                      James D. Cole, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          President and Director             January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Executive Vice President           January 28, 1998
-------------------------  and Director
Wm. Thomas Ballantine

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    NEWPARK HOLDINGS, INC.


                                    By   /s/ James D. Cole
                                      ----------------------------
                                      James D. Cole, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          President and Director             January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Executive Vice President           January 28, 1998
-------------------------  and Director
Wm. Thomas Ballantine

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    NEWPARK ENVIRONMENTAL
                                    MANAGEMENT COMPANY, L.L.C.


                                    By   /s/ James D. Cole
                                      ------------------------------------
                                      James D. Cole, Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          Chairman of the Board              January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Vice President and Director        January 28, 1998
-------------------------
Wm. Thomas Ballantine


/s/ Frank Boudreaux        President and Director             January 28, 1998
-------------------------
Frank Boudreaux

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    NEWPARK ENVIRONMENTAL SERVICES OF TEXAS L.P.

                                    By:  Newpark Holdings, Inc., General Partner


                                         By   /s/ James D. Cole
                                           ---------------------------------
                                           James D. Cole, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          President and Director             January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Executive Vice President           January 28, 1998
-------------------------  and Director
Wm. Thomas Ballantine

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    NEWPARK DRILLING FLUIDS, INC.


                                    By   /s/ James D. Cole
                                      -----------------------------------
                                      James D. Cole, Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          Chairman of the Board              January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Vice President and Director        January 28, 1998
-------------------------
Wm. Thomas Ballantine

/s/ James A. Sampey        President and Director             January 28, 1998
-------------------------
James A. Sampey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    SUPREME CONTRACTORS, INC.


                                    By   /s/ James D. Cole
                                      ------------------------------------
                                      James D. Cole, Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          Chairman of the Board              January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer)
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Vice President and Director        January 28, 1998
-------------------------
Wm. Thomas Ballantine


/s/ Mark L. Phillips       President and Director             January 28, 1998
-------------------------
Mark L. Phillips


/s/ Ronald Latiolais       Vice President and Director        January 28, 1998
--------------------
Ronald Latiolais

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    EXCALIBAR MINERALS, INC.


                                    By   /s/ James D. Cole
                                      -------------------------------------
                                      James D. Cole, Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          Chairman of the Board              January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Vice President and Director        January 28, 1998
-------------------------
Wm. Thomas Ballantine

/s/ Thomas E. Eisenman     President and Director             January 28, 1998
-------------------------
Thomas E. Eisenman

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    EXCALIBAR MINERALS OF LA., L.L.C.


                                    By   /s/ James D. Cole
                                      ------------------------------------
                                      James D. Cole, Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          Chairman of the Board              January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Vice President and Director        January 28, 1998
-------------------------
Wm. Thomas Ballantine

/s/ Thomas E. Eisenman     President and Director             January 28, 1998
-------------------------
Thomas E. Eisenman

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    CHEMICAL TECHNOLOGIES, INC.


                                    By   /s/ James D. Cole
                                      ------------------------------------
                                      James D. Cole, Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          Chairman of the Board              January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Vice President and Director        January 28, 1998
-------------------------
Wm. Thomas Ballantine

/s/ James A. Sampey        President and Director             January 28, 1998
---------------------------
James A. Sampey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    NEWPARK TEXAS DRILLING FLUIDS, L.P.

                                    By:  Newpark Holdings, Inc., General Partner


                                         By   /s/ James D. Cole
                                           ---------------------------------
                                           James D. Cole, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          President and Director             January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Executive Vice President           January 28, 1998
-------------------------  and Director
Wm. Thomas Ballantine

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    NES PERMIAN BASIN, L.P.

                                    By:  Newpark Holdings, Inc., General Partner


                                         By   /s/ James D. Cole
                                           -----------------------------
                                           James D. Cole, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          President and Director             January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Executive Vice President           January 28, 1998
-------------------------  and Director
Wm. Thomas Ballantine

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    NEWPARK ENVIRONMENTAL SERVICES, INC.


                                    By   /s/ James D. Cole
                                      -------------------------------------
                                      James D. Cole, Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          Chairman of the Board              January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Vice President and Director        January 28, 1998
-------------------------
Wm. Thomas Ballantine

/s/ Frank Boudreaux        President and Director             January 28, 1998
-------------------------
Frank Boudreaux

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    NID, L.P.

                                    By:  Newpark Holdings, Inc., General Partner


                                         By   /s/ James D. Cole
                                           ----------------------------------
                                           James D. Cole, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          President and Director             January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Executive Vice President           January 28, 1998
-------------------------  and Director
Wm. Thomas Ballantine

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    BOCKMON CONSTRUCTION COMPANY, INC.


                                    By   /s/ James D. Cole
                                      -------------------------------------
                                      James D. Cole, Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          Chairman of the Board              January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  President and Director             January 28, 1998
-------------------------
Wm. Thomas Ballantine

/s/ Hill Dishman           President and Director             January 28, 1998
------------------------
Hill Dishman


/s/ Ronald Latiolais       Vice President and Director        January 28, 1998
--------------------
Ronald Latiolais

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    NEWPARK ENVIRONMENTAL SERVICES
                                    MISSISSIPPI, L.P.

                                    By:  Newpark Holdings, Inc., General Partner


                                         By   /s/ James D. Cole
                                           ------------------------------
                                           James D. Cole, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          President and Director             January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Executive Vice President           January 28, 1998
-------------------------  and Director
Wm. Thomas Ballantine

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    NEWPARK SHIPHOLDING TEXAS, L.P.

                                    By:  Newpark Holdings, Inc., General Partner


                                         By   /s/ James D. Cole
                                           ----------------------------
                                           James D. Cole, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          President and Director             January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Wm. Thomas Ballantine  Executive Vice President           January 28, 1998
-------------------------  and Director
Wm. Thomas Ballantine

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 28, 1998.

                                    MALLARD & MALLARD OF LA, INC.


                                    By   /s/ James D. Cole
                                      ------------------------------------
                                      James D. Cole, Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                         DATE
     ---------                      -----                         ----

/s/ James D. Cole          Chairman of the Board              January 28, 1998
----------------------
James D. Cole

/s/ Matthew W. Hardey      Vice President (Principal          January 28, 1998
----------------------     Financial Officer) and Director
Matthew W. Hardey


/s/ Kathleen D. Lacoste    Principal Accounting               January 28, 1998
----------------------     Officer
Kathleen D. Lacoste


/s/ Ronald Latiolais       President and Director             January 28, 1998
-------------------------
Ronald Latiolais

/s/ Wm. Thomas Ballantine  Vice President and Director        January 28, 1998
-------------------------
Wm. Thomas Ballantine